UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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The Cigna Group
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED MARCH 6, 2023
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that The Cigna Group intends to release definitive copies of this proxy statement to security holders on or about March 17, 2023.

# Key Developments

Our Board and management are committed to principles of good corporate governance consistent with prudent management and enhancement of shareholder value. These principles emphasize transparency, accountability, fairness and independence. Throughout this Proxy Statement, we seek to highlight key elements of our governance framework that underscore our commitment. Below, we highlight key developments throughout 2022 that we believe are important to our shareholders where we have focused on or will continue to focus in 2023.

## Board Governance

In 2022, one of our Board members (John Partridge) retired from service. Today, our Board composition is 40% female and 30% ethnically/racially diverse, with a 6-year average tenure and approximately 70% of our Board below that average. These are differentiators among S&P 500 companies. Additionally, 2022 was the first year that we implemented our combined Chair/CEO structure with Eric Wiseman serving as our lead independent director. Starting in the third quarter of 2022, the Board engaged in a robust self-assessment process, led by the Corporate Governance Committee Chair, which included an assessment of whether the structure was effective, the performance of the Chair/CEO and the performance of the lead independent director. Factors that were considered include: the quality of information provided to directors, access to management, effectiveness of Board meetings and focus of the Board on critical topics (such as strategy and CEO succession). At the end of the year, the process culminated in meaningful engagement and review by the Board on what was working well and what could be improved, including specific feedback for the Chair/CEO, the lead independent director and the committee chairs. As part of the discussions, the Board affirmed its continued support for the Chair/CEO structure on an ongoing basis.

## Shareholder Engagement

Throughout 2022, in addition to normal course engagement of our Investor Relations team with shareholders, we invited holders of 74% of our outstanding stock, including our 100 largest shareholders, to engage with us to discuss corporate governance topics. This resulted in engagement with holders of 42% of our outstanding stock on a range of topics including: shareholder rights; Board composition and refreshment; executive compensation and human capital matters; and ESG initiatives, including diversity, equity and inclusion efforts. Summaries of these discussions were shared with our senior most leaders, as well as the Board and its committees.

## Executive Compensation

Our Board is focused on retaining and appropriately rewarding our co-workers in a competitive talent environment while ensuring alignment with shareholder interests. To that end, at-risk, performance-based incentive compensation requiring performance against pre-established metrics represents the vast majority of the compensation opportunity for all of our NEOs, with long-term results weighted more heavily than short-term results.

In furtherance of these efforts, in 2022, the Board increased the SPS proportion of Mr. Cordani's long-term incentive award to 60% from the 50% that had been awarded in prior years. SPSs are awards paid out in Company stock based on earnings, growth and relative shareholder performance over a three-year period. Additionally, beginning with 2023 grants, the TSR component of SPS awards will be capped at target if absolute TSR is negative over the performance period.

A new section added to this Proxy Statement, in compliance with the newly-required Pay Versus Performance disclosures, provides information regarding Compensation Actually Paid for our NEOs, and how it relates to certain financial performance metrics of the company. This analysis demonstrates that our NEOs' compensation is correlated with earnings and total shareholder return, further demonstrating the strong alignment between the interests of management and shareholders.

## ESG

Throughout 2022, we continued to evolve our ESG framework. Specifically, we:

- Completed a materiality assessment and used the results as a guide to set our ESG priority topics (13 total) based on what is most important to our stakeholders and where the Company has the greatest capacity to make a positive impact – all organized under four pillars: Healthy Environment, Healthy Society, Healthy Workforce, and Healthy Company.
- Benchmarked our programs, reporting, goals, and governance for each material topic against peers, best practices, and prioritized metrics.
- Identified our rating and ranking priorities based on shareholder focus and industry relevance.
- Received recognition from prioritized raters and rankers, including improved ratings from MSCI (from A to AA) and EcoVadis (from Gold to Platinum).

Earning, building and maintaining the trust of our shareholders is critical to the success and sustainability of our business. This is why we actively review policy voting guidelines of our large shareholders and proxy advisory services firms and maintain frequent and constructive dialogue with our shareholders related to corporate governance. We also actively engage with proxy advisory services firms to ensure the accuracy of our governance scoring, such as our recent engagement with ISS to address a drop in our Governance QualityScore in December 2022. As a result of our engagement with ISS, our score has since been restored to its previous value, and we anticipate that disclosures in this Proxy Statement will further improve our Governance scoring for 2023 beyond its value last year.

March [17], 2023
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Dear Fellow Shareholders:
We are proud of the growth and results we delivered in 2022, coupled with strong service and clinical quality. Our Cigna team of 70,000 dedicated colleagues around the world stayed focused on our mission: to improve the health and vitality of those we serve. We have continued to strengthen and evolve our capabilities, and we also have refreshed our brands to reflect the unique value we bring with our broad-based portfolio. The Cigna Group is the new name of our corporation, and we harness the differentiated capabilities across our two growth platforms – Evernorth Health Services and Cigna Healthcare – as we work to keep our commitments and promises today and remain well-positioned to drive positive change in health care into the future.
Financial Performance
The Cigna Group delivered on our overall financial commitments for Fiscal Year 2022:
•	Grew full-year total revenues and adjusted revenues* by 4% each to $180.5 billion and $180.6 billion, respectively;
•
Achieved full-year shareholders’ net income per share of $21.30, representing growth of 35% as compared with 2021, and adjusted income from operations per share* of $23.27, representing 14% growth as compared with 2021, above the high-end of our 10% to 13% on average long-term EPS growth target;

•	Returned $9 billion to shareholders through a combination of share repurchases and dividends; and
•	Sharpened the health services focus of our international business through the divestiture of our life, accident, and supplemental benefits businesses across seven markets.
Advancing Our Strategy
We believe our performance demonstrates how well our Evernorth Health Services and Cigna Healthcare platforms are strategically positioned for sustained, attractive growth.
•
Evernorth Health Services, comprising services and capabilities in Pharmacy Benefits, Home Delivery Pharmacy, Specialty Pharmacy, Distribution and Care Delivery and Management Solutions, delivered top- and bottom-line growth. Over the past two years, Evernorth achieved a compounded annual growth rate for adjusted revenues* of 10%, and 7% for pre-tax adjusted income from operations*, as our innovation, market-leading clinical capabilities, and track record of delivering for clients and customers all continue to resonate in the market. Demonstrating our partnership orientation, we established new multi-year relationships with Kaiser Permanente, Centene Corporation (Centene) and VillageMD. Evernorth also continued to drive a digital-first approach to care with MDLIVE. Last year alone, our virtual care visits grew by about 20%. Today, MDLIVE offers virtual primary, urgent, dermatological and behavioral care, which is expanding access, enhancing experiences and improving affordability for customers.

•
Cigna Healthcare, which includes our U.S. Commercial, U.S. Government, and International Health businesses, achieved both customer growth and margin expansion in 2022. We ended the year with growth in our medical customer base of 5%, or 923,000 lives, to 18 million total customers, while improving full-year, pre-tax adjusted margin* to 9%, a year-over-year improvement of 90 basis points. Our U.S. Commercial business had a standout performance for the year, achieving outsized customer growth while maintaining pricing discipline and driving margin improvement. Together, the businesses in the Cigna Healthcare portfolio are delivering products and services that meet the needs of employers of all sizes, as well as individuals.

•
Our businesses are also designed to work together to create and capture additional value by broadening and deepening client relationships, leveraging our data and insights to accelerate innovation and generating sustainable free cash flow. As an example, with our Cigna Pathwell programs, we are able to integrate Cigna Healthcare’s high-performing provider networks and benefits management with Evernorth Health Services’ analytics, clinical expertise and personalized digital support. This equips Cigna Pathwell to lower costs while connecting patients with the right care, anticipating their future needs and helping them recover more quickly.

Driving Better Health With Environmental, Social and Governance
Our commitment to improve the health and vitality of those we serve guides how we operate our business, as well as how we engage and support our communities. In 2022, we continued to make strides across the four pillars that are at the cornerstone of our Environmental Social and Governance framework: Healthy Environment, Healthy Society, Healthy Workforce and Healthy Company.
We continue working to create an ecosystem of health that is well-functioning, sustainable, accessible and equitable so that we are able to advance better health for all. We have maintained a long-standing focus on reducing disparities, addressing social determinants of health and creating a more sustainable health care system. We partner with health care providers and community organizations, and an example of our approach is the launch of our pre-term birth program in Baltimore, Houston and Memphis focused on reducing disparities in pregnancy-related complications among African American women.
With continued leadership of our Diversity, Equity and Inclusion (DEI) Council, we made significant strides forward and ranked No. 24 on DiversityInc’s 2022 Top 50 Companies For Diversity, a nine-place jump forward from 2021. We are also honored to be listed on the Dow Jones Sustainability Indices for a sixth consecutive year, and ranking No. 1 within health care among America's Most JUST companies by JUST Capital and CNBC.
We also have a deep and long-held commitment to strong governance, as well as ethical and resilient business practices. The strength of our Board of Directors contributes meaningfully to upholding these commitments. Approximately 70 percent of our directors have served on our Board for fewer than six years, which complements the diversity of experience on our Board, and helps our company continue to grow and thrive long-term. In 2022, our Board composition was above average on S&P benchmarks on median age, tenure, and gender and ethnic diversity.
Annual Meeting of Shareholders
On behalf of The Cigna Group Board of Directors, we invite you to attend our 2023 Annual Meeting of Shareholders, to be held April 26, 2023. The attached Notice of 2023 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted.
The Cigna Group is well-positioned to continue to improve care experiences, outcomes and value, allowing us to serve the needs of our customers, clients and partners, as well as sustaining our growth and delivering on our commitments to our shareholders. On behalf of our more than 70,000 employees around the world, and the entire Board, we thank you for your support and investment in Cigna.
Sincerely,
/s/ David M. Cordani	/s/ Eric C. Wiseman
David M. Cordani	Eric C. Wiseman
Chairman and Chief Executive Officer (CEO)	Lead Independent Director
*
Consolidated adjusted revenues and adjusted income from operations per share are non-GAAP measures. See Annex A to the Proxy Statement for a reconciliation of GAAP to non-GAAP measures, as well as a reconciliation of segment metrics to their comparable consolidated metrics.

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Virtual Meeting Site:

Wednesday, April 26, 2023 9:30 a.m., Eastern Time	www.virtualshareholdermeeting.com/CI2023

Items of Business		Our Board of Directors recommends you vote
Proposal 1:	Election of eleven director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.	FOR the election of each director nominee
Proposal 2:	Advisory approval of executive compensation.	FOR
Proposal 3:	Advisory approval of the frequency of future advisory votes on executive compensation.	FOR
Proposal 4:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.	FOR
Proposal 5:
Approval of an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law.
FOR
Proposal 6:	Shareholder Proposal – Special shareholder meeting improvement, if properly presented.	AGAINST
Proposal 7:	Shareholder Proposal – Political contributions report, if properly presented.	AGAINST
Consideration of any other business properly brought before the meeting.
The Board of Directors has fixed March 7, 2023 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

March [17], 2023	By order of the Board of Directors, /s/ Kari Knight Stevens Kari Knight Stevens Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on April 26, 2023

The Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

Meeting
Information
2023 ANNUAL MEETING OF SHAREHOLDERS
DATE AND TIME Wednesday April 26, 2023 9:30 a.m., Eastern Time	LOCATION The Annual meeting will be held in a virtual format only, at www. virtualshareholder meeting.com/CI2023	RECORD DATE March 7, 2023

ADMISSION

To attend, vote, and submit questions during the Annual Meeting, visit
www.virtualshareholder meeting.com/CI2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card.

ITEMS OF BUSINESS
Election of eleven director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.
Advisory approval of executive compensation.
Advisory approval of the frequency of future advisory votes on executive compensation.
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.
Approval of amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted pursuant to applicable law.
Consideration of two shareholder proposals, if properly presented at the Annual Meeting.
Transaction of any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 3

PROXY STATEMENT SUMMARY

Mission, Vision
and Values
The Cigna Group is a global health company committed to a better future built on the vitality of every individual and every community. Our employees are trailblazers, relentlessly partnering and innovating solutions for better health. This captures who we are today – and who we aspire to be in the future. We are undergoing a revolution in health. The last couple of years have reoriented every person, every organization, and every community toward a deeper relationship with health. We believe that achieving both health and vitality for those we serve must fuel the actions of our 70,000 colleagues around the world, each and every day.
Our Mission
To improve the health and vitality of those we serve.
Our Values

We care deeply about our customers, patients, and coworkers

We create a better future – together

We innovate and adapt

We partner, collaborate, and keep our promises

We act with speed and purpose

4 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Cigna's ESG Framework
At The Cigna Group, we are transforming the ecosystem of health — advancing better health for all. Our environmental, social and governance (ESG) approach is rooted in our drive to make the health care system well-functioning, sustainable and equitable. This approach is structured around four interconnected pillars that underscore our mission to improve the health and vitality of those we serve.
Healthy Environment

We believe that responsible environmental stewardship can improve health and well-being and also makes sound business sense. We strive to identify new efficiencies and make strategic investments that reduce our environmental impacts and our operating costs. In addition, we see an opportunity to measure the positive impact on the environment with a number of ways we are advancing our business, including through our continued investment toward the growing use of virtual care.

•
Climate Change and Emissions: The Cigna Group participates in and supports discussions about climate change, specifically the connection between planetary health and human health and the link between climate change and resource scarcity. We also set ambitious goals and strategies to achieve them in the coming years, including sourcing 100% renewable electricity by 2030.

•
Sustainable Operations: We set environmental targets that provide the company with a path to support long-term decarbonization of operations; procurement of renewable energy; reduced water consumption at high-risk and high-priority sites; and reduced waste and increased landfill diversion rates.

Healthy Society

We advance better health for all. Building a well-functioning sustainable, accessible and equitable health care system involves understanding and addressing social determinants of health and improving medical quality and access, while lowering health risks, promoting preventive health interventions, and coordinating all aspects of care.

•
Sustainable Health Care: We believe that all individuals should have access to high quality and affordable health care and we are committed to fostering an ecosystem of health that sustains future generations. We demonstrate this commitment through efforts such as using a digital-first mindset and driving insights to help make the health care system more sustainable.

•
Health Equity: Our purpose is to ensure that all people have the opportunity to achieve their full health potential regardless of social, economic or environmental circumstances. To this end, we collaborate with providers to integrate health equity and social determinants of health into value-based reimbursement models and address the root causes of health disparities through innovative and measurable interventions that are impactful and scalable.

•
Community Resilience: Every day, we work to make a difference in the health of our communities. Our charitable giving philosophy focuses on improving socioeconomic status, education, neighborhood and physical environment, employment, and social support networks, as well as access to health care. Our philanthropy goes beyond financial contributions to include employee engagement, volunteer activities and community involvement.

•
Product Service and Quality: Our portfolio of offerings solve diverse challenges across the health care system. We offer a differentiated set of pharmacy, medical, behavioral, dental and supplemental products and services. Our employees are champions for the people we serve, helping individuals and families thrive by offering solutions to better manage health challenges. When sickness occurs, we support our customers by offering broad choices to help them best access high quality, coordinated, affordable care.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 5

PROXY STATEMENT SUMMARY

Healthy Workforce

We believe that employers play a vital role in the health care system, and we strive to be a model for others by prioritizing the health and vitality of employees within our own company. A healthy and diverse workforce is essential to achieving our mission, and we continually invest in our employees to support their health and well-being, to foster their growth and development, and to further cultivate diversity and inclusion.

•
Human Capital Development: We strongly believe that investing in our people is one of the most important decisions we can make as a company. Our focus on the growth and development of our people is essential to attracting, retaining and engaging our workforce and ultimately achieving our mission and business growth.

•
Employee Health, Safety and Well-Being: Ensuring our employees have comprehensive health and well-being benefits is not only the right thing to do, it is a critical business imperative for our company. Our enterprise well-being strategy includes a supportive work environment and culture of health and safety; connects employees to a comprehensive set of solutions for a healthy lifestyle; and drives personal engagement.

•
Diversity, Equity and Inclusion: Championing a diverse and inclusive workplace improves our ability to innovate and create solutions that resonate with all customers, partners and communities. Our Diversity, Equity and Inclusion (DEI) strategy focuses on leadership accountability, inclusivity, organizational commitment and mission alignment. We remain on track to achieve our aspirational gender parity goal by 2024 and we require a diverse slate of candidates for externally posted manager level and above jobs. Underscoring our commitment to transparently reporting on our progress, we publish an annual Diversity Scorecard Report.

Healthy Company

We have a deep and long-held commitment to strong governance, as well as ethical and resilient business practices. The strength of our Board Of Directors contributes meaningfully to upholding these commitments.

•
Responsible Supply Chain: As we drive sustainability across our operations, we look to ensure that our indirect and direct supply chains embody our corporate responsibility aspirations and commitments. The Cigna Group is on course to achieve our aspirational goal of $1 billion in diverse supplier spend by 2025. Our refreshed Supplier Code of Ethics underscores our support of fundamental human rights for all.

•
Business Ethics and Compliance: Cigna is committed to earning, building and maintaining the trust of our many stakeholders. That means more than just obeying laws and regulations. It means meeting consistent standards of integrity in everything that we do. Our ethics, compliance and employee relations teams play a critical role in driving ethical behavior and values throughout the company by creating a culture that is designed to help employees meet their responsibilities to be ethical corporate citizens and support the dignity of workers across our value chain.

•
Leadership and Accountability: The Cigna Group's commitment to environmental, social and governance issues is reflected throughout our governance structure to promote oversight, accountability and successful outcomes. Our Board has ultimate oversight for our ESG strategy and performance. Our ESG Advisory Committee comprising senior members of management oversees our strategic sustainability performance plan and performance targets, and we continue to have robust engagement with our shareholders on a variety of topics, including ESG.

•
Data Protection: With the growth of digital engagement in health care, data and information remain core to our operations. We are committed to data transparency and protecting our customers' and clients' right to privacy. We maintain a robust privacy and cybersecurity program to protect and appropriately utilize the information that our customers disclose.

6 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

2022 Performance and Accomplishments

Thanks to the dedicated efforts of our more than 70,000 colleagues around the world:

• The Cigna Group delivered on our overall financial goals for fiscal year 2022;

• We continued to execute our growth strategy; and

• We advanced our work to create a healthier, more sustainable, and inclusive world.

Delivered in a dynamic environment
Our financial performance underscored the strength of our growth platforms, and our service-based, capital-light business model.

In 2022, we:

• Grew full-year total revenues and adjusted revenues* by 4% each to $180.5 billion and $180.6 billion, respectively;

• Achieved full-year shareholders’ net income per share of $21.30, representing growth of 35% as compared with 2021, and adjusted income from operations per share* of $23.27, representing 14% growth as compared to 2021; and

• Returned $9 billion to shareholders share repurchases and dividends in 2022.

Continued to execute our growth strategy
We innovated, partnered and delivered differentiated value to advance our vision for the future of health care – and improve lives.

• Evernorth Health Services’ Express Scripts announced a new collaboration with Centene to make prescription medications more accessible and affordable for 20 million Centene health plan members beginning in 2024.

• We created a strategic partnership with VillageMD to accelerate value-based care services and further drive our care strategies. This is part of our commitment to establishing new value-based care models, combining our services with high-performing primary care and specialists networks to deliver better outcomes and affordability.

• We announced a five-year collaboration with Kaiser Permanente aimed at delivering increased convenience, affordability and expanded access to high-quality care for its members.

• We unveiled Cigna Pathwell, a new, industry-leading suite of cost-saving products focused on transforming the patient care experience for those with complex conditions.

• To further sharpen our strategic focus on our global health services portfolio, we completed the sale of our life, accident and supplemental benefits businesses in six international markets to Chubb INA Holdings, Inc. (Chubb).

• We expanded MDLIVE’s rapidly growing virtual primary care program to enhance support for patients with chronic conditions through personalized care plans and remote monitoring capabilities. And when in-person care is necessary, MDLIVE clinicians effectively directs patients to the most appropriate setting.

• For the fourth consecutive year, we grew and diversified our Medicare portfolio to offer more customers and communities their choice of quality, affordable health care options. This includes doubling the size of our Medicare Advantage provider network over the past two years, significantly increasing the number of available specialists. We were also named a 2023 Best Medicare Advantage Plan company in Alabama and Tennessee by U.S. News & World Report.

• We continued to encourage greater adoption of available biosimilars and will begin to include new biosimilars on our largest formularies in 2023. With our unique clinical capabilities and long history of advocating for these treatments, we’re poised to once again take an industry leadership role and drive savings for our clients and members.

• Accredo, our specialty pharmacy, was awarded the URAC's Rare Disease Pharmacy Center of Excellence designation.

• To ensure we are positioned for the next wave of personalized, digital and seamless health care experiences, we announced a $450 million capital investment in Cigna Ventures, the strategic venture fund of The Cigna Group, to drive continuous health care transformation, innovation and growth.

Advanced better health for all
We aim to transform the ecosystem of health into one that is well-functioning, sustainable, accessible, and equitable.

Our ESG approach is structured around four interconnected pillars – Healthy Environment, Healthy Society, Healthy Workforce and Healthy Company – that underscore our mission to improve the health and vitality of those we serve. In 2022, we:

• Made significant progress toward our goal to achieve $1 billion in annual diverse supplier spend by 2025, resulting in being recognized with the Forefront 50 honor by the National Minority Supplier Development Council.

• Published our full-year 2021 Diversity Scorecard Report, which demonstrates our progress relative to goals in three key areas: colleagues, clinical and communities.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 7

PROXY STATEMENT SUMMARY

• Supported nearly $54 million in combined Charitable Giving, including more than $16.5 million through the Cigna Foundation toward the following focus areas: health and well-being; education and workforce development; community and social issues; military, veterans and first responders; disaster relief; global and trending causes; employee programs; and the Cigna Foundation’s signature programs: Building Equity and Equality Program, Cigna Scholars, and Healthier Kids For Our Future®.

• Expanded our caregiver leave program, which allows up to four weeks of paid leave to enable employees to care for a family member with a serious health condition, to include care for grandparents and grandchildren in addition to children, spouses and parents. This program has been expanded to eight weeks effective January  1, 2023.

• Evolved our ESG governance and continued to have robust engagement with our shareholders on a variety of topics, including ESG.

• Received the following ESG-related recognitions:

○ Named one of America’s Most JUST Companies for the third year by JUST Capital and CNBC, including #1 in the Health Care Providers industry and #16 overall in the JUST 100 for 2022.

○ Member of Dow Jones Sustainability Index for both the World and North America for the sixth consecutive year.

○ Ranked #24 on DiversityInc’s Top 50 Companies For Diversity, a nine-place jump forward from 2021.

○ Honored by Business Group on Health as Best Employer for Health and Well-being.

○ Awarded “2022 Best Places to Work for LGBTQ+ equality” by the Human Rights Campaign Foundation.

* We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2022. Consolidated adjusted income from operations and consolidated adjusted revenues are not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, shareholders’ net income and total revenues, respectively. Shareholders’ net income was $6.7 billion, shareholders’ net income per share was $21.30, and total revenue was $180.5 billion for the year ended December 31, 2022. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

8 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

NAME AND TITLE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP
			Audit	Compliance	Corporate Governance	Finance	People Resources	Executive
David M. Cordani Chairman and Chief Executive Officer of The Cigna Group	2009							Chair

William J. DeLaney Former Chief Executive Officer of Sysco Corporation	2018	✔	✔		✔

Eric J. Foss Former Chair, President and Chief Executive Officer of Aramark	2011	✔				Chair	✔	✔

Retired Maj. Gen. Elder Granger, M.D. President and Chief Executive Officer of THE 5Ps, LLC	2018	✔		Chair	✔			✔

Neesha Hathi Head of Wealth and Advice Solutions of The Charles Schwab Corporation	2021	✔	✔			✔

George Kurian Chief Executive Officer of NetApp, Inc.	2021	✔		✔			✔

Kathleen M. Mazzarella Chair, President and Chief Executive Officer of Graybar Electric Company, Inc.	2018	✔				✔	Chair	✔

Mark B. McClellan, M.D., Ph.D. Director, Duke-Robert J. Margolis, M.D., Center for Health Policy	2018	✔		✔	✔

Kimberly A. Ross Former Chief Financial Officer of Baker Hughes Company	2020	✔	Chair			✔		✔

Eric C. Wiseman Lead Independent Director of The Cigna Group; Former Executive Chair, President and Chief Executive Officer of VF Corporation	2007	✔						✔

Donna F. Zarcone Former President and Chief Executive Officer of The Economic Club of Chicago	2005	✔	✔		Chair			✔

Our Board is composed of individuals with expertise in fields relevant to The Cigna Group’s business, experience from different professions and industries, a diversity of age, race, ethnicity, gender and global experience and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy. Among our director nominees, four are women and three are racially or ethnically diverse individuals (meaning, an individual who self-identifies as Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or as two races or more). The following graphics represent the diversity of our independent director nominees.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 9

PROXY STATEMENT SUMMARY

Corporate Governance

The Board is committed to ensuring corporate governance practices that best protect the interests of our shareholders. The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. We believe that strong corporate governance and an independent Board provide the foundation for financial and operational integrity and shareholder confidence.

We engage with shareholders on issues related to corporate governance, executive compensation, corporate responsibility, Company performance and other areas of focus for shareholders. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.

SHAREHOLDER ENGAGEMENT FOR CORPORATE GOVERNANCE
We engage with shareholders throughout the year related to corporate governance topics.

In 2022, we invited holders of 74% of our outstanding stock to engage with us to discuss corporate governance topics, including our 100 largest shareholders.

Throughout the year, we engaged on governance-related topics with holders of 42% of our outstanding stock specifically about corporate governance.

  Topics
Corporate governance and shareholder rights
Board composition and refreshment
Executive compensation and human capital matters
Diversity, equity and inclusion efforts
ESG initiatives and performance

KEY GOVERNANCE PRACTICES
Independence	Best Practices	Accountability	Shareholder Rights

• Other than the Chair/
CEO, all directors are
independent

• Lead Independent
Director with clearly
defined responsibilities

• 100% independent Audit,
Compliance, Corporate
Governance, Finance and
People Resources
Committees

• Regular meetings of the
independent directors of
the Board and its
committees, without
management present

• Board and its committees
may hire outside advisors
independently of
management

• Active shareholder
engagement

• Diverse Board in terms
of gender, race and
ethnicity, experiences,
and specific skills and
qualifications

• Adoption of policy to
ensure a diverse
candidate pool for all
director searches

• Separate Code of
Business Conduct and
Ethics for the Board

• Majority of director
compensation delivered
in common stock of The
Cigna Group

• Robust stock ownership
guidelines for directors

 • Annual election of all
directors

 • Directors elected by
majority vote standard for
uncontested election

 • Annual self-evaluations of
the Board, its committees
and individual directors,
and periodic independent
third-party assessments

 • Annual evaluation of CEO
(including compensation)
by independent directors

 • Clawback policy that
applies to our short- and
long-term incentive plans

 • Shareholder right to call
a special meeting

 • Proxy access right
for shareholders

 • No supermajority
vote provisions in
our Certificate of
Incorporation or
By-Laws

 • No shareholder rights
plan or poison pill

Beyond specific engagement around corporate governance, the investor relations team and senior management engage with investors regularly to discuss our operating performance and growth strategy.
10 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation

We firmly believe that executive compensation must be aligned with shareholder interests. Additionally, we believe that aligning executive compensation to the achievement of enterprise goals that are designed to support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders.

Compensation Practices	Incentivize Performance	Align Interests	Emphasize At-Risk Pay	Focus on Long-Term	Pay Competitively
Performance-based Pay • 92% of 2022 CEO total direct pay at risk	✔	✔	✔	✔	✔
Long-Term Incentives • 74% of 2022 CEO total direct pay in equity incentives • No payment of dividends on restricted stock prior to vesting	✔	✔	✔	✔	✔
Commitment to Performance Equity • 100% of 2022 CEO equity is performance-based	✔	✔	✔	✔	✔

Rigorous Goals Underpin Incentives
•   Minimum level of performance required for any payout under annual incentive
•   No overlap between short- and long-term metrics, and incentives use both absolute and relative metrics
	✔	✔	✔	✔
Benchmarked Compensation • Committee review of compensation targets • Named executive officer total direct compensation within the competitive range of the market median		✔		✔	✔
Minimize Compensation Risk • Robust stock ownership guidelines, clawback, anti-hedging and anti-pledging policies • Annual compensation risk assessment by People Resources Committee		✔	✔	✔
Prudent Equity Usage • No repricing without shareholder approval • Annual share usage limit to manage burn rate	✔	✔	✔	✔	✔
2022 CEO Compensation

Guided by the principles summarized above, for 2022, performance-based incentives represented approximately 92% of Mr. Cordani’s total direct compensation, including 74% in long-term incentive (LTI) and 18% in Enterprise Incentive Plan (EIP) awards. This compensation structure is designed to reward Mr. Cordani for performance achieved and align his interests with those of our long-term shareholders.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 11

PROXY STATEMENT SUMMARY

Executive Compensation

CEO Compensation Demonstrates our Pay-for-Performance Philosophy and is Aligned with the Interests of our Shareholders

The performance-based orientation of Mr. Cordani’s compensation reflects the Board’s view that executive compensation should incentivize superior performance, reward executives for the performance achieved, and be strongly aligned with the interests of our long-term shareholders. Grouping Mr. Cordani’s 2022 compensation into three distinct categories demonstrates the execution of this philosophy:

1.  Sales of historical equity awards by Mr. Cordani. In 2022, Mr. Cordani sold $19.8 million of the shares realized from the exercise of options granted in 2015 pursuant to a Rule 10b5-1 trading plan (see page 82).(1) This represents the largest component of his realized compensation in 2022. The exercised options had been fully vested since February 2018. From the time the 2015 options were granted, until the time this grant was fully vested in 2018, The Cigna Group’s stock price appreciated 61%, meaning the options were in a significant unrealized gain position at the time that they were fully vested. The value realized by Mr. Cordani is a direct reflection of his performance in leading the Company between the time the options were granted and the time they were exercised. Taking these sales into account, Mr. Cordani’s interests remain strongly aligned with our long-term shareholders as noted in item #3 below.

2. 2022 performance-based payouts to Mr. Cordani in consideration of the Company’s performance. The 2022 payout for Mr. Cordani, which includes his 2022 EIP award at 120% of target and the payout of his 2020–2022 SPS award at 103% of target, reflects the Total Shareholder Return (TSR) performance of the Company relative to its peers (see page 68) as well as the Company’s achievement of certain financial goals and the advancement of key strategic objectives designed to address pressing needs of the Company’s key stakeholders (i.e., affordability for the benefit of its clients, customers and patients; significant economic value delivered from continued improvements in operating efficiency; and Environmental, Social and Governance initiatives, including advancing health equity) (see pages 63 – 64).

• 2022 EIP award. In determining the amount of Mr. Cordani’s EIP payout, the independent members of the Board considered the Company’s 2022 financial results, Mr. Cordani’s leadership in the successful execution of strategic initiatives and the continued focus on the well-being of our employees and culture of integrity. Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2022 of $3.6 million, or 120% of his 2022 EIP target, slightly above the funding percentage of the EIP pool. Additional information about the 2022 EIP and the factors considered by the independent members of the Board in determining the amount of Mr. Cordani’s EIP payout can be found on pages 63 – 64.

• 2020–2022 SPS payout. At the time the 2020–2022 strategic performance share (SPS) award was granted, when the fair market value of our stock was $192.02, the value of Mr. Cordani’s award was $7,000,000, assuming a payout at target. The 2020–2022 SPS program included two performance measures, each weighted 50%: (1) relative TSR; and (2) adjusted income from operations per share, measured on a cumulative basis. Over the three-year performance period, The Cigna Group's TSR was 18.8%, placing us very close to the median of our SPS peer group and resulting in a 97% payout for the relative TSR measure. Cumulative adjusted income from operations per share, for the three-year period grew to $62.19, resulting in a payout at 108% for this measure, and, coupled with the payout for TSR, a 103% payout for the program overall. Based on the closing stock price of $294.27 on February 24, 2023, the date the award was paid out, the actual value of Mr. Cordani’s award was approximately $11 million, or 157% of the value at the time the award was made. Additional information about the 2020–2022 SPS program and Company performance can be found on pages 68 and 69.

3. Equity awards incentivizing future performance, fully aligning his interests with the Company’s shareholders. Mr. Cordani’s holdings include his direct ownership of stock valued at $143 million(2) – plus equity awards that have not yet vested or have not been exercised. This includes Mr. Cordani’s 2022 and 2023 equity grants which will be measured over the long-term and which incentivize sustainable long-term Company performance (see pages 66 – 67).

• 2023 LTI Award Mix. In 2023, as in 2022, 60% of Mr. Cordani’s LTI award comprised SPS awards, and the remaining 40% was split evenly between restricted stock and options, at 20% each. The 2023 SPS program will again include two measures, each weighted at 50%: (1) adjusted income from operations per share, measured on a cumulative basis; and (2) relative TSR. The significant proportion of SPSs more heavily weights Mr. Cordani’s interests in improving the Company’s relative TSR over the long-term and puts more of his award at risk if that improvement does not occur.

(1)  Calculated by multiplying the number of shares acquired upon exercise and subsequently sold by the difference between the market price at the time of the transaction and the option’s exercise price.

(2) Based on Mr. Cordani’s holdings and the closing price of the Company’s common stock on March 1, 2023 ($288.75).

12 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY

Voting Matters and Board Recommendations

MANAGEMENT PROPOSALS	MORE INFORMATION
For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the management proposals.

Proposal 1. Election of Directors.

The Board and the Corporate Governance Committee believe that the eleven director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills and experiences that contribute to a well-functioning Board. As determined by the Board and Corporate Governance Committee, each director nominee has proven leadership ability, has demonstrated good judgment and is a valued participant on the Board.
Page 14

Proposal 2. Advisory Approval of Executive Compensation.

Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on the performance of The Cigna Group, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.
Page 48

Proposal 3. Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation.

The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for The Cigna Group and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation. Setting a one-year period for holding this shareholder vote enhances shareholder communication by providing a clear, simple means for our Board to ascertain general investor sentiment regarding our executive compensation program. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Page 49

Proposal 4. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2023.

The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as The Cigna Group’s independent registered public accounting firm for 2023. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.
Page 97

Proposal 5. Approval of an Amendment to our Restated Certificate of Incorporation.

The Board believes that a vote to approve the amendment to our restated Certificate of Incorporation to provide for the exculpation of officers to the fullest extent permitted by law is necessary to provide protection to officers in order to attract and retain top talent.
Page 101
SHAREHOLDER PROPOSALS	MORE INFORMATION
For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote AGAINST each of the shareholder proposals.

Proposal 6. Special Shareholder Meeting Improvement.

The Board and the Corporate Governance Committee continue to believe in the importance of shareholders having the ability to call special shareholder meetings. Our By-Laws already permit shareholders with net long ownership of 25% or more of our outstanding common stock to call special meetings – a threshold established in response to extensive shareholder outreach and feedback and a threshold in line with the threshold adopted by many other public companies, to the extent such companies afford this right to shareholders at all. Our Board and the Corporate Governance Committee believe that the 25% threshold balances providing shareholders with a meaningful right to call a special meeting in the event of exigent circumstances against providing a small minority of shareholders – who may have narrow, short-term interests – from causing The Cigna Group to incur the unnecessary expense or disruption of a special meeting to pursue matters that may not universally require immediate attention. Given the current special meeting right, our Board strongly believes that the implementation of this proposal is unnecessary and not in the best interests of The Cigna Group or its shareholders.
Page 102

Proposal 7. Political Contributions Report.

The Board believes that The Cigna Group’s nonpartisan political activities provide tangible benefits to the Company and its stakeholders. The Cigna Group has provided public reports describing the governance and strategy of its political activity, which includes information about actual contributions, for more than a decade. The Board believes that the proposal’s request to provide explanations for every political engagement or political contribution is not only unfeasible, but would be counterproductive to the Company’s engagement efforts, ultimately posing risk to the Company and its reputation. The Board does not believe that expanding its disclosures in the manner suggested by the proposal would provide any incremental benefit to our shareholders.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 13

CORPORATE GOVERNANCE MATTERS

Election of Directors (Proposal 1)
Our Board has nominated the eleven directors named in this Proxy Statement for election at the Annual Meeting. Our Board is composed of individuals with expertise in fields relevant to The Cigna Group’s business, experience from different professions and industries, a diversity of age, race and ethnicity, gender and global experience and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy.
The role of the Board, its leadership structure and governance practices are described in “Corporate Governance Policies and Practices” below. This section identifies the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, describes the process for director nominations and elections, discusses recent board composition developments, details our commitment to diversity and presents the biographies, skills and qualifications of the director nominees.
DIRECTOR EXPECTATIONS AND QUALIFICATIONS
The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that are directly relevant to The Cigna Group’s business strategy in the short- and long-term, enable the Board to exercise its oversight function and contribute to a well-functioning Board. In developing these areas of expertise, the Board also considered best practices among other large companies. The Board regularly reviews these identified areas of expertise to ensure they support the evolution of the Company’s strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of skills and experience as part of the director recruitment, selection, evaluation and nomination process.

Expectations and Qualifications of Every Director

• Commit to The Cigna Group’s mission and values

• Understand The Cigna Group’s businesses and effectively contribute to the Board’s assessment of strategy and risk

• Provide relevant input concerning The Cigna Group’s risk oversight and effectively assess different risks and their impact on shareholder value

• Effectively contribute to the Board’s evaluation of executive talent, compensation and succession planning

• Advance The Cigna Group’s objectives and reputation

• Effectively contribute to the creation of meaningful, long-term value for The Cigna Group’s shareholders and other stakeholders, including employees, customers, clients and communities

• Review and monitor The Cigna Group’s performance in the areas of diversity, equity and inclusion

14 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

NOMINATION PROCESS
The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described in the “Corporate Governance Policies and Practices – Board Evaluations and Board Effectiveness” of this Proxy Statement). On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process.
Renomination of Current Directors
When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review individual directors’ performance against the expectations for Board membership, as well as how the directors’ skills and experiences support the Company’s mission, values and strategy and the Board’s needs.
Identification of New Directors
ASSESSMENT OF NEEDS	IDENTIFICATION OF POTENTIAL CANDIDATES	CANDIDATE REVIEW PROCESS	RECOMMENDATION
The Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates that possess skills and qualifications that are complementary to the existing Board members’ skills and will support the Company’s short- and long-term strategy.

The Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership.

The Corporate Governance Committee also considers suggestions for Board nominees submitted by shareholders, who are evaluated using the same criteria as new director candidates and current director nominees.

Once identified, the Corporate Governance Committee reviews the candidate’s background, experiences, skills and/or prior board and committee service, and considers how the candidate’s background would complement the Board’s composition, including the diversity of the Board.

Candidates interview with the Chair of the Board and CEO, the Chair of the Corporate Governance Committee and the Lead Independent Director, as well as other members of the Board, as appropriate.
Following a thorough review process, the Corporate Governance Committee will recommend a candidate to the Board for consideration.
PROCESS FOR DIRECTOR ELECTIONS
Directors are elected for one-year terms, expiring at the next annual meeting of shareholders. The Cigna Group has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, directors must receive more votes cast in favor of his or her election than against in order to be elected to the Board. Each director has agreed to tender, and not withdraw, a resignation if such director does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning the resignation. In a contested election, where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.
COMMITMENT TO BOARD DIVERSITY
The Board remains committed to diversity at the Board level, and the Corporate Governance Committee works to ensure that the Board is composed of individuals with expertise in fields relevant to The Cigna Group’s business, experience from different professions and industries, a diversity of age, race, ethnicity, gender and global experience and a range of tenures. Several board leadership positions are held by diverse directors, and more than half of our independent director nominees are diverse. Among our director nominees, four are women and three are racially or ethnically diverse individuals (meaning, an individual who self-identifies as Black/African American, Hispanic or Latinx, Asian, Pacific Islander, American Indian/Alaskan, or as two races or more). Our directors also have diverse backgrounds, with experience gained in corporate, academic, government, public policy and military settings. The Corporate Governance
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 15

CORPORATE GOVERNANCE MATTERS

Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates. In addition, the Committee also considers directors with a range of backgrounds and experiences, consistent with our refreshment planning. The following graphics represent the diversity of our independent director nominees:

OTHER PRACTICES
In addition to working to ensure that the Board is composed of diverse and qualified individuals, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.
Limits on Public Company Directorships	To ensure directors are able to devote sufficient time and attention to their responsibilities as board members, the Board has established the following limits on outside directorships:
•
Directors who also are chief executive officers of public companies may not serve on more than one other public company board in addition to The Cigna Group’s Board and the board of their employer (for a total of three public company directorships);

	•	Directors who are not chief executive officers of public companies may serve on no more than four boards of other public companies (for a total of five such directorships); and
	•	Directors may not serve on more than three public company audit committees.
All of our directors are in compliance with these limits on outside directorships.
Change in Director’s Principal Position
If there is a change in a director’s principal employment position, that director must tender a resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Retirement Age
Our Corporate Governance Guidelines provide that directors are expected to retire by the annual meeting of shareholders coinciding with or following their 72nd birthday. The Board may exercise discretion to waive the expected retirement age in individual cases.

Continuing Education for Directors
The Board is regularly updated on The Cigna Group’s businesses, strategies, customers, operations and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on The Cigna Group’s Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

16 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

BOARD OF DIRECTORS’ NOMINEES
Upon the recommendation of the Corporate Governance Committee, the Board is nominating the eleven directors listed below for election to one-year terms to expire at the next annual meeting of shareholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a substitute nominee, your proxy will be voted for the substitute nominee.
Below are biographies, skills and qualifications for each of the nominees. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills and qualifications represented by the nominees contribute to an effective and well-functioning Board and that the nominees possess the qualifications, based on the criteria described above, to provide meaningful oversight of The Cigna Group’s business and strategy.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 17

CORPORATE GOVERNANCE MATTERS

DAVID M. CORDANI Chairman and Chief Executive Officer The Cigna Group Age 57, Director Since 2009
Business Experience
David Cordani was appointed Chairman of the Board in January 2022. He has served as The Cigna Group’s Chief Executive Officer since 2009 and President since 2008. Since joining The Cigna Group in 1991, Mr. Cordani has served in a number of senior leadership roles, including Chief Operating Officer; President, Cigna HealthCare; and Senior Vice President, Customer Segments and Marketing. During his tenure, The Cigna Group has grown into a Fortune 12 global health services company with more than 190 million customer and patient relationships and 70,000 colleagues.

Mr. Cordani brings a deep understanding of customer engagement and brand building as well as of the critical role data analytics and digital capabilities play in the growth of the enterprise. He offers unique perspective and insight into the health services industry and the innovation of health delivery models, and he is actively engaged in public policy in furtherance of The Cigna Group’s mission. Mr. Cordani leads the organization in advancing its Environmental, Social and Governance (ESG) areas of focus, including expanding and accelerating efforts in support of sustainable health care, health equity, and enterprise diversity, equity, inclusion and equality. The Cigna Group’s progress has been recognized by a number of prominent organizations, including the Dow Jones Sustainability Indices for six consecutive years. He is also the co-author of the best-selling book The Courage to Go Forward: The Power of Micro Communities.

Mr. Cordani currently serves in various capacities with the Achilles International Freedom Team of Wounded Veterans, the Cigna Foundation, and the David and Sherry Cordani Family Foundation. Mr. Cordani is an Executive Committee member of America’s Health Insurance Plans (AHIP) and previously was appointed and served as Chair of the AHIP Board. With a commitment to international business relations, Mr. Cordani also served as Chairman of the U.S. Chamber of Commerce’s U.S.-Korea Business Council and on the U.S.-India Business Council Board of Directors.

Education MBA, University of Hartford BBA, Texas A&M University	Board Committees Executive (Chair)	Other Public Company Boards General Mills, Inc. (2014-Present) • Audit Committee • Compensation Committee (Chair)
18 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

WILLIAM J. DELANEY Former Chief Executive Officer of Sysco Corporation Age 67, Director Since 2018
Business Experience
William DeLaney served as Chief Executive Officer of Sysco Corporation (Sysco), a food marketing and distribution company, from March 2009 until his retirement in December 2017. Previously, Mr. DeLaney served as President of Sysco from March 2010 to January 2016, served as Executive Vice President and Chief Financial Officer from July 2007 to October 2009, and held multiple corporate and operating positions of increasing responsibility throughout his 29-year career with Sysco.

Mr. DeLaney has broad and deep leadership experience, having led Sysco, a large, complex, global organization, as CEO and CFO through a decade of significant growth and customer-centric driven change. Mr. DeLaney brings deep financial and risk expertise from his tenure as Sysco’s Chief Financial Officer, where he oversaw accounting, financial operations and financial reporting matters. In addition, his leadership roles with Sysco provided him with a strong background in business mergers and acquisitions, restructuring, strategic planning, supply chain management, and global technology operations oversight.

In addition to his corporate work, Mr. DeLaney previously served as an active member of his community through his involvement with the Center for Houston’s Future and the Greater Houston Partnership.

Education MBA, University of Pennsylvania, Wharton Graduate Division BBA, University of Notre Dame	Board Committees Audit Corporate Governance
Current Public Company Directorships
Union Pacific Corporation (2018 – Present)
 • Audit Committee
 • Compensation and Benefits Committee
Past Public Company Directorships
Express Scripts Holding Company
Sanmina Corporation
Sysco Corporation

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 19

CORPORATE GOVERNANCE MATTERS

ERIC J. FOSS Former Chair, President and Chief Executive Officer of Aramark Age 64, Director Since 2011
Business Experience
Eric Foss served as President and Chief Executive Officer of Aramark, a provider of food services, facilities management and uniform services, starting in May 2012. He also served as Aramark Chair of the Board starting in February 2015 until his retirement in August 2019. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chair and Chief Executive Officer of The Pepsi Bottling Group, Inc., from 2008 until 2010, President and Chief Executive Officer from 2006 until 2008, and Chief Operating Officer from 2005 until 2006.

As Chief Executive Officer of both Aramark and The Pepsi Bottling Group, he led each companies’ initial public offerings, giving him a deep knowledge of the capital markets and prudent risk management while creating strong stakeholder value. While leading Aramark, Mr. Foss gained significant experience in managing the operations of a global business with risk management, strategic planning and transactions, technology, and financial oversight. He also delivered increased shareholder value by improving customer loyalty and building a diverse, inclusive and engaged workforce.

Mr. Foss also serves on the National Board of Directors for the Back on My Feet Foundation.

Education BS, Ball State University	Board Committees Finance (Chair) Executive People Resources
Current Public Company Directorships
Diversey Holdings, Ltd., (2021-Present)
 •  Non-Executive Chairman
 •  Nominating and Governance Committee (Chair)
 • People Resources Committee
Selina (October 2022-Present)
 •  Non-Executive Chairman
 •  Nominating & Corporate Governance Committee
Past Public Company Directorships
Aramark (Chair)
Pepsi Bottling Group (Chair)
UDR Inc.

20 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

RETIRED MAJ. GEN. ELDER GRANGER, M.D. President and Chief Executive Officer of THE 5Ps, LLC Age 69, Director Since 2018
Business Experience
Retired Army Major General Elder Granger, M.D., has served as the President and Chief Executive Officer of THE 5Ps, LLC, a health care, education and leadership consulting firm, since August 2009. He served in the U.S. Army for more than 35 years before retiring in June 2009, and he was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs), in Washington, D.C., from December 2005 to June 2009.

General Granger is board certified by the American Association for Physician Leadership, American College of Healthcare Executives, American Board of Medical Quality and the American Board of Internal Medicine. He is also a National Association of Corporate Directors (NACD) Certified Director and was recognized by NACD in 2022 as part of the NACD Directorship 100. He holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University, is certified in Healthcare Compliance by the Healthcare Compliance Association and is a Certified Compliance Officer by the American Association of Professional Coders, in addition to holding numerous medical certifications.

General Granger has extensive experience in health care management and operations, including health policy, planning, budgeting and execution related to the health program for uniformed service members around the globe through his tenure with TRICARE. General Granger has unique leadership and policy experience through his 35-year career with the U.S. Army.

Education M.D., University of Arkansas School of Medicine BS, Arkansas State University	Board Committees Compliance (Chair) Corporate Governance Executive
Current Public Company Directorships
Better Therapeutics, Inc.
 • Audit Committee
DLH Holdings Corporation
 •  Cybersecurity, Technology and Medical Research Committee (Chair)
 •  Management Resources and Compensation Committee
Past Public Company Directorships
Cerner Corporation
Express Scripts Holding Company

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 21

CORPORATE GOVERNANCE MATTERS

NEESHA HATHI Head of Wealth and Advice Solutions of The Charles Schwab Corporation Age 49, Director Since 2021
Business Experience
Neesha Hathi has served as Head of Wealth and Advice Solutions of The Charles Schwab Corporation (Charles Schwab), a financial services company, since 2022. Over the course of her 18-year career with Charles Schwab, Ms. Hathi has held positions of increasing responsibility. Notably, she was Chief Digital Officer from 2017 to 2022, during which time she was responsible for digital transformation, business innovation, and data and analytics. Prior to that role, she served as Executive Vice President of Investor Services Platforms, Strategy and Client Experience from 2016 to 2017, as Senior Vice President of Advisor Services and Chief Operating Officer of Schwab Performance Technologies from 2012 through 2016.

Ms. Hathi has been broadly recognized across the financial services industry for her digital expertise and transformative leadership, and she speaks frequently at industry events to provide thought leadership on digital transformation and related topics. In 2021, InvestmentNews named her among the top Icons & Innovators who have shaped and transformed the financial advice profession. Business Insider named her one of the 10 People Transforming Investing in 2020, and she was listed among the Top Women in WealthTech by Think Advisor in 2019.

Ms. Hathi serves on the Advisory Board of the Morrison Center for Marketing & Data Analytics at the University of California, Los Angeles, as well as The Charles Schwab Foundation.

Education MBA, University of California BS, University of Michigan	Board Committees Audit Finance	Other Public Company Boards N/A
22 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

GEORGE KURIAN Chief Executive Officer of NetApp, Inc. Age 56, Director Since 2021
Business Experience
George Kurian has served as Chief Executive Officer of NetApp, Inc. (NetApp), a cloud-led, data-centric software company, since 2015. He was NetApp’s President from 2016 through 2020; Executive Vice President, Product Development, from 2013 through 2015; and Senior Vice President, Software Group, from 2011 through 2013. Previously, Mr. Kurian held various roles at Cisco Systems, Inc., a technology company, having served as Vice President and General Manager, Application Networking and Switching Technology Group, from 2009 to 2011; Vice President and General Manager, Application Delivery Business Unit, from 2005 to 2009; and Vice President and General Manager, Video Networking Business Unit, from 2002 to 2005.

Mr. Kurian brings significant leadership experience and a deep understanding of business transformation, strategic planning, corporate growth and risk assessment on a global basis through his 10-year career with NetApp. He is well-versed in customer-oriented technology as a result of having led client service teams focused on helping companies advance strategy and operational initiatives and his background as an engineer.

Mr. Kurian has spent more than 20 years in leadership positions at technology-focused companies, through which he has developed expertise in innovative technology and related operations. His extensive background and experience provide a deep understanding of how technology fits into a business from both an operational and strategic perspective.

Education MBA, Stanford University BS, Princeton University	Board Committees Compliance People Resources	Current Public Company Directorships NetApp, Inc. (2015–Present)
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 23

CORPORATE GOVERNANCE MATTERS

KATHLEEN M. MAZZARELLA Chair, President and Chief Executive Officer of Graybar Electric Company, Inc. Age 62, Director Since 2018
Business Experience
Kathleen Mazzarella has served as Chair of Graybar Electric Company, Inc. (Graybar), a North American distributor of electrical, communications and data networking products and provider of related supply chain management and logistics services, since January 2013, as President and Chief Executive Officer since June 2012, and as a Director since January 2004. She is the first woman to lead Graybar since its founding in 1925.

Ms. Mazzarella previously served as Graybar’s Executive Vice President and Chief Operating Officer from December 2010 to June 2012. She joined Graybar in January 1980 and has held increasing roles of seniority, including Senior Vice President, Sales and Marketing, and Senior Vice President, Human Resources and Strategic Planning. Ms. Mazzarella has been instrumental in developing Environmental, Social and Governance (ESG) practices for Graybar and, as a member of the Board of Directors for Waste Management, focusing on driving sustainable operations that deliver innovation to customers. Under her leadership, Graybar has consistently invested in its community, actively cultivating an ownership culture, emphasizing integrity, inclusion and opportunity, and it has earned recognition for its governance practices and as a top national workplace. Ms. Mazzarella is also a contributing author of Inside the Minds, a book on Human Capital Management.

Ms. Mazzarella serves as Co-Chair for Concordance First Chance Campaign and as a Board Member for Greater St. Louis, Inc. She is a 2022 recipient of the inaugural St. Louis Titan 100 and an inaugural winner of the Modern Distribution Management Women in Distribution Leadership Award in 2021.

Education MBA, Webster University BA, National Louis University	Board Committees People Resources (Chair) Finance Executive
Current Public Company Directorships
Core & Main
 • Audit Committee
Graybar Electric Company, Inc. (Chair)
Waste Management, Inc.
 •  Management Development and Compensation Committee
 •  Nominating and Governance Committee (Chair)

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MARK B. MCCLELLAN, M.D., PH.D. Director, Duke-Robert J. Margolis, M.D., Center for Health Policy Age 59, Director Since 2018
Business Experience
Dr. Mark McClellan became the inaugural Director of the Duke-Robert J. Margolis, M.D., Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He currently serves in various leadership and advisory capacities for the National Academy of Medicine, the University of Texas Dell Medical School, the Institute for Clinical and Economic Review and other nonprofit organizations. He also was the founding Chair of the Reagan-Udall Foundation for the U.S. Food and Drug Administration (FDA). Dr. McClellan is a two-time recipient of the Kenneth Arrow Award for Outstanding Research in Health Economics.

Previously, Dr. McClellan served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. He was a member of the President’s Council of Economic Advisers and was White House Senior Director for Health Care Policy from 2001 to 2002. He also was the Deputy Assistant Secretary for Economic Policy for the Department of the Treasury from 1998 to 1999. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006, where he oversaw implementation of the Medicare prescription drug benefit and the Medicare Advantage program. From 2002 to 2004, he served as Commissioner of the FDA, where he developed and implemented the Critical Path Initiative and other major reforms in regulatory policy.

Additionally, Dr. McClellan was at the center of U.S. efforts to combat the COVID-19 pandemic and co-authored a road map detailing a comprehensive response and safe reopening. His work to respond to COVID-19 included focusing on virus containment and testing strategies; reforming health care toward more resilient models of delivering better, more equitable care and address public health challenges; accelerating the development of therapeutics and vaccines; and building a more robust global response to emerging infectious disease threats.

Education Ph.D., Massachusetts Institute of Technology M.D., Harvard-MIT Division of Health Sciences and Technology MPA, Harvard University BA, University of Texas	Board Committees Compliance Corporate Governance	Current Public Company Directorships Alignment Healthcare, Inc. Johnson & Johnson • Regulatory Compliance & Sustainability Committee • Science & Technology Committee
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KIMBERLY A. ROSS Former Chief Financial Officer of Baker Hughes Company Age 57, Director Since 2020
Business Experience
Kimberly Ross served as Chief Financial Officer of WeWork (the We Company), a flexible space solutions company, from March through September 2020. She served as Senior Vice President and Chief Financial Officer of Baker Hughes Company, an energy technology company, from September 2014 to July 2017.

Additionally, Ms. Ross was Executive Vice President and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, from November 2011 until September 2014. Prior to joining Avon, she served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. (Royal Ahold), a food retail company, from 2007 to 2011, and held a variety of senior management positions during her tenure, which began in 2001. She has expertise in corporate finance, financial planning and analysis, strategy, mergers and acquisitions, corporate restructuring, financial reporting, and internal auditing processes as well as IT operations oversight, and she holds a Cybersecurity Certification from the NACD.

Ms. Ross is an active member of her alma mater, sitting on the Foundation Board of the University of South Florida and the Advisory Board of the Muma College of Business.

Education BA, University of South Florida	Board Committees Audit (Chair) Finance Executive
Current Public Company Directorships
Nestlé S.A.
 • Audit Committee
Past Public Company Directorships
KKR Acquisition Holdings I Corp.
 • Audit Committee (Chair)
 • Compensation Committee (Chair)
 • Nominating Committee
Chubb Limited
PQ Group Holdings, Inc.

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ERIC C. WISEMAN Lead Independent Director, The Cigna Group; Former Executive Chair, President and Chief Executive Officer of VF Corporation Age 67, Director Since 2007
Business Experience
Eric Wiseman has served as The Cigna Group’s Lead Independent Director since January 2022. He was Executive Chair of VF Corporation, an apparel and footwear company, from August 2008 until October 2017. He served as VF Corporation’s Chief Executive Officer from January 2008 until December 2016, President from 2006 until June 2015 and Chief Operating Officer from 2006 to 2008. Prior to that, Mr. Wiseman held a variety of senior management positions at the company.

While at the helm of VF Corporation, Mr. Wiseman not only navigated the period that followed the 2008 financial crisis but he more than tripled the company’s share price. In addition, he consistently delivered a top-quartile total shareholder return, making VF Corporation a top performer among its direct peers. VF Corporation was also nationally recognized with standout corporate responsibility performance under his leadership and guidance. He grew the company’s presence around the world during his tenure, including through the multibillion-dollar acquisition of the Timberland Co. and the organic growth of the Vans and The North Face businesses.

Mr. Wiseman is an active member of his community, and he also sits on the Board of Trustees for Wake Forest University and the Board of Visitors for the Wake Forest School of Business. He also served on the American Heart Association CEO Roundtable, a leadership collaborative of CEOs exclusively dedicated to improving employee and community health.

Education BS and MBA, Wake Forest University	Board Committees Executive
Past Public Company Directorships
Lowe’s Companies, Inc.
 • Audit Committee
 • Compensation Committee (Chair)
 • Nominating and Governance Committee
 •  Sustainability Committee (Chair)
VF Corporation
 • Executive Chairman

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DONNA F. ZARCONE Former President and Chief Executive Officer of The Economic Club of Chicago Age 65, Director Since 2005
Business Experience
Donna Zarcone served as the President and Chief Executive Officer of The Economic Club of Chicago from February 2012 until July 2020, as well as Interim President from October 2011 until February 2012. She was President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc. (HDFS). She also led the formation of Eaglemark Savings Bank, a wholly owned subsidiary of HDFS, and served as its Chair and President. Early in her career, she served as the Chief Financial Officer for two start-ups, a technology leasing firm and a financial technology company, that were subsequently sold to strategic investors.

Ms. Zarcone has been serving on corporate boards for more than 30 years and is an Audit Committee Financial Expert and a certified public accountant. She is an NACD-Certified Director and is credentialed in Environmental, Social and Governance (ESG) and climate governance by NACD. She was also recently invited to serve as a NACD Commissioner for the Future of the American Board Initiative to re-examine the role of the board beyond its ongoing commitment to shareholders. In 2022, she was featured in NACD’s Directorship magazine, which highlighted her commitment to director professionalism. She also holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.

Ms. Zarcone is the Chair of the Investment Committee for the Duchossois Group and serves as Chair of the Audit Committee for Quinnox. She also serves on the National Board of the Smithsonian Institution with a focus on sustainability and digital transformation through the organization’s ‘Our Shared Future’ initiatives.

Education MBA, University of Chicago, Booth School of Business BS, Illinois State University	Board Committees Audit Corporate Governance (Chair) Executive	Current Public Company Directorships CDW Corporation (2011-Present) • Audit Committee • Nominating & Corporate Governance Committee

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 Corporate Governance Policies and Practices
The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders. We believe that strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. The Corporate Governance Committee reviews The Cigna Group’s governance program based on, among other things, developments in corporate governance, feedback received during shareholder engagement, legal or regulatory actions, proxy advisory firm positions, Securities and Exchange Commission (SEC) guidance and New York Stock Exchange (NYSE) requirements. The Corporate Governance Guidelines (the Guidelines) set forth the key governance principles that guide the Board. The Guidelines, together with the charters of the Audit, Compliance, Corporate Governance, Finance, People Resources and Executive Committees, provide a framework of policies and practices for effective governance.
The Board and the Corporate Governance Committee review the Guidelines, and the committees review their respective charters, and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at www.cigna.com/about-us/company-profile/corporate-governance/ and are available to any shareholder who requests a copy.(1)

Key Governance Practices
Independence	Best Practices	Accountability	Shareholder Rights

• Other than the Chair/CEO, all directors are independent

• Lead Independent Director with clearly defined responsibilities

• 100% independent Audit, Compliance, Corporate Governance, Finance and People Resources Committees

• Regular meetings of the independent directors of the Board and its committees, without management present

• Board and its committees may hire outside advisors independently of management

• Active shareholder engagement

• Diverse Board in terms of gender, race and ethnicity, experiences, and specific skills and qualifications

• Adoption of policy to ensure a diverse candidate pool for all director searches

• Separate Code of Business Conduct and Ethics for the Board

• Majority of director compensation delivered in common stock of The Cigna Group

• Robust stock ownership guidelines for directors

• Annual election of all directors

• Directors elected by majority vote standard for uncontested election

• Annual self-evaluations of the Board, its committees and individual directors, including periodic independent third-party assessments

• Annual evaluation of CEO (including compensation) by independent directors

• Clawback policy that applies to our short- and long-term incentive plans

• Shareholder right to call a special meeting

• Proxy access right for shareholders

• No supermajority vote provisions in our Certificate of Incorporation or By-Laws

• No shareholder rights plan or poison pill

DIRECTOR INDEPENDENCE
The Cigna Group believes in the importance of a board composed primarily of independent, non-employee directors. Ten of the eleven directors on the current Board are non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with The Cigna Group’s independence standards. The
Cigna Group’s independence standards, which are included in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.
To be independent, the Board must affirmatively determine that a director has no material relationships with the Company or as an officer, shareholder or partner of an organization that has a relationship with the
(1)
Throughout this Proxy Statement, we reference information available on our website. The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

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Company. In recommending to the Board that it determine each director is independent, other than Mr. Cordani, the Corporate Governance Committee considered whether there were any facts or circumstances that might impair a director’s independence, and recognized that several of The Cigna Group’s Board members serve as directors or executive officers of other organizations, including organizations with which The Cigna Group has ordinary course commercial relationships.
The Board has affirmatively determined that Mr. DeLaney, Mr. Foss, General Granger, Ms. Hathi, Mr. Kurian, Ms. Mazzarella, Dr. McClellan, Ms. Ross, Mr. Wiseman and Ms. Zarcone are independent directors. Mr. Partridge also served as an independent director during 2022. In addition, at the committee level, all members of the Audit, Compliance, Corporate Governance, Finance and People Resources Committees are independent, and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.
BOARD LEADERSHIP STRUCTURE
The Board is led by Mr. Cordani in the role of Chair and CEO and Mr. Wiseman in the role of Lead Independent Director. The Board continues to determine that its current leadership structure is the most effective leadership structure for the Board.
The Chair and CEO presides at meetings of the Board and shareholders. The combined role of Chair and CEO performed by Mr. Cordani remains effective for a number of reasons, including the following:
•
The health care landscape is rapidly and fundamentally reformatting and evolving, from a consumer, competitive, regulatory and technological perspective. The Board continues to believe that Mr. Cordani’s deep understanding of the health care industry, including the long-term risks and opportunities, uniquely positions him to unify the Board and management around the most impactful ways to maximize the Company’s strategic agility and capitalize on current and emerging opportunities to maximize shareholder value.

•
The ability of the Company to successfully execute on its strategic and operational objectives is a priority of the highest order for both management and the Board. The Board continues to believe that Mr. Cordani is best positioned to ensure the alignment and clarity of vision, goals and expectations between the Board and management to drive the Company to an elevated and accelerated level of performance.

•	Another important priority of the Board is talent succession, including CEO succession. The Board continues to believe that the new leadership structure of the Board creates additional opportunity to grow and accelerate the development of the next generation of leaders for the Company and underscores its commitment to this priority.
The role of the Lead Independent Director performed by Mr. Wiseman ensures the Board’s independent oversight of management and holds management accountable for creating long-term shareholder value. The Lead Independent Director continues to effectively aid in the independent oversight of management in many ways, including:
•
Presiding at meetings of the Board (including meetings of the independent directors) and shareholders in the Chair’s absence, serving as the liaison between the Chair and the independent directors, approving meeting agendas for the Board and having the authority to call meetings of the Board and independent directors. Mr. Wiseman is an active and thoughtful member of the Board and a vocal participant in the Board room, often engaging with management to consider different points of view and facilitating robust discussion. Even if not named a standing member of a committee, Mr. Wiseman regularly attends and participates in meetings of all of the committees of the Board as if he were a member of such committee;

•
Supporting the Board in a number of ways, including supporting the Corporate Governance Committee in considering the form of Board evaluation and playing a significant role in helping to complete the annual evaluation. Mr. Wiseman helps set the board culture by example and is a consensus builder. He is a constructive facilitator that serves as the coordinating point for dialogue interaction and feedback. Mr. Wiseman also contributes his risk management experience, such as his experience as Executive Chair and Chief Executive Officer of VF Corporation and as an Audit Committee member of the Board of Directors of Lowe’s Companies, Inc., to the Board;

•
Provides input on the design of the Board by engaging in the director recruitment process and meeting with prospective director nominees. Mr. Wiseman is a strategic thinker and encourages development of a vivid picture of the future composition of the Board and its impact on strategy through board refreshment considerations;

•
In coordination with the Chair, leading the Board in CEO succession planning and supporting the People Resources Committee and Board in discussions regarding the CEO’s performance evaluation and compensation determinations. Mr. Wiseman helps to build consensus around proposed directions for CEO succession planning and evaluation; and

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•
Being available to engage with shareholders upon request and as appropriate. Mr. Wiseman has dedicated time to the role and stays current on the most recent trends and issues. Mr. Wiseman builds and maintains strong, cooperative relationships.

Access to Management and Advisors
A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer serves as the staff officer for the Audit and Finance Committees; the General Counsel serves as the staff officer for the Compliance and Corporate Governance Committees; and the Chief Human Resources Officer serves as the staff officer for the People Resources Committee. These executive officers work with their respective committee chair to assist in setting and developing meeting agendas and materials and attend meetings as appropriate. Committee chairs communicate regularly with staff officers, the other executive officers and other members of management between scheduled Board meetings with respect to committee issues, and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.
The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.
BOARD EVALUATIONS AND BOARD EFFECTIVENESS
Evaluation Process
The Board evaluation process allows the Board to gain insights into the effectiveness of, and challenges facing, the Board, its committees and its individual members, with the goal of enhancing Board performance. The Board of the Cigna Group is committed to ongoing improvement and the evaluation process is an important vehicle that fosters and supports effectiveness. Our Board evaluations are designed to solicit input and perspective on various matters, including:
•	board and committee structure and the role and responsibility of the Board;
•	board composition, including size, diversity and skill set;
•	board dynamics and culture;
•	governance policies and practices;
•	strategy and risk oversight;
•	relationship with management;
•	board response to trends and developments;
•	board operations, including the conduct and cadence of meetings, schedule, information flow and relationships with outside advisors; and
•	overall performance.
As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. The Corporate Governance Committee and the independent Chair of the Board or Lead Independent Director, as applicable, determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective, in collaboration with The Cigna Group’s Office of the Corporate Secretary.
From time to time, the Board has engaged an independent third-party to conduct the Board evaluation. Most recently, the Board engaged an independent third-party to conduct the Board evaluation in 2019, which provided an opportunity to enhance board effectiveness and strengthen governance practices. The Corporate Governance Committee and Board have agreed to use an independent third-party to facilitate the Board evaluation process approximately every three to five years, or on an as needed basis.
In 2022, directors were interviewed by one or both of the Chair of the Corporate Governance Committee and the Lead Independent Director of the Board. The Chair of the Corporate Governance Committee and Lead Independent Director of the Board reviewed the feedback from the individual director interviews and shared committee-specific feedback received during the interview process with each of the committee chairs. Feedback on director performance is shared with each director individually, in one-on-one conversations. The Chair of the Corporate Governance Committee and the Lead Independent Director of the Board also led a discussion with the full Board regarding the results of the Board evaluation process. The chairs of each committee led a similar self-assessment discussion for their particular committee.
Based on the results of the Board, committee and individual evaluations, the Board works with management to take any steps required to address items raised, on an as-needed basis. The Board is mindful of the importance of a thorough and thoughtful evaluation process and believes that it furthers the Board’s overall effectiveness.
Board Refreshment and Succession Planning
Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees and making recommendations to the full Board on these matters. When identifying new candidates for the Board, the Committee focuses on identifying candidates that possess skills and qualifications that will support the Company’s short- and long-term strategy, while being mindful of the complex and dynamic nature of the health services industry, as well as any upcoming planned retirements. The Committee’s objective is to balance the knowledge and insights gained
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from long-term service on the Board with the new skills and experience that results from adding directors to the Board, at a pace that allows the Board to maintain its high-performing and effective culture. On a targeted basis, the Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership.
The Guidelines require the Corporate Governance Committee, and any search firm it engages, to include women and racially and ethnically diverse candidates in the pool from which the Committee selects director candidates.
New directors undergo an extensive Board and committee orientation process, overseen by the Corporate Governance Committee. The orientation process is designed to enable new members of the Board to become active, knowledgeable and effective Board members. As part of this process, each new director receives a series of briefings designed to provide meaningful interactions with our executive officers and other senior leaders. These briefings focus on, among other topics, our business operations, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, corporate governance, human capital management and leadership succession, and key policies and practices, including our Codes of Ethics, as well as the roles and responsibilities of the Board. Board orientation may also include site visits to key business operations.
RESPONSIBILITIES OF THE BOARD
Board Oversight of Risk and Enterprise Risk Management
The Board of Directors has the ultimate responsibility for risk oversight under The Cigna Group’s risk management framework. The Board oversees our policies and procedures for assessing and managing risk, while management is responsible for assessing and managing our exposures to risk on a day-to-day basis. The Board executes its duty both directly and through the Audit, Compliance, Corporate Governance, Finance and People Resources Committees. The Audit Committee oversees the Company’s enterprise risk management framework, which is designed to identify and assess risks that have an impact on the attainment of The Cigna Group’s strategic and financial goals and each of the committees oversees risks related to the subject matter delegated to such committee. Risks not otherwise delegated to a committee are overseen by the full Board.
The Cigna Group’s Enterprise Risk Management (ERM) program covers the full panoply of our critical enterprise risks, and are organized into four primary risk categories: strategic, operational, financial and compliance. Our Chief Compliance and Risk Officer (the CCRO), who reports to our General Counsel, facilitates the ERM program. As part of our ERM process, management identifies, assesses, prioritizes and develops mitigation and remedial plans for the Company’s top risks over short- and longer-term time horizons. The full inventory of risks is reviewed regularly with the Audit Committee and deep dives into each of the four risk categories occur annually. The CCRO and the General Auditor (the GA) partner closely to ensure key risks identified through the ERM process are incorporated into our audit plans and that key findings are filtered through the Company’s disclosure processes.
Key Areas of Risk Oversight

Board of Directors Talent Technology Governance & Risk Management Strategy, including Growth Strategy
Audit Financial statements Internal controls Disclosure controls and processes Cybersecurity	Compliance Compliance programs Compliance risk assessments Data privacy Code of Ethics and Director Code	Corporate Governance Corporate governance policies and practices Board succession planning ESG landscape, policies and performance Shareholder engagement Political and charitable contributions	Finance Capital deployment Operating plan/budget Technology investments Investment strategy	People Resources Executive compensation Incentive compensation programs and policies Succession planning Human capital management, including diversity, equity and inclusion
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Shareholder Engagement for Corporate Governance
We engage with shareholders on issues related to corporate governance, executive compensation, corporate responsibility, Company performance and other areas of focus for shareholders. Our Corporate Secretary, Senior Vice President of Investor Relations and representatives of The Cigna Group’s Office of the Corporate Secretary, Executive Compensation, ESG and Government Affairs teams conduct meetings to update investors and regularly convey feedback from those meetings and calls to the Chair of the Board, our Lead Independent Director, and other members of the Board and management. The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives, continue to develop strong relationships and ensure responsiveness to concerns that our shareholders may have. We take insights from this feedback into consideration and share them with our Board as we review and evolve our practices and disclosures.
SHAREHOLDER ENGAGEMENT FOR CORPORATE GOVERNANCE
We engage with shareholders throughout the year related to corporate governance topics.
In 2022, we invited holders of 74% of our outstanding stock to engage with us to discuss corporate governance topics, including our 100 largest shareholders.

Throughout the year, we engaged with holders of 42% of our outstanding stock specifically about corporate governance.

Topics Discussed
Corporate governance and shareholder rights
Board composition and refreshment
Executive compensation and human capital matters
Diversity, equity and inclusion efforts
ESG initiatives and performance

The Cigna Group’s robust shareholder engagement program is designed to foster an active and constructive dialogue with a broad and representative group of our shareholders and other stakeholders. The Cigna Group believes that our engagement practices, including with respect to ESG matters, general corporate governance matters and other topics outlined above, strengthen our relationships with our shareholders and underscore The Cigna Group’s commitment to acting in the best interests of the Company’s shareholders and other stakeholders.
Our engagement with shareholders continues to influence our policies and practices. We have implemented several governance enhancements in recent years for which shareholders have expressed support in our engagement discussions, including:
•
our adoption of a policy to ensure a diverse candidate pool for all director searches, which requires that the Corporate Governance Committee and any search firm it engages include women and racially and ethnically diverse candidates in the pool from which the committee selects director candidates;

•	the adoption of our proxy access and shareholder right to call a special meeting bylaws; and
•	the elimination of supermajority voting provisions in our governing documents.
In addition to engagement with shareholders for corporate governance, we actively review policy voting guidelines of our large shareholders as well as Institutional Shareholder Services (ISS) and Glass Lewis. This includes close monitoring of any published scores.
Oversight of Business Strategy
The Board provides unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics and the competitive landscape. The Board and its committees provide guidance and oversight to management with respect to The Cigna Group’s business strategy throughout the year.
As part of its oversight of business strategy, the Board:
•	reviews The Cigna Group’s annual and longer-term strategic plan, financial targets and strategies for achieving those targets;
•	reviews and assesses The Cigna Group’s results of operations, financial performance, prospects and competitive position;
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•	discusses external factors that affect the Company, such as regulatory developments and trends impacting the health services industry generally;
•	reviews our performance compared to our competitors; and
•	evaluates potential strategic alternatives relating to The Cigna Group and our business, including possible acquisitions, divestitures and business combinations.
Leadership Succession Planning and Human Capital Management Oversight
Our organizational structure is designed to position us for sustained growth, and the Board views our leadership team as a key strength of the Company.
In coordination with the Chair, the Lead Independent Director leads the Board in CEO succession planning. The Board engages in CEO succession planning annually as well as on an as needed basis. Further, the Board approves regular and emergency succession plans and, as part of those plans, evaluates potential candidates who meet the Board’s criteria for the Chief Executive Officer position.
Through its People Resources Committee, the Board also oversees succession planning for other leadership roles, including executive officers and key members of senior management. With the assistance of the People Resources Committee, the Board also reviews emergency succession plans.
A global, diverse workforce that is experienced, engaged, healthy and connected is essential to our achieving our mission. In addition to leadership succession planning, the People Resources Committee is actively engaged in the oversight of the Company’s human capital management through its review of the following topics:
•	the Company’s employee health and well-being programs, including structure and outcomes;
•	the Company’s Enterprise Incentive Plan and the Long-Term Incentive Plan for management;
•
the Company’s performance relative to the acquisition and retention of talent, leadership and development programs, and other initiatives and plans to help ensure that we have talent positioned to deliver on our strategy; and

•	the Company’s principal policies, practices and progress relative to pay equity and to diversity, equity and inclusion.
ESG Oversight
The Board has oversight responsibility for our ESG strategy and initiatives and has delegated certain responsibilities to the Audit, Compliance, Corporate Governance, and People Resources Committees. In addition to ensuring the Board adheres to strong board governance practices generally, the Corporate Governance Committee oversees the Company’s ESG policies and performance overall, reviews the annual ESG report, and periodically updates and makes recommendations to the Board with respect to such matters. The Corporate Governance Committee is regularly updated on ESG considerations, trends and feedback raised by shareholders, proxy advisory firms and other stakeholders. The Audit Committee oversees our disclosure controls, including with respect to our ESG disclosure, as well as cybersecurity. The Compliance Committee oversees health care regulatory requirements governing our business operations, ethics and data security and privacy. The People Resources Committee oversees human capital management matters, including pay equity and diversity, equity and inclusion.
Cybersecurity Oversight
The Board has ultimate oversight over the Company’s privacy and cybersecurity programs and strategy. Members of the Board have cybersecurity expertise, including certifications. The Board executes this oversight directly and through both the Audit Committee, for cybersecurity purposes, and the Compliance Committee, for privacy purposes. In these capacities, the Board is responsible for ensuring that the Company has risk management policies and processes in place to meet and mitigate evolving risks and threats. These committees, as well as the full Board, are regularly briefed on cybersecurity and privacy issues. These briefings are designed to provide visibility about the identification, assessment, and management of critical risks, audit findings, and management’s risk mitigation strategies. Additionally, these briefings include information about current trends in the environment, incident preparedness, and various components of the Company’s cybersecurity and privacy programs.
The foundation of our cybersecurity program is our enterprise-wide security policies and standards. Our cybersecurity program and our security policies and standards are aligned with the National Institute of Standards and Technology (NIST) 800-53 Cybersecurity Framework. NIST is an internationally recognized security control framework used by companies to assess and improve their ability to prevent, detect, and respond to cyberattacks. In addition to the NIST framework, we leverage the International Organization for Standardization (ISO) 27001 and 27002 standards. NIST and ISO standards are internationally accepted and provide best practice recommendations for initiating, implementing, and maintaining information security management systems. In addition, all employees are required to complete an annual cybersecurity training course. This training is complemented by ongoing security awareness messaging.
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BOARD MEETINGS AND COMMITTEES
In 2022, the Board held 9 meetings, and the committees of the Board held a total of 31 meetings. At all regular Board meetings held in 2022, the independent members of the Board met without management present. As part of all regularly scheduled Board meetings, the Chair or Lead Independent Director presided over all executive sessions of the Board. Each committee also met without management on a regular basis in connection with their respective meetings.
During 2022, Board and committee attendance was 99% with each director attending more than 75% of the aggregate of all meetings of the Board and committee on which such director served during the year. In addition to formal Board meetings, the Board engages with management regularly throughout the year.
The Board expects directors to attend the annual meeting of shareholders. All individuals then serving as directors attended the 2022 annual meeting. All continuing directors are expected to attend the Annual Meeting in 2023.
The specific roles and responsibilities of the Board’s Executive, Audit, Compliance, Corporate Governance, Finance and People Resources Committees are delineated in written charters adopted by the Board. Complete copies of the committee charters are available on The Cigna Group’s website at www.cigna.com/about-us/company-profile/corporate-governance/board-committees. For further information regarding the independence of our directors and among our committees, please see “Corporate Governance Matters — Director Independence.”
The Executive Committee may exercise the power and authority of the Board as delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Cordani is Chair of the Executive Committee, and Mr. Foss, General Granger, Ms. Mazzarella, Ms. Ross, Mr. Wiseman and Ms. Zarcone serve on the Executive Committee. The Executive Committee did not meet during 2022.
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A summary of the key committee responsibilities and the composition of the Audit, Compliance, Corporate Governance, Finance and People Resources Committees is set forth below.
AUDIT COMMITTEE
Current Members Ms. Ross (Chair) Mr. DeLaney Ms. Hathi Ms. Zarcone Met nine times in 2022	Primary Responsibilities

The Audit Committee assists the Board in fulfilling its oversight responsibility regarding the integrity of the Company’s financial information and the adequacy of the Company’s internal controls, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the Independent Auditors), the performance of the Company’s internal audit function and compliance by the Company with legal and regulatory requirements. Among its responsibilities, the Committee:

•
Appoints, oversees the work and compensation of, and removal of, the Independent Auditors; reviews and approves in advance the terms of the engagement of the Independent Auditors and all audit and permissible non-audit services to be  provided by the Independent Auditors

	•	Reviews with the GA and the CCRO the risk assessment process, results and resulting annual audit plan for the upcoming year and the results of internal audit activities
	•	Oversees policies with respect to risk assessment and risk management, oversees the Company’s financial risks and discusses with management the Company’s enterprise risk management framework
•
Reviews with the Independent Auditors and management both management’s assessment and the Independent Auditors’ annual report on the effectiveness of the Company’s internal controls and reviews with management the adequacy and effectiveness of the Company’s internal controls, financial controls, and disclosure controls and procedures, including ESG

•
Reviews with management and, if appropriate, the Independent Auditors, The Cigna Group’s annual and quarterly financial statements, earnings press releases and significant accounting policies and policies regarding financial information and earnings guidance provided to analysts and rating agencies

	•	Reviews litigation and other legal or regulatory matters that may have a material impact on the Company’s financial statements
	•	Reviews the Company’s information technology security program and reviews and discusses the controls around cybersecurity, including the Company’s business continuity and disaster recovery plans
•
Establishes, oversees and reviews procedures related to (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, auditing matters or federal securities laws reporting and disclosure matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees

All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards, and Ms. Ross, Mr. DeLaney and Ms. Zarcone have been designated “audit committee financial experts” as defined in the SEC rules. For more information regarding the Audit Committee’s activities see “Report of the Audit Committee” in the Audit Matters section of the Proxy Statement.

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COMPLIANCE COMMITTEE
Current Members General Granger (Chair) Mr. Kurian Dr. McClellan Met five times in 2022	Primary Responsibilities

The Compliance Committee assists the Board in fulfilling its oversight responsibility regarding the Company’s compliance and ethics programs, including compliance with laws and regulations that apply to our business operations, such as data privacy and the U.S. federal and state health care program requirements. Among its responsibilities, the Committee:

	•	Oversees key compliance programs and reviews the structure, operation and effectiveness of the compliance risk assessment processes and compliance programs
	•	Reviews significant compliance risk exposures or violations and the steps to monitor, correct and/or mitigate such exposures or violations
•
Oversees the administration of the Company’s Code of Ethics and Principles of Conduct and Director Code of Business Conduct and Ethics and recommends changes thereto to the Board, considers any requests for waivers from the Code or the Director Code benefiting the Company’s executive officers or directors and review any waivers from the Code granted to the Company’s employees

CORPORATE GOVERNANCE COMMITTEE
Current Members Ms. Zarcone (Chair) Mr. DeLaney General Granger Dr. McClellan Met six times in 2022	Primary Responsibilities

The Corporate Governance Committee assists the Board in fulfilling its oversight responsibility regarding the Board’s structure, organization, performance and effectiveness and the Company’s corporate responsibility and environmental sustainability policies and performance. Among its responsibilities, the Committee:

	•	Oversees the Board and each committee’s composition (including member qualifications), structure, size and succession planning
	•	Monitors corporate governance developments and recommends changes to our Certificate of Incorporation, By-Laws and Corporate Governance Guidelines to the Board
	•	Oversees the evaluation of the Board, its committees and each director
•
Monitors the Company’s corporate responsibility and environmental sustainability policies and performance, reviews the annual corporate responsibility report and makes recommendations to the Board with respect to related policies, practices and initiatives

	•	Oversees any related person transactions
	•	Oversees non-employee Director compensation and related plans
	•	Oversees policies by which interested parties, including shareholders, may make significant concerns known to the Board
	•	Oversees policies and practices regarding political and charitable activities, including any contributions therewith
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FINANCE COMMITTEE
Current Members Mr. Foss (Chair) Ms. Hathi Ms. Mazzarella Ms. Ross Met five times in 2022	Primary Responsibilities

The Finance Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s financial resources and invested assets, capital, investment policies and information technology strategy and execution. Among its responsibilities, the Committee:

	•	Reviews the management of the Company’s financial resources, financial objectives and invested assets
	•	Reviews the annual operating plan and capital plan, dividends, and delegation of authority to management to address the Company’s capital and debt and capital position
	•	Reviews the Company’s information technology strategy and execution
	•	Acts upon proposed investments, divestitures, capital commitments and certain sourcing arrangements
	•	Approves the investment strategy and reviews the Company’s investment policies and guidelines
	•	Oversees the Company’s capital and investment-related risks, including with respect to its technology-related risks
PEOPLE RESOURCES COMMITTEE
Current Members Ms. Mazzarella (Chair) Mr. Foss Mr. Kurian Met six times in 2022	Primary Responsibilities

The People Resources Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s human resources, including human resource policies and policy controls, people development, and compensation and benefit programs and plans, including for the Company’s executive officers. Among its responsibilities, the Committee:

	•	Oversees and approves, as appropriate, compensation design and award strategies and material employee benefit plans
	•	Makes recommendations to the Board regarding equity compensation plans and material amendments to such plans and approves equity compensation awards
	•	Approves executive compensation program design, including performance measures and goals, formulas and payouts under short-term and long-term cash-based and equity-based incentive plans
•
Reviews and approves the various elements of compensation for any current or prospective executive officers other than the CEO, for whom the Committee makes recommendations to the independent members of the Board

	•	Reviews and approves goals and objectives relevant to the CEO’s compensation and evaluates the CEO’s performance in light of those established goals and objectives
•
In consultation with the CEO, reviews the Company’s people development processes; oversees the policies and processes for people development and supports the Board in the assessment of current and potential executive officers and key senior management, including succession planning

	•	Oversees potential risks in incentive compensation programs and policies
	•	Reviews and monitors the Company’s diversity, equity and inclusion programs
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CODES OF ETHICS
The Cigna Group is committed to conducting business in accordance with the highest standards of integrity, legal compliance and ethical conduct. All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on The Cigna Group’s website at www.cigna.com/about-us/company-profile/corporate-governance/code-of-ethics. In addition, directors must also comply with the Director Code of Business Conduct and Ethics, available on The Cigna Group’s website at www.cigna.com/static/www-cigna-com/docs/about-us/company-profile/corporate-governance/board-code-of-ethics.pdf. The Board believes that having a separate code of conduct for the Board meaningfully enhances The Cigna Group’s governance framework by making Board-specific policies clearer. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with The Cigna Group’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, insider trading and adherence to laws and regulations affecting the conduct of The Cigna Group’s business. Directors and employees annually affirm their adherence to the Director Code of Business Conduct and Ethics and the Code of Ethics, as applicable.
ESG
The Cigna Group’s ESG framework is structured around four connected pillars that underscore our mission to improve the health and vitality of those we serve. We drive action through this framework to deliver on our ESG vision: to transform the ecosystem of health into one that is well-functioning, sustainable, accessible, and equitable – advancing better health for all. Our commitment to this vision guides us in our multidimensional value-creation strategy as we strive to meet the needs of our many stakeholders. The four pillars of our ESG framework are: Healthy Environment, Healthy Society, Healthy Workforce and Healthy Company.
In 2021, The Cigna Group engaged an independent consultant to perform an updated ESG materiality assessment. The evolution of The Cigna Group's ESG framework was guided by the outcome of this assessment, which identified the ESG issues that matter most to The Cigna Group's business and to our stakeholders, and that represent areas where we have the greatest capacity to take action and make a positive impact. Based on the results of that assessment, we have prioritized the ESG focus areas highlighted in the table below. We intend to review these focus areas annually and conduct a formal materiality assessment every couple of years.
Healthy Environment	Healthy Society	Healthy WorkforCe	Healthy COMPANY
• Climate Change & Emissions • Sustainable Operations	• Sustainable Health Care • Health Equity • Community Resilience • Product Service & Quality	• Human Capital Development • Employee Health, Safety & Well-being • Diversity, Equity & Inclusion	• Responsible Supply Chain • Business Ethics & Compliance • Leadership & Accountability • Data Protection
The Cigna Group annually publishes an ESG report highlighting our ESG goals, initiatives and performance, including with respect to each of our identified focus areas. In addition, we have mapped and linked our disclosure on a range of ESG topics to metrics outlined by the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosures (TCFD) voluntary disclosure frameworks. This report is presented to the Corporate Governance Committee, which reviews the report with the Board, prior to its publication. We encourage our shareholders to review our most current report, which is available on The Cigna
Group’s website at www.cigna.com/about-us/corporate-
responsibility/report/. We expect to publish our 2022 report in summer 2023.
The Cigna Group has received many recognitions for our responsible business practices, including:
•	Member of Dow Jones Sustainability Index for both the World and North America, marking the sixth straight year that The Cigna Group has been named to the indices (December 2022);
•	Named one of America’s Most JUST Companies for the third year by JUST Capital and CNBC, including #1 in the Health Care Providers industry and #16 overall in the JUST 100 (January 2023);
•	Human Rights Campaign, corporate equality index score of 100 (January 2022);
•	Top 1% in EcoVadis, improving to a Platinum Medal sustainability rating (October 2022); and
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•	Received ESG Rating Score of AA from MSCI (September 2022), “Low Risk” score from Sustainalytics (December 2022), and “Prime” by ISS (January 2023).
For additional information regarding the Board’s oversight of corporate responsibility, see “Responsibilities of the Board – Environmental, Social and Governance Oversight.”
Human Capital Management
The Cigna Group’s mission is to improve the health and vitality of those we serve. A global healthy and diverse workforce is essential to achieving our mission and our business growth strategies. We are continually investing in our global workforce to support our employees’ health and well-being, further drive diversity, equity and inclusion, provide fair and market-competitive pay and foster employee growth and development.
As of the end of 2022, we had approximately 71,300 employees, with 94% of our employees based in the United States. Approximately 97% of our employees are full-time.

Health, Well-Being and Other Benefits
Tending to our employees' health, well-being and peace of mind is a critical business imperative for our company. Ensuring the vitality of our workforce is one of the most important investments in our enterprise that we make each year. We believe that when we support our employees' health and well-being, they have fewer absences and are more productive and engaged in driving our mission and business strategy forward, thereby creating shareholder value. In 2022, we invested approximately 18% of total payroll in health, well-being and other benefits, including life and disability programs, 401(k) contributions and retirement-related benefits for our employees in the United States.
In addition to traditional medical and pharmacy benefits, we provide both physical and mental health support to employees, including: nutrition and fitness programs;
employee assistance program (EAP) benefits that are free to all employees and to all members of their households; and digital tools that provide access to education and therapy to help individuals build greater resilience and cope with stress, anxiety and depression. As a result of our investments, and our efforts to build and reinforce a culture of health within the organization, 88% of employees who responded to our global survey last year indicated that their manager actively supports employee health and well-being (with an average 83% employee response rate).
In 2022, we expanded our caregiver leave program to include caring for a grandparent or grandchild, in addition to caring for a child or parent. In addition, we support our employees’ financial well- being by offering debt and credit counseling, student loan debt consolidation support, and one-on-one retirement counseling, as well as a competitive 401(k) match for those employees who participate in our plan, which includes the vast majority of our employees.
Diversity, Equity & Inclusion
We recognize that our continued success depends on the collective strengths of our employees. At Cigna, our individual differences – including race, ethnicity, nationality, veteran status, disability, sexual orientation and gender identity - represent a mosaic of backgrounds, experiences and perspectives that enable us to deliver on our mission and to innovate and create solutions that resonate with our customers, partners, and communities.
As of the end of 2022, based on employee self-reporting, 71% of our employees were women, and 39% of our employees in the United States were ethnic minorities (which includes Black / African American, Asian, Hispanic or Latinx, Pacific Islander and American Indian / Alaskan employees). Additional information on the diversity of our workforce, including data based on our Employee Information Report (EEO-1), can be found in our Corporate Responsibility Report. In addition, our Employee Information Report (EEO-1) most recently filed with the U.S. Equal Employment Opportunity Commission is available on our website at https://www.cigna.com/static/www-cigna-com/docs/about-us/corporate-responsibility/equal-employment-opportunity.pdf.
We are committed to fostering a culture of belonging and equity among our diverse workforce that advances our ability to improve the health and vitality of those we serve. We are also committed to fairness in pay and opportunity for all of our employees.
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These commitments are demonstrated through our DEI strategy, through our programs and practices to attract, retain and reward our employees, and through the actions of our enterprise DEI Council. Our DEI strategy focuses on:
•	elevating the next set of diverse leaders;
•	striving to ensure every employee feels a sense of belonging and is able to reach their fullest potential;
•	proactively monitoring our people processes and programs to promote equitable outcomes; and
•	showcasing the impact of DEI with our colleagues, customers, clients and communities.
In support of that strategy, we work to ensure that all personnel actions, including recruiting, hiring, training and promotions for all positions, are administered without regard to an employee’s race, color, religion, ethnicity, gender or sexual orientation while pushing ourselves to increase opportunities for representation of women and racially and ethnically diverse individuals, particularly in middle and senior management roles. We set a goal in 2020 to reach gender parity in our director and senior director roles by the end of 2024, and we are on track to reach this goal.
We are able to attract and recruit key talent into various leadership development programs and other entry level positions across the business through strategic relationships with diverse student groups at our partner colleges and universities, as well as through our involvement with multiple national, regional and local organizations, which provide us focused recruiting opportunities with women, the LGBTQ+ community, military veterans and underrepresented minority groups among others.
Since 2020, we have also required all employees to take “unconscious bias” training to help ensure that hiring and promotion and other decisions are focused on abilities and qualifications Our compensation practices, rooted in our pay-for-performance philosophy, promote equity in pay through measures such as benchmarking compensation by role, eliminating inquiries regarding applicants' compensation history from the hiring process and monitoring for potential disparities. Our most recent pay equity analysis among our U.S. employees, conducted in 2023, illustrated that female Cigna Group employees earn more than 99 cents for every dollar earned by similarly-situated male employees, and employees from underrepresented groups (which includes Black/African American, Hispanic or Latinx, Pacific Islander and American Indian/Alaskan employees) earn more than 99 cents for every dollar earned by similarly-situated white employees. This year, for the first time, we also analyzed gender pay on a global basis and found that, across the entire Company, female employees at The Cigna Group earn more than 99 cents for every dollar earned by similarly situated male employees.
In 2021, we launched our DEI Council, which is chaired by our CEO and Chair of the Board and is comprised of leaders from various areas of the Company. The DEI Council’s focus is on advancing health equity and continuing to strengthen our diverse and inclusive culture. Under the leadership of the DEI Council, we published our annual Diversity Scorecard, a tangible example of our commitment to leading and being transparent with our DEI progress.
Another way in which we measure our progress relative to our DEI commitment is through a collection of relevant questions on our annual employee engagement survey. Approximately 79% of employees answered positively to this set of questions, which we refer to as the DEI index. To hold our leaders accountable to our commitment, our DEI index performance is a component of the measures that determine the funding of our Enterprise Incentive Plan pursuant to which executive bonuses are paid.
Finally, our Board of Directors, directly and through its People Resources Committee, is updated routinely by management on our diversity, equity and inclusion programs and progress.
Additional information regarding our commitment to DEI and equitable pay is included in our Pay Equity Commitment Statement, which can be found on our website at https://jobs.thecignagroup.com/payequity. In this statement, we emphasize our commitment to fairness in pay and opportunity for all of our employees, regardless of gender, race or ethnicity, as well as the steps we are taking to increase the representation in Cigna’s leadership to ensure that the perspectives of women are included at all levels throughout the Company.
Our DEI efforts have been recognized externally. For example, Cigna ranked #24 on DiversityInc’s 2022 Top 50 Companies For Diversity, a nine-place jump forward from 2021. We were also awarded “2022 Best Places to Work for LGBTQ+ Equality” by the Human Rights Campaign Foundation.
Talent Acquisition, Development and Retention
Our talent acquisition and rewards strategies are designed to attract and retain skilled employees who are engaged in our mission. Our compensation program is rooted in market competitive base salaries and incentives that reward contributions that advance the Company's strategy and mission. Shifts in labor dynamics that started
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in the midst of the COVID-19 pandemic have continued to impact our employee population, and we continue to experience voluntary worker attrition at higher levels than we experienced prior to the pandemic: in 2022, the voluntary turnover rate was approximately 16% for all employees.
Our online learning platform and career development tools and events offer a broad range of training, education and development resources to all employees. In 2022, based on internal data, U.S. employees on average engaged in 34 hours of learning through these resources. Enterprise leadership development programs were provided to executive, high-potential and new manager audiences to develop and expand leadership capability across the enterprise. The Cigna Group also offers an education reimbursement program for both full and part-time employees who meet the continuing education criteria. We believe these strategies and programs contribute to employee engagement and retention.
For additional information regarding the Board’s oversight of human capital management, see “Responsibilities of the Board – Leadership Succession Planning and Human Capital Management Oversight.” For additional information regarding our commitment to Board diversity, see “Election of Directors – Commitment to Board Diversity.”
The Cigna Foundation
The Cigna Foundation’s charitable giving philosophy is part of our mission to improve the health and vitality of those we serve. The Cigna Foundation focuses on opportunities to make a difference in the health of our communities and create a better future, through partnerships that address socioeconomic status, education, neighborhood and physical environment, employment, and social support networks, as well as access to health care, otherwise known as social determinants of health. Our philanthropy goes beyond financial contributions to include employee engagement, volunteer activities, and community involvement.
In 2022, the Cigna Foundation funded more than $16.5 million towards the following focus areas: health and well-being, education and workforce development, community and social issues, military, veterans and first responders, disaster relief, global and trending causes, employee programs, and its signature programs: Building Equity and Equality Program, Cigna Scholars, and Healthier Kids For Our Future®.
Through the Cigna Foundation’s signature Healthier Kids For Our Future® initiative, a $25 million, five-year global initiative launched in 2019, we continued to address challenges affecting children’s health and well-being. In 2022, the Cigna Foundation made grants totaling nearly $5.5 million for programs designed to help eliminate food insecurity and focus on the mental health needs of children. The Building Equity and Equality Program was launched in 2020 and is a five-year initiative to expand and accelerate efforts to support diversity, inclusion, equality, and equity for communities of color. In 2022, over $100,000 was funded towards grant programs supporting the Building Equity and Equality Program and other community and social issues.
In addition to its signature programs, the Cigna Foundation supports grant programs aligned to its mission and strategy:
•
Health and well-being grants were awarded to nonprofit organizations that focus on efforts to improve overall access to care, treatment and medication, chronic disease treatment and prevention, behavioral health conditions, dental health, wellness programs, and maternal, prenatal and newborn health.

•
Education and workforce development grants focused on pre-kindergarten through post-secondary and adult education programs designed to improve school readiness, facilitate academic achievement and drive the pursuit of careers in health care intended to improve health outcomes for all populations.

•
Other areas of focus included direct service programming grants to support active duty military, veterans, first responders, and their families leading to economic empowerment and career and workforce readiness. The Cigna Foundation continuously addresses topical issues facing individuals and communities by providing support to communities impacted by natural disasters and/or community devastation. The Cigna Foundation also provides support outside the United States, aligned to health equity and access to care goals.

The Cigna Foundation continued its support of The Cigna Group’s employees through the Cigna Scholars Program in 2022, providing $3,000 academic scholarships to more than 270 dependents and grandchildren of our employees. This program helps to close the affordability gap for our employees' families and the next generation of students.
In 2022, the Cigna Foundation also recognized employees’ philanthropic passions, outstanding efforts towards volunteerism and the connections made between personal health and charitable giving by funding approximately $2.9 million to preferred causes of The Cigna Group employees through matching gifts, healthy lifestyles and community service grants.
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ANNUAL POLITICAL CONTRIBUTIONS AND LOBBYING ACTIVITY REPORT
The Cigna Group is committed to transparency and published its first political contributions and lobbying activity report in 2011, which strives to provide clarity about our goals and positions related to the Company’s federal and state lobbying and advocacy efforts, as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. The company has engaged significantly with shareholders to solicit input on best practices and information that would be of interest. Based on the results of our engagement efforts, there is shareholder consensus that requiring the description of political contribution rationales at a candidate or organizational level would not serve the interests of shareholders. There is also recognition that, since The Cigna Group Employee Political Action Committee (CignaPAC) is funded entirely through voluntary contributions of eligible employees who represent a broad continuum of personal political ideologies, it would be inappropriate for CignaPAC contributions to be made in support of anything other than business priorities of common concern. There were, however, many constructive suggestions from shareholders; as a result, the company agreed to: enhance our disclosures by establishing a standalone disclosure page on or about March 31, 2023 to facilitate navigation to lobbying and political contribution information and to increase our reporting frequency from annually to twice per year. In line with our past annual reports, the new disclosure page will include an overview of the governance framework and strategy of our lobbying and political activity as well as trade association membership dues and detailed contribution information regarding the political candidates, parties and committees that the Company supports, including recipient names and amounts given.
CERTAIN TRANSACTIONS
Transactions with Related Persons
The Cigna Group has not adopted a written policy concerning the review, approval or ratification of related person transactions. The Cigna Group compiles information about transactions between The Cigna Group and The Cigna Group’s directors, director nominees, executive officers and any immediate family members and affiliated entities identified by directors, director nominees and executive officers as having any form of relationship with The Cigna Group, as well as shareholders that identified themselves since the beginning of 2022 as beneficially owning more than 5% of The Cigna Group’s common stock. The Cigna Group’s Office of the Corporate Secretary conducts an analysis to determine whether there may be disclosure required under SEC rules as a related person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company with the Board.
A member of Mr. Wiseman’s family is an employee of The Cigna Group. The position that employee holds is not an executive officer or enterprise-level strategic role. Target total annual compensation for this position is determined by reference to a range of compensation for similarly situated roles and is approximately $125,000 to $209,000. Actual compensation was established in accordance with the Company’s compensation practices applicable to non-executive employees with equivalent qualifications, experience and responsibilities. The position also is eligible for standard benefits provided to other non-executive employees. The Board does not view this employment relationship as presenting a conflict for Mr. Wiseman. There were no other related person transactions requiring disclosure under SEC rules.
Compensation Committee Interlocks and Insider Participation
The People Resources Committee is composed of three independent directors: Kathleen M. Mazzarella (Chair), Eric Foss and George Kurian. Eric C. Wiseman served as Chair until his resignation from the Committee in February 2022. There are no compensation committee interlocks.
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Non-Employee Director Compensation
OVERVIEW
The Cigna Group’s director compensation program is designed to attract and retain highly qualified independent directors by addressing the time, effort, expertise and accountability required of active board membership. The Board believes that the director compensation program:
•	aligns with shareholder interests because it delivers a majority of Board compensation through an equity-based component, the value of which is tied to The Cigna Group’s stock price; and
•	is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.
The Corporate Governance Committee periodically reviews director compensation and assists the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.
DIRECTOR COMPENSATION PROGRAM
The Corporate Governance Committee reviews The Cigna Group’s non-employee director compensation program, initially adopted in 2018, on an annual basis. In 2022, the Corporate Governance Committee, with the assistance of Pay Governance, reviewed the director compensation program to ensure that our pay practices remained competitive and aligned with peer companies. As part of this review, the Corporate Governance Committee analyzed benchmarking data from the Company’s compensation peer group and general industry peer group. Following this review, the Committee decided to make no changes to the Director Compensation Program for 2022, which is reflected below.
RETAINER TYPE	ANNUAL AMOUNT	METHOD OF PAYMENT
Board	$190,000	The Cigna Group common stock
	$120,000	Cash
Lead Director	$50,000	Cash
Committee Chair	$25,000	Cash
There is no retainer for committee membership or service on the Executive Committee. No compensation is paid for directors who are also employees of the Company.
Deferral of Payments
Under the Deferred Compensation Plan of 2005 for Directors of The Cigna Group (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a stock fund related to The Cigna Group and several other funds selected from those offered to all employees of The Cigna Group under the Cigna 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.
Stock Ownership Guidelines
The Cigna Group requires directors to maintain a stock ownership level of at least five times the value of the cash portion of the annual board retainer (currently $600,000) of common stock of The Cigna Group. Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units and hypothetical shares of common stock of The Cigna Group held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance with stock ownership guidelines. As of December 31, 2022, all of the directors were in compliance with the stock ownership guidelines and each of our directors met or exceeded their ownership requirements or were within the five-year share accumulation period.
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Financial Planning and Matching Charitable Gift Programs
Directors may participate in the same financial planning and tax preparation program available to executive officers of The Cigna Group. Under this program, The Cigna Group will make direct payments or reimburse directors for financial planning services that are provided by firms designated by The Cigna Group and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.
Directors also may participate in the matching charitable gift program available to The Cigna Group employees on the same basis on which employees participate. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.
Insurance Coverage
The Cigna Group provides each director, on the same basis as employees and at no cost to the director, group term life insurance coverage and business travel accident insurance coverage. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for directors. Directors may purchase additional coverage at the group rate.
Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines and various other insurance programs available on a broad basis to employees of The Cigna Group. Directors and their eligible dependents that are eligible for subsidized coverage under the group benefit programs of another entity or employer are not permitted to participate in The Cigna Group’s employer-sponsored group health plans. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel and security assistance, also is available to executive officers of The Cigna Group and certain other employees of The Cigna Group who frequently travel abroad for business.
The Cigna Group provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by The Cigna Group. In addition, these directors may also participate for two years following separation from service in the medical care programs currently offered by The Cigna Group to retired employees, with premiums paid by the director on an after-tax basis.
DIRECTOR COMPENSATION TABLE FOR 2022
The table below includes information about the compensation paid to non-employee directors in 2022. Mr. Cordani, the only Company employee on the Board, does not receive any director compensation for his Board service.
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
(a)	(b)	(c)	(d)	(e)
William J. DeLaney	120,000	237,500	399	357,899
Eric J. Foss	138,750	237,500	399	376,649
Elder Granger, M.D.	145,000	237,500	399	382,899
Neesha Hathi	120,000	237,500	399	357,899
George Kurian	120,000	237,500	399	357,899
Kathleen M. Mazzarella	145,000	237,500	399	382,899
Mark B. McClellan, M.D., Ph.D.	120,000	237,500	399	357,899
John M. Partridge(1)	72,500	95,000	10,399	177,899
Kimberly Ross	145,000	237,500	2,899	385,399
Eric C. Wiseman	176,250	237,500	399	414,149
Donna F. Zarcone	145,000	237,500	2,899	385,399
(1)	Mr. Partridge retired from the Board effective April 27, 2022.
Fees Earned or Paid in Cash (Column (b))
Column (b) reflects the annual cash retainers for Board and committee service received by each director. Cash retainers are paid during a calendar quarter to directors who are in active service at any time during that quarter. Director fees listed in this column may be deferred by directors under the Deferral Plan (see “Deferral of Payments” above).
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CORPORATE GOVERNANCE MATTERS

Stock Awards (Column (c))
Column (c) lists the aggregate grant date fair value of The Cigna Group common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that The Cigna Group applies for financial statement reporting purposes as described in Note 18 to The Cigna Group’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (disregarding any estimates for forfeitures). For the first quarter of 2022, common stock was awarded in the calendar quarter to directors who were in active service at any time during that quarter. The number of shares of common stock awarded was determined by dividing the dollar amount of the applicable award by the closing price of common stock, as reported on the NYSE, on the last business day of the second month of the quarter. Beginning with the 2022 Annual Meeting of Shareholders, the common stock portion of the Board retainer was awarded annually on the date of the annual meeting of shareholders to directors who are in active service on the date of the meeting (and who will continue in active service following the date of the meeting). The annual award covered Director service for the period of April 2022 through the next annual meeting in April 2023. Mr. Partridge, who retired on the date of the 2022 annual meeting, was credited with a quarterly stock retainer award in lieu of an annual stock award for his service for the second quarter 2022.
Directors who commence service as a director on a date other than the date of the annual meeting will receive an award of common stock on the effective date of their appointment, with a grant date value equal to a pro-rated portion of the common stock retainer based on the number of full months until the next annual meeting divided by twelve months. The number of shares of common stock awarded will be determined by dividing the dollar amount of the applicable award by the closing price of common stock, as reported on the NYSE, on the date of the award. Fractional shares are not awarded. The number of shares of common stock awarded is rounded down to a whole number of shares and the cash value of any fractional share is paid as soon as practicable during the quarter after the award date. Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See “Director Ownership” below for amounts and a description of equity-based awards outstanding as of December 31, 2022.
All Other Compensation (Column (d))
Column (d) includes:
•
matching charitable awards made by Cigna as part of its matching gift program (also available on a broad basis to Cigna employees) in the amount of $2,500 for Ms. Zarcone and Ms. Ross. Also includes charitable contributions in the amount of $10,000 to a non-profit organization in honor of Mr. Partridge’s retirement from the Board; and

•	the dollar value of Company-paid life insurance premiums for all directors.
The Cigna Group credits cash dividend equivalents on previously granted deferred stock retainer awards and restricted stock units held by some directors. Cash dividend equivalents are issued equivalent in value to the cash dividend payments that those directors would have received if they held stock. In accordance with SEC rules, “All Other Compensation” does not include these dividend payments because the underlying deferred stock and restricted stock units were granted at fair value based on the closing stock price on the date of the award, which factored in future dividend payments at the time of grant.
As permitted by SEC rules, the above table does not include any amounts related to perquisites or personal benefits as there were no perquisites or personal benefits that exceeded $10,000.
46 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

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DIRECTOR OWNERSHIP
The table below shows The Cigna Group securities held by each non-employee director as of December 31, 2022. The value of these securities was calculated using $331.34, which was Cigna’s closing stock price on December 30, 2022.
NAME	COMMON STOCK (a)	DEFERRED COMMON STOCK (b)	RESTRICTED STOCK UNITS (c)	HYPOTHETICAL SHARES OF COMMON STOCK (d)	VESTED STOCK OPTIONS (e)	TOTAL OWNERSHIP (f)	TOTAL OWNERSHIP VALUE (g)
William J. DeLaney	19,610	—	—	—	2,691	22,301	$6,918,035
Eric J. Foss	33,972	—	—	—	—	33,972	$11,256,282
Elder Granger, M.D.	522	4,167	—	—	3,923	8,612	$2,222,716
Neesha Hathi	1,427	—	—	—	—	1,427	$472,822
George Kurian	1,836	—	—	443	—	2,279	$755,124
Kathleen M. Mazzarella	4,167	—	—	—	—	4,167	$1,380,694
Mark B. McClellan, M.D., Ph.D.	4,167	—	—	—	—	4,167	$1,380,694
Kimberly Ross	2,570	—	—	—	—	2,570	$851,544
Eric C. Wiseman	4,200	17,016	—	6,929	—	28,145	$9,325,564
Donna F. Zarcone	2,845	11,293	13,500	2,896	—	30,534	$10,117,136
Deferred Common Stock (Column (b))
Column (b) includes the equity portion of the 2022 retainer and any previous year’s Board retainer granted in The Cigna Group common stock or deferred stock units that have been deferred under the Deferral Plan.
Restricted Stock Units (Column (c))
Column (c) includes restricted stock units held by Ms. Zarcone. The restricted stock units will settle in shares of The Cigna Group common stock upon separation of service. All of these restricted stock units are vested.
Hypothetical Shares of Common Stock (Column (d))
Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the stock fund of The Cigna Group; (2) hypothetical shares of The Cigna Group common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of The Cigna Group common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical common stock of The Cigna Group. Although these securities are not common stock, the value of the hypothetical shares of common stock of The Cigna Group credited to a director’s deferred compensation account is tied directly to the value of The Cigna Group common stock.
Vested Stock Options (Column (e))
Column (e) includes The Cigna Group stock options received in the merger in exchange for stock options of Express Scripts Holding Company (ESHC) that were awarded to each of Mr. DeLaney and General Granger as part of their compensation for service on the ESHC board of directors. All outstanding ESHC stock options vested and became exercisable upon the closing of the merger under the terms of the ESHC 2016 Long-Term Incentive Plan.
Total Ownership Value (Column (g))
Value of vested stock options is calculated by multiplying the number of shares issuable upon exercise of the stock option by the difference between the closing price on December 30, 2022 ($331.34) and the option’s exercise price.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 47

COMPENSATION MATTERS

Advisory Approval of Executive Compensation (Proposal 2)
Our Board is committed to strong governance and recognizes that The Cigna Group shareholders and other stakeholders have an interest in our executive compensation policies and practices. Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on The Cigna Group’s performance, aligning the interests of our executive officers with those of our shareholders and other stakeholders and rewarding them for the creation of long-term value.
As discussed more fully in the Compensation Discussion and Analysis, the primary principles underlying our compensation philosophy are that our compensation program should motivate superior enterprise results while minimizing risk and remaining committed to the Company’s ethics and values; align the interests of the Company’s executives with those of our long-term shareholders and other stakeholders; emphasize performance-based compensation over fixed compensation; incentivize long-term results more heavily than the achievement of short-term results; and provide market-competitive compensation opportunities designed to attract and retain highly qualified executives.
In recognition of the preference of shareholders expressed at The Cigna Group’s 2017 annual meeting, the Board has held “say-on-pay” advisory votes on an annual basis. This year, we will again ask shareholders to vote on the frequency of “say-on-pay” advisory votes. Consistent with this practice and SEC rules, we are asking you to approve the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables and accompanying narrative disclosure.
This advisory vote is intended to address our overall compensation policies and practices related to the named executive officers, rather than any specific element of compensation. In considering your vote, we encourage you to review the Proxy Statement Summary, the Compensation Discussion and Analysis and the Executive Compensation Tables and related narrative disclosures appearing below. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

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Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation (Proposal 3)
Section 14A of the Exchange Act provides that shareholders can indicate their preference, at least once every six years, as to how frequently we should seek a “say-on-pay” advisory vote on executive compensation. By voting on this proposal, you may indicate whether you would prefer that we seek future advisory votes on executive compensation once every one, two or three years.
The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for The Cigna Group and therefore recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will enable shareholders to provide direct input to the Company regarding our compensation philosophy, policies and practices as disclosed in the proxy statement each year. Setting a one-year period for holding this shareholder vote enhances shareholder communication by providing a clear, simple means for our Board to ascertain general investor sentiment regarding our executive compensation program.
Shareholders may cast a vote on the preferred voting frequency by selecting the option of one-year, two-years or three-years when voting in response to the resolution set forth below:
RESOLVED, that the option of every one-year, two-years or three-years which receives the highest number of votes cast for this resolution will be the preferred frequency with which the Company is to provide shareholders with the opportunity to vote to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
In the event that no option receives a majority of the votes cast, our Board of Directors will consider the option that receives the highest number of votes cast by shareholders as the recommended frequency for the advisory vote on executive compensation that has been selected by shareholders. Because the required vote is advisory, it will not be binding upon the Board. The Board and the People Resources Committee will, however, take into account the outcome of the vote when considering the frequency with which the Company will provide shareholders the opportunity to vote to approve the compensation of named executive officers.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 49

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs and decisions regarding our named executive officers (NEOs) for 2022, which include our CEO, Chief Financial Officer, and the three other most highly-compensated executive officers as of the end of 2022.
The People Resources Committee (the Committee) oversees the Company’s executive compensation policies and programs and, with input from the CEO, makes all compensation decisions for our executive officers, with the exception of our CEO, for whom the independent members of the Board make compensation decisions based on Committee recommendations.
Compensation information is described throughout this CD&A and the Executive Compensation Tables for the following executive officers:
NAME	TITLE
David M. Cordani	Chairman and Chief Executive Officer
Brian C. Evanko	Executive Vice President and Chief Financial Officer
Nicole S. Jones	Executive Vice President and General Counsel
Eric P. Palmer	President and Chief Executive Officer, Evernorth Health Services
Noelle K. Eder	Executive Vice President and Global Chief Information Officer
This CD&A is organized as follows:
Executive Summary provides an overview of our compensation philosophy, our pay-for-performance alignment and our compensation governance and controls.	Pages 51 – 54

Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation and the independent compensation consultant’s role.
Pages 55 – 56

Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation.	Pages 56 – 58

Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Pages 59 – 70

Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance and other post-termination arrangements, as well as our change of control arrangements.	Pages 70 – 71

Other Practices describes our stock ownership guidelines, our clawback policy, our hedging and pledging restrictions and risk oversight.	Pages 72 – 74
50 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

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Executive Summary
We believe that aligning executive compensation to the achievement of enterprise goals that support our business strategy and drive our innovation will result in the creation of meaningful and sustained long-term value for our shareholders and other stakeholders.
The primary principles underlying our compensation philosophy are that our compensation program should:

Incentivize Performance	Align Interests	Emphasize At-Risk Pay	Focus on Long-Term	Pay Competitively
Motivate superior enterprise results while minimizing risk and remaining committed to our ethics and values	Align interests of executives with those of our long-term shareholders and other stakeholders	Emphasize performance-based compensation over fixed compensation	Incentivize long-term results more heavily than short-term results	Provide market- competitive compensation opportunities to attract and retain highly qualified executives

2022 Performance and Accomplishments
In 2022, The Cigna Group delivered on our overall financial commitments and advanced our strategic goals.
Revenue	Shareholders’ Net Income, per share	Returned to Shareholders (share repurchases and dividends)
$180.5 billion	$21.30	$9 billion
Information about our many other accomplishments in 2022, including our initiatives to advance better health for all and execute our growth strategy, are described in the Proxy Statement Summary.
Pay-for-Performance Alignment
The Cigna Group’s compensation program emphasizes performance-based incentives through two different programs: our Enterprise Incentive Plan (EIP), which is a cash-based annual bonus program designed to reward the achievement of annual goals, and our long-term incentive (LTI) equity awards. LTI grants are made annually and comprise: (1) strategic performance shares (SPSs), the payout of which is based upon achievement of absolute and relative performance goals over a three-year performance period; (2) stock options, which have realizable value only if our stock price appreciates following the grant date; and (3) restricted stock, the value of which remains aligned with the trading price of The Cigna Group’s stock. In determining both EIP awards and LTI grants, the Committee, and the independent members of the Board with respect to Mr. Cordani, considers several factors, including achievement of enterprise goals and individual contribution.
Emphasis on Performance-Based Incentives
For 2022, performance-based incentives represented approximately 92% of Mr. Cordani’s total direct compensation, including 74% in LTI and 18% in EIP awards. On average, performance-based incentives represented 86% of total direct compensation for our other NEOs, including an average of 66% in LTI and 20% in EIP incentive awards.

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COMPENSATION MATTERS

2022 EIP Payouts in Line with Company Performance
Payouts under the 2022 EIP rewarded NEOs for 2022 results, reflecting pay-for-performance alignment. EIP awards reward the achievement of annual enterprise results relative to pre-established goals, as well as individual performance, accomplishments and contributions.
MEASURE	WEIGHTING	RESULT		AWARD
Adjusted income from operations(1)	50%	$7.28 billion, reflecting 9% growth over 2021 performance, adjusted for the sale of our international and Medicaid businesses		Individual payouts ranged from 120% to 125% of target for each NEO
Adjusted revenues(1)	30%	$180.6 billion, reflecting 5% growth over 2021 performance, adjusted for the sale of our international and Medicaid businesses
Strategic priorities	20%	Performance above target, reflecting:
		•	Affordability initiatives driving favorable medical trend
		•	Significant economic value delivered from continued improvements in operating expense efficiency
		•	Increased representation of women and ethnic minorities in the leadership pipeline
		•	Improvement in diversity, equity, and inclusion employee engagement results
		•	Continued progress in addressing social determinants of health and closing health disparity gaps
2020–2022 Strategic Performance Share Program Payout Aligned with Shareholder Outcomes
Long-term performance was rewarded through the payout of our 2020–2022 SPSs. Our TSR over the three-year performance period, which accounted for 50% of the SPS payout, was 18.8%, placing The Cigna Group in the 42nd to 50th percentile relative to our SPS performance peer group for the period. Cumulative adjusted income from operations per share, which accounts for the remaining 50% of the SPS payout, grew to $62.19 over the performance period. Taken together, this performance resulted in the payout of the 2020–2022 SPSs at 103% of target.
MEASURE	WEIGHTING	RESULT	AWARD
Adjusted income from operations, per share (cumulative)(1)	50%	$62.19 (108% of target)	2020–2022 SPS were paid out at 103% of target
Relative total shareholder return (TSR)(2)	50%	42nd to 50th percentile (97% of target)
(1)
We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2022 for more complete financial information. Adjusted income from operations, adjusted income from operations per share, and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). The Committee may make adjustments to the actual levels of achievement under each performance measure to: (1) exclude the impact of any unusual or extraordinary results that do not reflect the on-going business operations and/or that are not the result of normal business risks; and (2) avoid creating unintended incentives for management to make decisions solely on the basis of achieving incentive results. Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, namely shareholders net income, shareholders net income, per share, and total revenues, respectively, can be found on Annex A.

(2)
The peer group used to measure relative TSR is the 2020–2022 SPS performance peer group which included: AmerisourceBergen Corporation, Elevance Health, Inc. (formerly Anthem, Inc.), Cardinal Health, Inc., Centene Corporation, CVS Health Corporation, Humana, Inc., McKesson Corporation, UnitedHealth Group Incorporated and Walgreens Boots Alliance, Inc.

52 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

2022 Long-Term Incentive Awards Consistent with Compensation Philosophy

Our Long-Term Incentive awards align the interests of our executive officers with those of our shareholders. LTI awards are equity-based, such that the value of the awards are tied to The Cigna Group stock price performance, and a significant proportion of the awards are granted in the form of Strategic Performance Shares (SPS) which further tie the value of awards to achievement of pre-established performance metrics. In February 2022, the Committee approved the annual LTI awards for all NEOs except the CEO. 50% of each of those LTI grants was awarded in an SPS award with a 2022–2024 performance period, 25% was awarded in stock options and 25% was awarded in shares of restricted stock. The independent members of the Board, upon the recommendation of the Committee, approved the annual LTI award for Mr. Cordani. In furtherance of our efforts to align executive compensation with shareholder interests by linking more compensation to underlying performance, the Board increased the SPS proportion of Mr. Cordani’s LTI award for 2022 to 60% from the 50% that had been awarded in prior years. The 2022 SPSs have a 2022–2024 performance period. The remaining 40% of Mr. Cordani's 2022 LTI grant was split evenly between stock options and restricted stock. The exercise price of the stock options awarded was $227.02, which means our stock must trade above that price for our NEOs to realize value from these awards. In determining the actual amount of each NEO’s annual LTI award, the Committee, and the independent members of the Board with respect to Mr. Cordani, evaluated individual contributions as well as other factors as described in “Elements of Compensation – Long-Term Incentives.”
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COMPENSATION MATTERS

Strong Compensation Governance and Controls
WHAT WE DO	✔	Strong alignment between pay and performance, with performance measures designed to align the interests of executives with those of our shareholders and other stakeholders.
✔
The vast majority of executive compensation is performance-based and tied to financial results, total shareholder return, or both. Nonfinancial performance measures include consideration of performance against certain ESG metrics as well as other non-financial strategic metrics.

	✔	“Double trigger” requirement for change of control benefits.
	✔	Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes to existing programs or policies.
	✔	Payouts on the Relative TSR performance measure are capped at 100% if absolute TSR is negative for the performance period for SPS awards granted after 2022.
	✔	Robust stock ownership guidelines and post-vesting share retention requirements for equity awards to align executives’ interests with shareholders’.
	✔	A disgorgement of awards (clawback) policy beyond the mandates of Sarbanes-Oxley Act of 2002.
	✔	Management of LTIP annual share usage (or burn rate) and total dilution through the Committee’s establishment of an annual share usage limit, which is below the maximum permitted under the plan.
	✔	Committee oversight of people development policies and processes.
	✔	CEO and executive officer succession plans overseen by the Board, with leadership from the Committee.
	✔	Retention of an independent compensation consultant, whose performance is assessed by the Committee annually.
	✔	An annual assessment by the Committee of potential risks in our incentive compensation programs and policies.
	✔	Minimum level of financial performance required in order for any payments to be made under the annual incentive plan.
	✔	Incentive plans include absolute and relative performance measures.
	✔	All long-term awards are denominated and settled in equity.
	✔	Robust shareholder engagement.
	✔	Approximately 92% of our CEO’s and 86% on average of our other NEOs’ total direct compensation is performance-based.

WHAT WE DON’T DO	•	Limited perquisites and no gross ups on perquisites.
	•	No excise tax gross ups.
	•	No redundancy between short- and long-term incentive plan performance measures.
	•	No hedging or pledging of The Cigna Group stock by any directors, executive officers or employees.
	•	No discounting, reloading or repricing of stock options without shareholder approval.
	•	No payment of dividends on restricted stock prior to vesting. Unvested SPS awards do not accrue dividends or count towards share ownership guidelines.
54 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

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PROCESSES AND PROCEDURES FOR DETERMINING EXECUTIVE COMPENSATION
People Resources Committee Oversight of Executive Compensation
The Committee is comprised entirely of independent directors. Pursuant to its charter, the Committee provides oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews The Cigna Group’s compensation programs against the Company’s strategic goals, industry practices, and emerging trends to assess the linkage between executive pay and performance and alignment with the interests of our shareholders and other stakeholders. To ensure independent oversight of executive compensation matters, at each of its regularly scheduled meetings, the Committee members meet without The Cigna Group management present.
Process for Executive Compensation Decisions
Shareholder Support of Our Executive Compensation Program
The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote in determining the ongoing design and administration of the Company’s executive compensation programs. The Committee also considers feedback on our executive compensation program received as part of our ongoing communications with shareholders, which engagement in 2022 again included discussions with governance professionals representing our shareholders. Additional information regarding our 2022 engagement is included in “Governance Matters – Responsibilities of the Board – Shareholder Engagement.” Approximately 83% of votes cast at our 2022 annual meeting of shareholders were in favor of the advisory vote on executive compensation, reflecting continued strong support for our executive compensation programs and practices.
When determining NEO compensation, the Chief Human Resources Officer (CHRO) along with either the Compensation Consultant, in the case of Mr. Cordani, or the CEO, in the case of other NEOs, presents benchmarking data and recommendations based on performance and enterprise goals to the Committee. For Mr. Cordani, the Committee makes compensation recommendations to the independent members of the Board for approval. For other NEOs, the Committee reviews and determines compensation. Mr. Cordani is not present when the Committee and the independent members of the Board consider his compensation. At the request of the Committee, the CHRO and the independent compensation consultant may attend Committee sessions that consider CEO compensation. The CHRO is generally present for the discussion of compensation for all executive officers other than her own.
Compensation Consultant Role in Executive Compensation
While the Committee or the independent members of the Board ultimately make all executive compensation decisions, the Committee may engage the services of outside advisors for assistance. The Committee utilized Pay Governance as its compensation consultant in 2022 to provide independent, objective analysis, advice and information and to generally assist the Committee in the performance of its duties. The Committee may, as appropriate, request information and recommendations from the compensation consultant to help structure and evaluate The Cigna Group’s compensation programs, practices and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the CHRO and The Cigna Group’s compensation department in their work on the Committee’s behalf, including providing the following analyses:
•	relative compensation levels and pay practices to assess the alignment between three- and five-year realizable pay and The Cigna Group’s performance and compensation philosophy;
•	competitive market data for each executive officer to assist in setting compensation targets;
•	market research on incentive plans to assist in the design of short- and long-term incentive compensation plans;
•	review of incentive measures in the EIP and SPS program to provide the Committee with objective reference points to consider when determining target goals; and
•	annual share use, burn rate and total overhang of The Cigna Group’s equity programs to provide the Committee with context for its determination of the maximum share limit.
At the request of the Committee, a representative of Pay Governance regularly attends the Committee’s meetings and meets with the Committee without members of management present, further enabling robust discussion.
The Committee’s policy requires that the compensation consultant be independent of the Company. Independence under the policy requires that the compensation consultant: (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to The Cigna Group’s policy and NYSE rules, including considering whether Pay
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COMPENSATION MATTERS

Governance had any relationships with the Company, our executive officers or our Committee members that would impair its independence, and concluded that Pay Governance is free from conflicts of interest and is independent. In addition, each year the Committee receives assurances and confirmation of independence from its compensation consultant.
The Committee regularly reviews and evaluates its compensation consultant engagement, and annually reviews the compensation consultant’s performance.
EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Compensation Objectives and Practices
The Cigna Group’s executive compensation program is based on the philosophy that executive pay should strongly align with the interests of our shareholders and other stakeholders, directly link to Company and individual performance and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will result in the creation of meaningful and sustained long-term value for our shareholders while delivering on our mission and promises for our customers and clients.
To further our compensation philosophy, the Committee uses the following compensation practices, processes and instruments:
•
A regular and rigorous analysis of relevant market compensation data for each executive officer position, which includes market data for our peers as well as broad-based general industry data from companies of similar size and scope;

•	An annual realizable pay-for-performance assessment of the degree of alignment between Company results and executive compensation;
•	An annual analysis of each executive officer’s contributions to the achievement of the Company’s short- and long-term performance goals;
•	An annual incentive plan aligned to the Company’s annual financial and other strategic goals;
•	An equity-based incentive plan (the Cigna Long-Term Incentive Plan or LTIP) that aligns compensation with long-term shareholder value creation;
•	The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs; and
•	Ongoing monitoring of compensation best practices and investors’ views on compensation and the modification of our compensation programs as appropriate to align with good governance standards.
For information on the oversight of the executive compensation program, see “Processes and Procedures for Determining Executive Compensation” in this CD&A.
Compensation Data
The Committee establishes compensation levels based on a variety of factors, including an analysis of relevant published market compensation data of the Company’s compensation peer group and a general industry peer group.
Peer Groups
The Committee utilizes three peer groups:
Compensation Peer Group	Used in setting target compensation
General Industry Peer Group
Used as an additional reference in setting target compensation to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, in recognition of the fact that The Cigna Group often competes for talent with companies beyond its compensation peer group

SPS Performance Peer Group	Used to assess relative TSR performance within the SPS program
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Compensation Peer Group. The compensation peer group comprises companies primarily in the managed healthcare, pharmacy benefit management, consumer/retail distribution, multi-line financial services/insurance, national distribution/logistics, and regulated customer services industries, with the individual peer companies generally having revenues greater than $50 billion to 2.5 times that of The Cigna Group’s and market capitalizations of approximately 0.33 to 3.0 times that of the Company’s market capitalization. The 2022 compensation peer group consists of the companies listed in the table below.
COMPENSATION PEER GROUP FOR 2022
AmerisourceBergen Corporation	McKesson Corporation
AT&T Inc.	MetLife, Inc.
Cardinal Health, Inc.	Prudential Financial, Inc.
Centene Corporation	Sysco Corporation
Citigroup Inc.	Target Corporation
Costco Wholesale Corporation	The Kroger Co.
CVS Health Corporation	T-Mobile US, Inc.
Elevance Health, Inc. (f/k/a Anthem, Inc.)	United Parcel Service, Inc.
FedEx Corporation	UnitedHealth Group Incorporated
HCA Healthcare, Inc.	Verizon Communications Inc.
Humana Inc.	Walgreens Boots Alliance, Inc.
Lowe’s Companies, Inc.	Wells Fargo & Company
General Industry Peer Group. In light of the expanded compensation peer group and diversification of industries represented in the compensation peer group, the Committee approved the use of the S&P 150 as the general industry peer group, reflecting a broader representation of the market for talent.
2022 SPS Performance Peer Group. The Committee approved a refreshed SPS Performance Peer Group, beginning with the 2022-2024 performance period, to reflect the expanding and evolving nature of the Company’s business strategy and the companies against which we measure our performance and compete for capital. The SPS Performance Peer Group consists of the companies listed in the table below, which comprised the S&P 500 Health Care Providers and Services Index at the time the 2022-2024 SPSs were awarded.
2022 SPS PERFORMANCE PEER GROUP
AmerisourceBergen Corporation	Henry Schein, Inc.
Cardinal Health, Inc.	Humana, Inc.
Centene Corporation	Laboratory Corporation of America Holdings
CVS Health Corporation	McKesson Corporation
DaVita Inc.	Quest Diagnostics Incorporated
Elevance Health, Inc. (f/k/a Anthem, Inc.)	UnitedHealth Group Incorporated
HCA Healthcare, Inc.	Universal Health Services, Inc.
Performance periods beginning prior to 2022. For SPS programs with performance periods beginning prior to 2022, our SPS performance peer group included the companies listed in the table below.
SPS PERFORMANCE PEER GROUP FOR PERIODS BEGINNING PRIOR TO 2021
AmerisourceBergen Corporation	Humana, Inc.
Anthem, Inc.	McKesson Corporation
Cardinal Health, Inc.	UnitedHealth Group Incorporated
Centene Corporation	Walgreens Boots Alliance, Inc.
CVS Health Corporation
2023 Peer Group Changes. In 2022, the Committee, with the assistance of its independent compensation consultant, reviewed the Company’s peer groups. The Committee did not make changes to the 2022 peer groups and will use the
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same peer groups for 2023. After the Committee approved the 2022 SPS Performance Peer Group, however, Molina Healthcare, Inc. was added to the S&P 500 Healthcare Providers and Services Index and, therefore, beginning with the 2023–2025 performance period, will be included in the 2023 SPS Performance Peer Group.
Tally Sheets
The Committee reviews tally sheets for all of its executive officers as part of its annual compensation award determination process. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect The Cigna Group’s compensation philosophy and performance but are not a determining factor when making executive compensation decisions.
Target Total Direct Compensation Positioning
The Committee’s decisions regarding target total direct compensation and target pay mix are consistent with its principles that: (1) performance-based incentives should be emphasized over fixed compensation; and (2) long-term incentives should be more heavily weighted than annual incentives.
Target total direct compensation consists of base salary, the annual incentive target and the annual LTI target. The Committee (and the independent members of the Board with respect to Mr. Cordani) approves each of these amounts for the NEOs on an annual basis, generally seeking to target an executive officer’s total direct compensation in a “competitive range” around the 50th percentile of the relevant market data. When setting target total direct compensation, the Committee evaluates survey data and other public information, such as proxy data, available for both the compensation peer group and the general industry peer group.
While the Committee targets total direct compensation in the median competitive range, there may be variation in the target pay mix such that target amounts for individual compensation elements may modestly be above or below the competitive range for an individual pay element. Target total direct compensation for a NEO also may vary outside of the competitive range of the 50th percentile of the market data due to factors such as performance, tenure in role, range of data available, negotiated arrangements, and market and economic conditions. In general, compensation levels for executive officers who are newer to their positions tend to be at the lower end of the competitive range or below median, while seasoned executive officers with strong performance are typically positioned at the higher end of the competitive range established by the Committee. As part of this review for 2022 compensation, the Committee approved adjustments to the base salaries for Mr. Evanko, Mr. Palmer and Ms. Jones and Ms. Eder, to the LTI target for Ms. Eder, and to the 2022 EIP and LTI targets for Mr. Evanko and Mr. Palmer, in each case to ensure that their respective compensation reflected the increased scope of responsibilities of their roles as well as to position their compensation within a competitive range of the market median for such roles.
Internal pay comparisons among the NEOs are not generally considered by the Committee for purposes of determining target pay mix and target total direct compensation. Target total direct compensation for our other NEOs as a group resulted in a target compensation opportunity in the aggregate within the competitive range established by the Committee of both our compensation and general industry peer groups for 2022.
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ELEMENTS OF COMPENSATION
The Cigna Group’s 2022 executive compensation program consisted of the following elements:
ELEMENT		PURPOSE
Base salary		Fixed compensation, designed to attract and retain key talent, reflective of the individual’s roles and responsibilities, individual performance and market data.
Enterprise Incentive Plan (EIP)		Performance-based cash incentive designed to reward enterprise performance relative to pre-established annual goals and individual performance, accomplishments and contributions.
	Strategic Performance Shares (SPS)	Performance-based equity incentive designed to reward achievement of a pre-determined financial goal and relative TSR over a three-year performance period.
Long-Term Incentives (LTI)	Stock Options	Performance-based equity incentive aligned with stock price appreciation, with ratable vesting over three years.
	Restricted Stock	Performance-based equity incentive designed to promote strong retention and alignment with shareholders’ interests, with ratable vesting over three years.
Retirement and Deferred Compensation
Savings-based component aligned to competitive market practice; includes 401(k) plans and voluntary non-qualified deferred compensation programs. Any accrued benefits from prior defined benefit pension plans are now frozen.

Limited Perquisites and Other Benefits		Limited perquisites designed to attract and retain key talent or to provide for the safety and security of executive officers.
Base Salary

Base salary is the only fixed portion of a NEO’s target total direct compensation and, consistent with the Committee’s philosophy that executive pay should strongly align with the interests of our shareholders, represents a small portion of target total direct compensation.
Base salary levels are set with reference to both competitive market data and individual experience and performance. Base salaries are reviewed annually and may be adjusted as a result of updated information for our compensation and general industry peer groups and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of The Cigna Group’s core values and the achievement of the expectations associated with the executive’s role.
The table below shows 2022 annual base salaries for each of the NEOs, reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning as further discussed above.
NEO	2022 ANNUAL BASE SALARY ($)
David M. Cordani	1,500,000
Brian C. Evanko	850,000
Nicole S. Jones	775,000
Eric P. Palmer	1,000,000
Noelle K. Eder	725,000
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Annual Incentives

Enterprise Incentive Plan (EIP) Overview
Annual incentives are paid under the EIP. The EIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:
•
EIP performance measures and goals, which are designed to align with, and drive the execution of, the Company’s business strategy – and ultimately the results and value we deliver to those we serve: clients, customers, patients and shareholders;

•	Individual EIP award targets for the NEOs, except for Mr. Cordani’s target, which is approved by the independent members of the Board upon the recommendation of the Committee;
•	Aggregate funding levels for actual EIP awards based on Company achievement of pre-determined performance goals; and
•	Actual individual EIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the independent members of the Board upon the recommendation of the Committee.
Subject to certain limits described below, actual annual incentive awards can range from 0% to 200% of the individual’s EIP target, allowing the Committee to differentiate awards based on an individual’s contributions and how those contributions impacted the attainment of enterprise goals.
EIP Performance Measures and Goals
Each year, the Committee sets enterprise performance measures, weightings and goals for annual incentive awards based on The Cigna Group’s business priorities and annual operating plan. The operating plan aligns with our strategy, long-term commitment to our customers, clients, communities and shareholders and expected performance in the industry. The Committee utilizes its independent compensation consultant to evaluate the appropriateness of the measures and weightings and the degree of challenge in the EIP performance goals. The performance measures are designed to align with, and drive execution of, the Company’s business strategy. For 2022, performance measures included adjusted income from operations (weighted 50%), adjusted revenues (weighted 30%) and strategic priorities (weighted 20%). This balance of measures is consistent with the short-term incentive practices of many of our peers and enables the Committee to reward achievement of strategic goals, while also incentivizing financial performance. More detailed information on these measures is included in the 2022 Performance Measures, Goals and Actual Results table.
In setting the target performance goals for each measure, the Committee considered The Cigna Group’s publicly disclosed revenues and earnings estimates, its strategic priorities and anticipated investments, competitor results and outlook, analyst commentary, the Company’s then-current expectations for the industry, the economic environment and various market forces impacting the Company and related uncertainties. The Committee believed that target performance represented competitively attractive goals that would be challenging to achieve in light of the circumstances the Company expected to face in 2022, without encouraging excessive risk-taking.
For the adjusted income from operations and adjusted revenues measures, the Committee specifies target levels of performance, as well as minimum performance levels required to receive any incentive payouts and maximum performance levels above which no additional incentives will be paid. To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee directed its compensation consultant to evaluate The Cigna Group’s historic relationship between pay and performance in comparison with The Cigna Group’s compensation peer group. The compensation consultant also reviewed performance goals determined by the Committee in the context of historic performance and analyst expectations of future performance for The Cigna Group and The Cigna Group’s SPS performance peer group.
The strategic priorities measure emphasizes the importance of incentivizing and recognizing progress in areas beyond financial results that support our mission, values and business strategy, are designed to position us for long-term growth and advance the interests of our various stakeholders. For 2022, the areas of focus for the strategic priorities measure included improving efficiency and effectiveness and advancing ESG initiatives. In determining performance relative to the strategic priorities measure, the Committee considers year-over-year improvements, based upon quantifiable data.
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Executive Officer EIP Funding and Award Determination Process
The key considerations to funding the 2022 EIP and determining individual award amounts are discussed below.
Achieve Earnings Minimum

Achieving The Cigna Group’s profitability goals is critically important to the Company’s long-term success. The Committee establishes a minimum level of adjusted income from operations that must be achieved for the year in order for any EIP award to be earned, with appropriate consideration for any acquisitions or divestitures. If the Company does not meet that pre-defined minimum level, then no annual incentives are paid to executive officers.

Company Performance Drives Funding Level

If the Company achieves the minimum adjusted income from operations, the Committee may fund the EIP pool from 0% to 200% of the aggregate targets for all executive officers based upon the results of each performance measure against pre-established targets, with threshold performance below which no incentives are earned, and maximum performance above which no additional incentives are earned. The following table sets forth the ranges between which the EIP pool may be funded for each performance measure, in each case, assuming the earnings minimum has been achieved:

MEASURE	PERFORMANCE	FUNDING RANGE FOR EACH MEASURE
Adjusted income from operations	The Committee reviews financial results for the completed fiscal year	0% to 200%
Adjusted revenues
Strategic priorities	The Committee evaluates progress in key strategic categories year over year.

The Company’s actual performance relative to each measure is formulaically calculated to establish a preliminary funding percentage. In setting the actual funding percentage, the Committee considers The Cigna Group’s performance as a whole (both in absolute terms and relative to competitors), as well as The Cigna Group’s achievement of the goals within the performance category. The EIP funding mechanism ensures that no awards are paid unless a minimum level of performance is achieved and that NEOs’ EIP awards reflect the Company’s performance.

Award Amounts Based on Individual Contributions to Company Performance

Once EIP funding has been determined, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) considers each NEO’s individual contributions and how such contributions impacted the achievement of the EIP goals to determine individual award amounts. Actual awards can range from 0% to 200% of a NEO’s EIP target, allowing the Committee to differentiate payouts based on each individual’s contributions.

2022 Performance Measures, Goals and Actual Results
The Committee considers performance measures for the EIP program for the upcoming year at its October and December meetings and then considers and approves the actual performance targets for those measures at its meetings in January and February. For 2022, the Committee established the performance measures, weightings and performance goal ranges below, which were used to determine the range of potential aggregate funding for EIP awards.
At its meetings in January and February 2023, the Committee reviewed and approved the actual performance relative to goals for each EIP measure. In evaluating performance under the strategic priorities measure, the Committee considered performance against various factors. For example, in assessing the Company’s progress with respect to affordability and effectiveness, the Committee considered our competitively superior medical and pharmacy trend over
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the past year that contributed to meaningful Medical Cost Ratio (MCR) improvements (230 basis point improvement relative to prior year), as well as economic value delivered from operating expense efficiency activities, both of which performed significantly above expectations.
In evaluating the Company’s progress relative to the ESG measure, the Committee considered our progress relative to internal, employee-focused goals, including improvement in engagement survey responses related to diversity, equity and inclusion and progress against our goals to improve representation of women and ethnic minorities in our leadership pipeline and achievement of goals relative to improvement of health equity and reduction in the disparity gaps of social determinants of health.
The Committee also considered significant strategic accomplishments during the year as part of the funding determination and individual awards, including completing the divestiture of international businesses, execution of a strategic partnership with Centene, and consummating a financial investment and strategic relationship with VillageMD.
MEASURE	ALIGNMENT WITH BUSINESS STRATEGY	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Adjusted income from operations	Reinforces the importance of profitable growth across the enterprise	50%	2.6% to 11.6% growth over 2021 performance	$7.28 billion, reflecting 9% growth over 2021 performance, adjusted for sale of our international and Medicaid businesses
Adjusted Revenues	Focuses on enterprise growth, encourages business decisions that optimize results for the enterprise, promotes collaboration across business units and drives customer focus	30%	1.4% to 6% growth over 2021 performance	$180.6 billion, reflecting 5% growth over 2021 performance, adjusted for sale of our international and Medicaid businesses
Strategic Priorities	Emphasizes the importance of recognizing progress in areas that support our mission, values and business strategy, position us for long-term growth and advance the interests of our various stakeholders	20%	The Committee evaluates progress in the following categories: (1) improving efficiency and effectiveness; and (2) ESG measures.	Performance above target, reflecting results significantly above target for efficiency and effectiveness metrics, and at to slightly below target on ESG metrics
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2022 Individual EIP Targets and Awards
EIP target levels and actual awards for the 2022 performance year for each of the NEOs are set forth in the table below. EIP target levels are reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning and other factors as further discussed above. In determining actual EIP awards, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) takes an integrated approach, assessing enterprise results together with each NEO’s individual contributions during 2022. Payouts under the 2022 EIP rewarded our NEOs for our performance in 2022, reflecting pay-for-performance alignment.
NEO	2022 EIP TARGET ($)	ACTUAL EIP PAYOUT ($)	PAYOUT AS A PERCENT OF TARGET (%)
David M. Cordani	3,000,000	$3,600,000	120%
Brian C. Evanko	1,250,000	$1,500,000	120%
Nicole S. Jones	850,000	$1,020,000	120%
Eric P. Palmer	1,250,000	$1,562,500	125%
Noelle K. Eder	700,000	$840,000	120%
Mr. Cordani
In early 2023, the Committee, together with the Lead Independent Director, assessed Mr. Cordani’s 2022 performance in the context of the overall Company performance for the year. This assessment included a review of the Company’s financial performance in 2022 and the strategic positioning of the Company for the future, as well as Mr. Cordani’s individual contributions. Following this review, the Committee made recommendations to the independent members of the Board related to Mr. Cordani’s EIP award for 2022. The independent members of the Board considered these recommendations as part of their own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:
Enterprise Performance. Mr. Cordani led Cigna’s creation of strong value for our customers and clients resulting in attractive financial results amid a disrupted, rapidly evolving environment. These results include:
•	Adjusted income from operations of $7.28 billion, adjusted income from operations per share of $23.27 and adjusted revenue of $180.6 billion; and
•	The return of over $9 billion in capital to shareholders through share repurchases and dividends.
Strategy Execution. Mr. Cordani oversaw the advancement of a number of initiatives to evolve Cigna’s strategy, including:
•	Creating better care models for your clients and customers
○	Continued advancement of Evernorth Cares strategic positioning, including expansion of MDLIVE with virtual primary care, personal care plans, and remote monitoring;
○	Launched Musculoskeletal guided care solutions and introduced Cigna Pathwell suite inclusive of Pathwell Specialty and Pathwell Bone and Joint;
○	Launched oncology provider consult service, driving better outcomes for cancer patients and harnessing capabilities across care solutions, eviCore, and innovation and data; and
○	Entered into a multi-year strategic partnership with VillageMD which will expand access, improve quality, lower costs and lay groundwork for building a new platform for innovative care models.
•	Expanding the company’s reach and impact
○
Was awarded pharmacy benefit management contract with Centene, one of the largest pharmacy benefit management contracts ever awarded, which also expands our reach and impact in the Government business;

○	Expansion of U.S. Government business through entry into new geographies and the introduction of new products with advanced features;
○	Grew overall medical membership by 5.4%; and
○	Conducted the largest study on vitality, health and productivity in America and rolled out the Evernorth Vitality Index.
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•	Strengthening our core platforms
○	Executed on affordability initiatives, resulting in largest single year improvement in reducing total cost of care, and driving improvement in our MCR and unit cost position; and
○
Continued execution of our technology strategy, including executing on in-flight programs to support sustainable expense reductions, expanding future value-driven foundational capabilities, and driving broader enterprise opportunities for simplification.

•	Delivering value to our shareholders
○	Increased TSR over 46% during 2022; and
○	Consummated successful divestiture of international businesses to Chubb and returned a meaningful amount of the proceeds to shareholders.
Environmental, Social and Governance. Mr. Cordani oversaw the advancement of a number of ESG initiatives integral to the company strategy, producing meaningful results which include:
•
Developed a new ESG strategy and framework centered on 13 material topics organized under four interconnected pillars: Healthy Environment, Healthy Society, Healthy Workforce and Healthy Company, and developed multi-year roadmap and corresponding key performance indicators for each topic;

•	Strong advancement of programs, policies and practices to improve social determinants of health, including virtual interventions on diabetes;
•	Continued progress on our goal to reach gender parity in our leadership pipeline by 2024; and
•	External recognition from numerous raters and rankers for DEI efforts and results.
Regulatory Environment and Compliance. Mr. Cordani continues to represent Cigna and the health services industry in a number of forums in Washington, D.C. and across the country to reinforce the needs of the Company’s customers and clients. At the invitation of U.S. Senate leadership, Mr. Cordani engaged personally with the co-sponsors of the bipartisan Senate package on gun control and related behavioral health policy reforms. He also oversaw continued enhancements to our compliance governance model, including through regular meetings and engagement with the Chief Compliance and Risk Officer of the Company on key topics and by reinforcing the tone at the top through the successful execution of an ethics awareness campaign, with email communications, blog posts, and tailored training focused on Cigna’s core values and commitment to ethical decision-making.
Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2022 of $3,600,000, or 120% of his 2022 EIP target.
Other NEOs
For all other NEOs, Mr. Cordani made recommendations to the Committee regarding EIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considered Mr. Cordani’s recommendations when determining EIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.
Mr. Evanko. As Executive Vice President and Chief Financial Officer, Mr. Evanko continued to support and enable the achievement of the Company’s financial objectives and led the partnership between the Company’s finance function and business teams throughout 2022. He provided critical guidance and leadership to many of the Company’s strategic initiatives throughout the year, including the successful execution of the divestiture of life, accident, and supplemental benefits businesses in seven international markets to Chubb. Mr. Evanko successfully led the strategic management and deployment of the Company’s capital during 2022, including dividend increases and share repurchases. TSR increased over 46% during 2022, partly driven by strengthened investor communications, including the Company’s investor day event, for which Mr. Evanko was instrumental. Mr. Evanko played key leadership and oversight roles over affordability initiatives which delivered significantly improved, market leading results. Within the Finance organization, Mr. Evanko continued to advance the development and deployment of critical talent, including continued progress relative to diversity, equity and inclusion as reflected in scores on the Company’s DEI Index. As a result of Mr. Evanko’s contributions in 2022, he was awarded a 2022 EIP payment of $1,500,000, or 120% of his target.
Ms. Jones. Ms. Jones continued to serve as Cigna’s Executive Vice President and General Counsel in 2022, leading the Company’s legal, compliance, communications and government affairs functions, and the partnership across these functions and between them and the Company’s businesses and other corporate functions. She continued to advance the Company’s enterprise ESG strategy, its internal and external thought leadership relative to healthy workforces, and
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advancement of Cigna’s position on a number of key legislative matters. She played a key leadership role in developing the framework for communicating and reinforcing the Company’s strategy, both internally and externally, including the evolution and launch of vitality thought leadership. Ms. Jones provided key legal and regulatory support on a number of key initiatives, including the successful execution of the divestiture of life, accident, and supplemental benefits businesses in seven international markets to Chubb. Ms. Jones led an intensified focus on ESG for the enterprise, defining a new strategy and purpose, as well as continued strong progress relative to diversity, equity and inclusion within the legal function. As a result of Ms. Jones’ contributions in 2022, she was awarded a 2022 EIP payment of $1,020,000, or 120% of her target.
Mr. Palmer. In his role as President and Chief Executive Officer, Evernorth Health Services, Mr. Palmer led the Company’s largest growth platform and positioned the enterprise for ongoing success. In 2022, Evernorth created substantial business relationships with Kaiser Permanente and Centene and renewed existing relationships with PrimeTherapeutics and numerous large health plans. Evernorth Health Services implementation of its biosimilar strategy in 2022 positions it to see meaningful advances in affordability in 2023 and beyond. Mr. Palmer led the combination of the Express Scripts Pharmacy and Accredo operations teams to realize their full potential as a holistic pharmacy organization, making substantial progress on improving its operating cost profile. Mr. Palmer’s leadership resulted in our strategic partnership with VillageMD, the launch of Evernorth Accountable care and our ongoing focus of Value Based Care. Mr. Palmer assumed leadership for Enterprise marketing mid-year, unveiled Evernorth’s new branding and launched its ‘Ever Wonder’ campaign into the marketplace. Mr. Palmer continues to evolve his leadership team through key hires and internal employee development. Under Mr. Palmer’s leadership, the Evernorth team delivered committed financial and outcome results for Cigna Healthcare such as improvements in pharmacy costs and rebate economics. As a result of his contributions in 2022, Mr. Palmer was awarded a 2022 EIP payment of $1,562,500, or 125% of his target.
Ms. Eder. As Executive Vice President and Global Chief Information Officer, Ms. Eder continued the implementation of her technology strategy in 2022, which further enabled business value and drove cross-enterprise leverage. She led the expansion and strengthening of the technology team’s focus on availability, security and resiliency. Through Ms. Eder’s leadership, the technology team meaningfully contributed to corporate earnings for 2022 through portfolio efficiency and evolution and business value delivery. New digital-first, cross-business capabilities were developed that embrace experimentation and create positive, scalable outcomes such as shared platform capabilities and the EverNorth Digital Health Kit, which powers personalized consumer-centric digital experiences. Ms. Eder led the strong execution of asset simplification in 2022, exceeding her defined goal of assets and baseline spend reduction. Ms Eder continued to retain top tier talent during the tumultuous 2022 labor market and exceeded annual team goals in hiring and promoting diverse talent within the technology organization. As a result of her contributions in 2022, Ms. Eder was awarded a 2022 EIP payment of $840,000, or 120% of her target.
Annual Incentive Plan Changes for 2023
For 2023, measures within the EIP will continue to include adjusted income from operations, adjusted revenues and strategic priorities. To emphasize focus on the value creation opportunity and alignment with the Company's Drive to 2025 goals, the Committee determined to increase the strategic priorities' weighting from 20% to 25% in 2023 and to modify the adjusted revenues weighting to be 25%. Adjusted income from operations will again comprise 50% of the EIP measures, such that the quantitative financial performance metrics will be weighted a total of 75%.
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For 2023, the areas of focus for the strategic priorities will be as follows:
STRATEGIC PRIORITY AREAS OF FOCUS	RELEVANCE TO BUSINESS STRATEGY	QUANTITATIVE MEASUREMENTS
Affordability and effectiveness	These priorities directly advance our growth strategy	•	Medical and pharmacy trend
		•	Enterprise Adjusted SG&A Expense Ratio
ESG
As a global health company, our mission is at the core of our ESG commitments and strategy. For 2023, our ESG focus areas will again include our efforts relative to diversity, equity and inclusion and improvement of health equity and reduction of social determinants of health
		•	Improvement in engagement survey responses related to diversity, equity and inclusion
		•	Progress on goals relative to improvement of health equity and reduction of social determinants of health
Cross-Enterprise Leverage	Leveraging our scale and expertise across multiple business lines to create value to stakeholders	•	Evernorth Health Services revenue from services to Cigna Healthcare
Long-Term Incentives

LTI Overview
Long-term incentives are 100% equity-based and administered under the Cigna Long-Term Incentive Plan. Awards in 2022 were delivered through a mix of strategic performance shares, stock options and restricted stock to motivate superior enterprise results and to further align the interests of the Company’s executive officers and its shareholders.

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2022 Individual LTI Targets and Awards
Each NEO’s LTI target is set by the Committee (or in the case of Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) with reference to the compensation peer group and the general industry peer group market data for the officer’s role. Mr. Cordani’s LTI target is set as a range, and the target for each of the other NEOs is set as an absolute dollar value. The primary consideration in each case is the comparison to the 50th percentile LTI level of the relevant market data for both peer groups.
While the Board maintains flexibility in determining Mr. Cordani’s LTI award, the Board intends that, for Mr. Cordani, LTI awards will fall within the target range. Mr. Cordani’s LTI award is based primarily on his individual contributions and enterprise performance, as well as an assessment of then-current market data. For the other executive officers, an executive could receive a grant between 0% and 150% of the executive’s individual LTI target value. In determining awards for the other NEOs, the Committee primarily evaluates individual contributions, but also may take into consideration enterprise performance, succession planning needs and other factors as circumstances warrant. The annual LTI award for Mr. Cordani for 2022 was delivered 60% in SPS awards having a 2022-2024 performance period, 20% in stock options and 20% in restricted stock. The annual LTI awards for the other NEOs in 2022 were delivered 50% in SPS awards having a 2022–2024 performance period, 25% in stock options and 25% in restricted stock, with the equity mix consistent with the equity mix delivered in 2021.
The table below provides more detail about the annual LTI target values for 2022, reflective of the Committee’s, and with respect to Mr. Cordani’s, the independent members of the Board’s, review of target total direct compensation positioning as further discussed above, grant values and percentages relative to LTI targets.
NEO	2022 LTI TARGET ($)	ACTUAL LTI GRANT VALUE ($)(1)	LTI AWARD AS A PERCENT OF TARGET (%)
David M. Cordani	12,000,000 to 16,000,000	14,500,000	Within Target Range
Brian C. Evanko	3,450,000	4,312,500	125
Nicole S. Jones	2,900,000	3,190,000	110
Eric P. Palmer	4,500,000	5,625,000	125
Noelle K. Eder	2,600,000	2,860,000	110
(1)
The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the 2022 Summary Compensation Table. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. Under ASC Topic 718, SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date; however, this probable achievement level is not determined until after the Committee has determined the dollar amount of the LTI grant. Thus, an SPS award’s grant date fair value for accounting purposes may be higher or lower than the dollar amount of the LTI grant approved by the Committee if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the 2022 Summary Compensation Table.

Strategic Performance Share Program
Our SPS program is designed to reward sustained long-term financial discipline and strategic accomplishments that benefit The Cigna Group and its shareholders over the long-term.
Grants

At the time of grant, a total LTI dollar value is approved for each NEO. The SPS portion of the award is converted into a specific number of SPS on the grant date based on The Cigna Group’s stock price on that date.

Vesting

SPS vest in the first quarter of the year following the end of the three-year performance period.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 67

COMPENSATION MATTERS

Payout Determination

The Committee determines a performance factor of 0% to 200% based on Company achievement of two pre-established measures during the performance period, and that factor is multiplied by each SPS award to determine the number of shares to be paid in respect of vested awards.

Measure: Adjusted income from operations per share, measured on a cumulative basis over three years, within the range of externally communicated targets excluding dividends	Measure: Relative TSR, compounded over the three-year performance period, relative to SPS performance peer group, for which the performance/payout curve is as follows:(1) (2) (3)
	85th percentile or higher	200%
	75th to 85th percentile	175% to 200%
	50th to 75th percentile	100% to 175%
	25th to 50th percentile	25% to 100%
	Below 25th percentile	0%

Weighting: 50%	Weighting: 50%

Alignment with Business Strategy: Reinforces the importance of sustained profitable growth across the enterprise	Alignment with Business Strategy: Rewards NEOs for stock performance and value creation relative to The Cigna Group’s peer group at the time of the award

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure	Threshold Performance: 25th percentile compared with the SPS performance peer group(2)

Final Payout

SPS awards are ultimately settled in The Cigna Group stock, so the actual value of the awards is based on the number of shares earned and The Cigna Group’s stock price at the time of payment.
The SPS program is designed to reward performance results against long-term, pre-established stretch targets. Each year, the Committee approves the performance measures for the SPS performance period and sets the goals with the expectation that performance resulting in a number of shares paid between 80% and 120% of target would be challenging and not certain, while performance resulting in a number of shares paid over 120% of target would be difficult, but not unattainable. The Committee believes that the SPS performance measures are effective in rewarding the Company’s long-term success and value created for shareholders.
2020–2022 SPS Program
Over the course of the three-year performance period, cumulative adjusted income from operations per share, grew to $62.19, resulting in a payout at 108% for this measure. Relative TSR was between the 42nd and 50th percentile, resulting in 97% for this performance measure. As a result, in February 2023, the Committee approved a payout of the 2020–2022 SPSs at 103% of target. The performance goals for the 2020–2022 SPSs are presented in the table below, along with actual results for the three-year performance period.
MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Adjusted income from operations per share	50%	Cumulative adjusted income from operations per share of $58.00 to $64.00	$62.19 (108% of target)
(1)	In the event a company in the SPS performance peer group is removed due to a corporate transaction or otherwise, the Company’s TSR will be measured against the remaining companies.
(2)
For performance periods beginning prior to 2020, relative TSR is calculated by interpolating strictly based on the TSR percentile rank. Beginning with the 2020–2022 performance period, relative TSR is measured by calculating four levels of achievement, at each of the 25th, 50th, 75th and 85th percentiles, and then using straight line interpolation based on Company stock performance (rather than rank) within the relevant level of achievement to determine payout for the measure.

(3)
Beginning with the 2023-2025 performance period, relative TSR performance is measured using the average December stock price at the beginning and end of each performance period for Cigna and each of its peers. Payouts on the Relative TSR performance measure are capped at 100% if absolute TSR is negative for the performance period.

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MEASURE	WEIGHTING	TARGET PERFORMANCE GOALS	ACTUAL RESULT
Relative TSR	50%	50th Percentile	Between the 42nd and 50th percentile (based on three-year annual compounded TSR of 18.8%) (97% of target)
The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. Shares earned by the NEOs upon payout of the 2020–2022 SPSs are reflected in the Outstanding Equity Awards at Year-End 2022 table and on Form 4s filed with the SEC on February 28, 2023.
2019–2021 SPS Program
The shares earned under the 2019–2021 SPS program were measured using performance through December 31, 2021 and were delivered in March 2022. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested Table. The performance measures, targets, results and payout for the 2019–2021 SPS program are discussed in greater detail in our definitive proxy statement for our 2022 annual meeting of shareholders, filed with the SEC on March 18, 2022.
Retirement and Deferred Compensation
401(k) Retirement Plans and Supplemental 401(k) Plan
All U.S. full-time employees are eligible to participate in one of the Company’s tax-qualified 401(k) plans. Each 401(k) plan, except the Cigna Supplemental 401(k) Plan, provides for employee contributions as well as Company matching contributions, on the same terms as similarly situated employees within the applicable plan.
Certain employees are eligible for the Cigna Supplemental 401(k) Plan. Beginning in 2020, all U.S.-based NEOs are eligible. The Supplemental 401(k) Plan is a non-qualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of employee earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($305,000 in 2022) or that an employee defers under the Cigna Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (2.60% as of January 1, 2022 and 2.95% as of January 1, 2023). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.
Nonqualified Deferred Compensation Plans
The Cigna Group provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards.
The Cigna Group Deferred Compensation Plan. The Cigna Group does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and income tax on that compensation –
typically until after termination of employment with The Cigna Group. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only in the case of the participant’s financial hardship.
Defined Benefit Pension Plans
The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 have vested benefits in the Pension Plan and the Supplemental Pension Plan.
Additional information about pension benefits can be found in the Pension Benefits for 2022 table and accompanying narrative.
Limited Perquisites and Other Benefits
The Cigna Group’s executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent or to provide for an executive officer’s safety and security. Perquisites generally have included an annual allowance under our executive financial services program (as described below), payments for residential security system monitoring and maintenance and relocation benefits when a move is required. Executive officers working outside of the United States also may be provided with benefits that are customary in the country in which they are based. In addition, Mr. Cordani is expected to use the corporate aircraft for business and personal travel to increase his time available for business purposes and as a means to better ensure his safety and security.
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COMPENSATION MATTERS

Mr. Cordani is fully responsible for any personal income taxes associated with his personal use of the corporate aircraft.
The Cigna Group’s executive financial services program offers executive officers other than the CEO an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation. Mr. Cordani is reimbursed for all such expenses incurred. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for executive officers, who may purchase additional coverage at the group rate.
The NEOs also are eligible to receive all of the benefits offered to The Cigna Group employees generally, including medical and other health and welfare benefits as well as voluntary benefits.
EMPLOYMENT ARRANGEMENTS AND POST-TERMINATION PAYMENTS
Employment Arrangements
We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either The Cigna Group or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance and target opportunities for annual cash incentive and long-term equity incentive compensation.
Executive Severance Benefits
The Company maintains the Cigna Executive Severance Benefits Plan (the Executive Severance Benefits Plan) for our executive officers, which provides severance benefits in the event of a termination without cause (not including by reason of death or disability). The Executive Severance Benefits Plan helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The Committee believes it is appropriate to provide executives with the rewards and protections afforded by the plan, as it reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances beyond their control. The Cigna Executive Severance Benefits Plan (the Executive Severance Benefits Plan) provides executive officers with severance benefits upon a termination of employment without cause (not including by reason of death or disability), which we believe to be consistent with market practice. In connection with such termination, the CEO would receive base pay for 104 weeks plus 200% of his current EIP target. Each other executive officer would receive base pay for 78 weeks plus 150% of the executive’s current EIP target. Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited. In addition, each executive officer would receive a payment equal to the executive’s pro-rated EIP target and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive’s EIP target. The Company will also pay a COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Other Post-Termination Arrangements
With respect to equity awards granted prior to 2021, if, absent a change of control, an executive officer’s employment terminates prior to the vesting of a stock option, restricted stock, restricted stock units (RSUs) or SPS award, the award is generally forfeited, subject to specific exceptions for disability, death or retirement (as defined in the plan).
For LTI awards granted after 2020, stock options, restricted stock, RSUs and SPSs that are scheduled to vest within 12 months of an executive officer’s involuntary termination without cause will be eligible to continue to vest as scheduled, subject to continued compliance with applicable non-disclosure, non-competition, non-solicitation and cooperation agreements during the period of continued vesting. The number of shares issued in respect of any SPSs that vest following termination will be determined based on actual performance for the applicable performance period. Awards that are not scheduled to vest within 12 months of the termination date are forfeited upon an involuntary termination without cause.
Upon an executive officer’s disability, death or retirement, stock options, restricted stock, RSUs and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements.
For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death or retirement, please see “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
70 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

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Change of Control Arrangements

The Executive Severance Benefits Plan continues to apply to executive officers in the event of a qualified separation of service of the executive officer upon a change of control. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.
Under the Executive Severance Benefits Plan and The Cigna Group Long-Term Incentive Plan, an executive officer will be eligible for benefits, as determined by the plan administrator, if such executive officer’s employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:
•	initiated by the Company other than “for cause” as defined in the applicable plan; or
•	initiated by the executive officer for “good reason” as defined under the applicable plan.
Benefits in a double-trigger situation include the following:
•
A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of (1) the most recent annual incentive paid and (2) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for the level of expected performance prior to the change of control;

•	A payment equal to such individual’s pro-rated EIP target for the year of termination plus, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the greater of (1) the executive officer’s current annual incentive target or (2) the annual incentive target for the year of the change of control;
•
Full vesting of all unvested stock options, restricted stock and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason within a two-year period following a change of control, the executive is able to realize the shareholder value to which the executive contributed while employed at the Company;

•
Vesting of all outstanding SPS awards based on the target vesting percentage of 100%. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control;

•	At the Company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Receipt of any payments or benefits requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
We do not provide gross ups as part of our regular executive compensation program. If any portion of the change of control benefits paid to an executive officer would be subject to a change of control excise tax, then either (1) the executive will receive the full amount of the benefits and be responsible for paying any resulting excise tax or (2) the change of control benefits will be reduced by such an amount as to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.
For more information, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”
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COMPENSATION MATTERS

OTHER PRACTICES

Stock Ownership Guidelines and Share Retention Requirements
We believe that the ownership of meaningful levels of The Cigna Group stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted robust stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2022, all of our NEOs serving as executive officers at year end were in compliance with the stock ownership guidelines and met or exceeded their ownership requirements. The chart below shows the stock ownership requirements and actual value of holdings as a multiple of base salary as of December 31, 2022 for the CEO (Mr. Cordani), the CEO, Evernorth (Mr. Palmer), and the average of the other NEOs serving as executive officers at year end (Mr. Evanko, Ms. Jones, and Ms. Eder).

CEO
Equity Holdings
Base Salary Multiple
130
120
110
100
90
80
70
60
50
40
30
20
10
0
8x
128x
CEO, Evernorth
Equity Holdings
12
10
8
6
4
2
0
6x
12x
Other NEOs
Equity Holdings
12
10
8
6
4
2
0
3x
11x
Stock Ownership Guideline Requirement
Actual Equity Holdings (for Other NEOs, chart shows average equity holdings)

72 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

FEATURES OF OUR STOCK OWNERSHIP GUIDELINES
•
Wholly owned shares, time-based restricted stock, time-based restricted stock units, stock equivalents, and shares owned through benefit plans (such as investments in the Cigna stock fund of the Cigna 401(k) Plan or the deferred compensation plans) are counted toward meeting the guidelines.

•	SPSs and stock options do not count toward meeting the ownership guidelines.
•
Executive officers have five years from date of hire, promotion or any other event that changes their multiple of base salary to meet their applicable ownership requirement. Prior to meeting their stock ownership requirement, executives may only engage in transactions that increase their holdings. Once an executive attains the required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

SHARE RETENTION REQUIREMENTS ENCOURAGE A LONG-TERM OWNERSHIP PHILOSOPHY
•	Once ownership requirements are met,
	o	executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open trading period; and
o
executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock or restricted stock unit grants, net of shares withheld or sold for taxes or payment of exercise prices, fees and expenses

OTHER PRACTICES REGARDING TRANSACTIONS IN THE CIGNA GROUP STOCK
•
Executive officers may only transact in The Cigna Group securities during approved open trading periods after satisfying pre-clearance requirements or pursuant to Rule 10b5-1 trading plans. The Cigna Group has updated its policies and practices in response to the SEC’s recently adopted amendments to Rule 10b5-1 under the Securities Exchange Act of 1934.

•	CEO approval is required for all transactions in The Cigna Group stock by executive officers.
•	General Counsel approval is required for all transactions in The Cigna Group stock by the CEO.
Disgorgement of Awards (Clawback) Policy
The Board has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley Act of 2002.
The Board will, as deemed appropriate and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer and/or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:
•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;
•	the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•	the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.
In addition, The Cigna Group’s stock option, restricted stock, RSUs and SPS awards include a clawback provision. The provision applies to any NEO, who:
•	is terminated by The Cigna Group due to willful misconduct;
•	engages in behavior that would be considered grounds for termination due to willful misconduct;
•	competes with The Cigna Group within two years following any termination;
•	solicits an employee or customer of The Cigna Group within two years following any termination;
•	discloses The Cigna Group confidential information improperly; or
•	fails to assist The Cigna Group in the handling of investigations, litigation or agency matters with respect to which the employee has relevant information.
If a NEO engages in any of the above “violation events,” any gains realized from the exercise of options over the two years before termination and thereafter and the value of any restricted stock, RSUs or SPS vesting over the year before termination or thereafter are required to be paid back to The Cigna Group. These provisions are designed to discourage employees from engaging in activities that can cause The Cigna Group competitive or reputational harm.
Awards granted to senior executives under Express Scripts’ long-term incentive plans are subject to recovery
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 73

COMPENSATION MATTERS

in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.
The SEC recently adopted final rulemaking with respect to issuer recoupment policies that will require further rulemaking by the NYSE. The Cigna Group intends to revisit its clawback policy when NYSE rulemaking regarding recoupment policies becomes final.
Hedging and Pledging Restrictions
Our Securities Transactions and Insider Trading Policy (the Insider Trading Policy) prohibits our directors, executive officers and all employees from engaging in hedging and pledging transactions. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars and forward sale contracts.
Prior to October 2022, our Insider Trading policy permitted the Company to grant limited exceptions to the prohibition on pledging securities. In October 2022, we revised our Insider Trading policy to include anti-hedging and anti-pledging provisions that do not include waivers or exceptions. In 2022, no exceptions to our policy prohibiting pledging were granted to our directors, NEOs or other Section 16 officers, and none of our directors or executives actively or indirectly pledged company stock.
Risk Oversight
As part of its responsibilities, the Committee considers whether The Cigna Group’s compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, a comprehensive review of executive and employee incentive compensation programs is conducted to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee each year. The review analyzes:
•	compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;
•	situations where compensation programs may have the potential to raise material risks to the Company;
•	internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and
•	plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures and plan caps.
After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Treatment
Section 162(m)(6) of the Internal Revenue Code pertains to the deductibility of compensation paid by health insurers, including The Cigna Group. Under Section 162(m)(6) of the Internal Revenue Code, any per person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by The Cigna Group. The tax deduction limitation under Section 162(m)(6) results in the loss of some tax benefits related to employee compensation in excess of the $500,000 per person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.
Separately, the Committee also considers the accounting consequences of its compensation decisions.
Report of the People Resources Committee
The People Resources Committee of the Board of Directors reviewed and discussed with The Cigna Group’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. The Board accepted the Committee’s recommendation.
People Resources Committee:
Kathleen M. Mazzarella, Chair
Eric J. Foss
George Kurian
74 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

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Executive Compensation Tables
2022 SUMMARY COMPENSATION TABLE
This table includes information regarding compensation for each of the NEOs. Other tables in this Proxy Statement provide more detail about specific types of compensation with respect to 2022.
NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (d)	STOCK AWARDS ($) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (h)	ALL OTHER COMPENSATION ($) (i)	TOTAL ($) (j)
David M. Cordani Chairman and Chief Executive Officer	2022	1,500,000	—	12,644,278	2,900,029	3,600,000	†	321,197	20,965,504
	2021	1,500,000	—	11,745,385	3,625,042	2,700,000	†	301,839	19,872,266
	2020	1,500,000	—	11,060,237	3,500,017	3,500,000	189,898	179,341	19,929,493
Brian C. Evanko Executive Vice President, Chief Financial Officer	2022	836,731	—	3,493,584	1,078,170	1,500,000	†	57,196	6,965,681
	2021	800,000	—	2,721,665	840,007	900,000	†	34,835	5,296,507

Nicole S. Jones Executive Vice President, General Counsel	2022	768,366	—	2,583,969	797,503	1,020,000	†	62,909	5,232,747
	2021	750,000	—	2,701,577	833,775	935,000	†	52,246	5,272,598
	2020	750,000	—	2,544,035	805,049	825,000	22,423	35,338	4,981,845
Eric P. Palmer President and Chief Executive Officer, Evernorth Health Services	2022	986,731	—	4,556,446	1,406,274	1,562,500	†	50,842	8,562,793
	2021	948,462	—	4,179,824	1,290,005	1,187,500	†	39,890	7,645,681
	2020	850,000	—	3,318,290	1,050,037	1,020,000	44,003	54,233	6,336,563
Noelle K. Eder Executive Vice President, Global Chief Information Officer	2022	718,366	—	2,316,966	715,034	840,000	—	34,619	4,624,985
Stock Awards (Column (e))
Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 18 to The Cigna Group’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the LTIP.
The SPSs are subject to performance conditions. The grant date fair value of SPS awards granted in 2022 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. Relative TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The remaining 50% of SPS weighting, subject to adjusted income from operations per share performance, has an accounting fair value that is equivalent to the assumed award value granted to each NEO.
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The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:
	VALUE OF RESTRICTED STOCK GRANTED IN 2022	VALUE OF SPSs GRANTED IN 2022
NAME	GRANT DATE FAIR VALUE ($)	GRANT DATE FAIR VALUE ($)	AT HIGHEST PERFORMANCE ACHIEVEMENT* ($)
David M. Cordani	2,900,180	9,744,098	14,094,142
Brian Evanko	1,078,345	2,415,239	3,493,470
Nicole S. Jones	797,521	1,786,448	2,583,969
Eric P. Palmer	1,406,389	3,150,057	4,556,332
Noelle K. Eder	715,113	1,601,853	2,316,966
*
The value at the highest performance achievement reflects adjusted income from operations per share, at 200% of target and projected achievement of total shareholder return relative to Cigna’s SPS performance peer group based on accounting assumptions. Under ASC Topic 718, the vesting condition related to the total shareholder return is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition.

Option Awards (Column (f))
Represents the grant date fair value of option awards made under the LTIP computed in accordance with ASC Topic 718 applying the same model and assumptions as The Cigna Group applies for financial statement reporting purposes, as described in Note 18 to The Cigna Group’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (disregarding any estimates for forfeitures).
Non-Equity Incentive Plan Compensation (Column (g))
This column reflects performance-based compensation awarded under the EIP.
Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits for 2022 table. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits for 2022 table. The amounts in this column do not include deferred compensation because we do not provide above market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value. The table below details the net change in present value as of December 31, 2022:
NAME	NET CHANGE TO PRESENT VALUE ($)
David M. Cordani	(278,933)
Brian C. Evanko	(72,283)
Nicole S. Jones	(37,585)
Eric P. Palmer	(81,038)
76 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

All Other Compensation (Column (i))
This column includes:
•
Cigna’s matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $73,675; Mr. Evanko — $36,726; Ms. Jones — $36,225; Mr. Palmer — $43,288; and Ms. Eder — $34,050.

•
We have included the perquisites and other personal benefits that we provided to certain NEOs in 2022. 2022 perquisites valued at incremental cost (the cost incurred by Cigna due to the NEO’s personal use or benefit) are as follows:

○
For Mr. Cordani, perquisites included the use of the corporate aircraft for personal travel ($208,176); fees for financial planning, tax preparation and legal services related to tax and estate planning ($32,500); costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

○
For Mr. Evanko, perquisites included the use of the corporate aircraft for personal travel; fees for financial planning, tax preparation and legal services; costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

○
For Mr. Palmer and Ms. Jones, perquisites included fees for financial planning, tax preparation and legal services; costs for security system monitoring and maintenance; and costs for personal umbrella liability coverage.

○	For Ms. Eder, perquisites included costs for personal umbrella liability coverage.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 77

COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2022
This table provides information about annual incentive targets for 2022 and grants of plan-based awards made in 2022 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.
				ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
NAME (a)	GRANT DATE (b)	COMMITTEE APPROVAL DATE (c)	AWARD TYPE (d)	THRESHOLD ($) (e)	TARGET ($) (f)	MAXIMUM ($) (g)	THRESHOLD (#) (h)	TARGET (#) (i)	MAXIMUM (#) (j)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (k)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (l)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (m)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh) (n)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (o)
David M. Cordani	—	—	EIP Target	—	3,000,000	6,000,000
	2/23/2022	2/23/2022	SPS				6,707	38,323	76,646					9,744,098
	2/23/2022	2/23/2002	RSG							12,775				2,900,180
	2/23/2002	2/23/2022	Option								57,284	227.02	225.09	2,900,029
Brian C. Evanko	—	—	EIP Target	—	1,250,000	2,500,000
	2/23/2022	2/23/2022	SPS				1,662	9,499	18,998					2,415,239
	2/23/2022	2/23/2022	RSG							4,750				1,078,345
	2/23/2022	2/23/2022	Option								21,297	227.02	225.09	1,078,170
Nicole S. Jones	—	—	EIP Target	—	850,000	1,700,000
	2/23/2022	2/23/2022	SPS				1,230	7,026	14,052					1,786,448
	2/23/2022	2/23/2022	RSG							3,513				797,521
	2/23/2022	2/23/2022	Option								15,753	227.02	225.09	797,503
Eric P. Palmer	—	—	EIP Target	—	1,250,000	2,500,000
	2/23/2022	2/23/2022	SPS				2,168	12,389	24,778					3,150,057
	2/23/2022	2/23/2022	RSG							6,195				1,406,389
	2/23/2022	2/23/2022	Option								27,778	227.02	225.09	1,406,274
Noelle K. Eder	—	—	EIP Target	—	700,000	1,400,000
	2/23/2022	2/23/2022	SPS				1,103	6,300	12,600					1,601,853
	2/23/2022	2/23/2022	RSG							3,150				715,113
	2/23/2022	2/23/2022	Option								14,124	227.02	225.09	715,034
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (f) and (g))
Amounts in column (f) represent annual incentive targets for the 2022 performance period. Individual award values can range from 0% to 200% of target (as reflected in column (g)). The actual amounts earned by each NEO and paid in 2023 are as follows: Mr. Cordani — $3,600,000; Mr. Evanko — $1,500,000; Ms. Jones — $1,020,000; Mr. Palmer — $1,562,500 and Ms. Eder — $840,000.
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (h), (i) and (j))
Represents SPSs awarded for the 2022–2024 performance period. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee will determine payout of this SPS award, if any, in 2025 based on achievement of the three-year performance goals.
The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 17.5% of target, which represents the lowest possible level of share payout under these awards, assuming achievement at threshold for adjusted income from operations per share.
78 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

All Other Stock Awards (Column (k))
Represents restricted stock and RSU awards granted under the LTIP and approved by the People Resources Committee at its February 2022 meeting as part of each NEO’s long-term incentive award. Restricted stock or RSUs represented 25% of the long-term incentive awards for executive officers in 2022, excluding Mr. Cordani, whose restricted stock award represented 20% of his total long-term incentive award. These restricted stock and RSU awards will vest in three equal annual installments beginning March 1, 2023.
All Other Option Awards (Column (l))
Represents stock option awards granted under the LTIP and approved by the People Resources Committee at its February 2022 meeting as part of each NEO’s long-term incentive award. Stock options represented 25% of the long-term incentive awards for executive officers in 2022 excluding Mr. Cordani, whose stock option award represented 20% of his total long-term incentive award. These stock options will vest in three equal annual installments beginning March 1, 2023.
Exercise or Base Price of Option Awards (Column (m))
Pursuant to the LTIP, the stock option exercise price is the average of the high and low trading price of The Cigna Group common stock on the date of the award.
Grant Date Fair Value of Stock and Options Awards (Column (o))
These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions The Cigna Group uses for financial statement reporting purposes. The award values represented in the table are theoretical and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2022 reflects the probable achievement level based on accounting assumptions of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 79

COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2022
This table provides information about unexercised stock options and unvested stock awards (restricted stock and SPSs) held as of December 31, 2022 by the NEOs.
	OPTION AWARDS				STOCK AWARDS
NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) (1) UNEXERCISABLE (c)	OPTION EXERCISE PRICE ($) (d)	OPTION EXPIRATION DATE (e)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (1) (f)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2) (g)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (1) (h)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2) (i)
David M. Cordani	142,801	0	139.2200	3/1/2026	67,704	22,433,043	72,234	23,934,014
	119,053	0	149.1350	2/28/2027
	93,490	0	197.3500	2/28/2028
	63,553	0	183.4405	2/27/2029
	44,478	22,240	192.0200	2/26/2030
	26,951	53,904	213.8000	2/24/2031
	0	57,284	227.0200	2/23/2032
Total	490,326	133,428			67,704	22,433,043	72,234	23,934,014

Brian C. Evanko	2,877	0	78.0350	2/26/2024	15,223	5,043,989	17,357	5,751,068
	5,806	0	120.8950	2/25/2025
	6,269	0	139.2200	3/1/2026
	5,849	0	149.1350	2/28/2027
	6,311	0	197.3500	2/28/2028
	8,286	0	183.4405	2/27/2029
	8,006	4,004	192.0200	2/26/2030
	6,245	12,491	213.8000	2/24/2031
	0	21,297	227.0200	2/23/2032
Total	49,649	37,792			15,223	5,043,989	17,357	5,751,068

Nicole S. Jones	17,666	0	149.1350	2/28/2027	16,148	5,350,478	14,826	4,912,447
	14,484	0	197.3500	2/28/2028
	12,946	0	183.4405	2/27/2029
	10,230	5,116	192.0200	2/26/2030
	6,199	12,398	213.8000	2/24/2031
	0	15,753	227.0200	2/23/2032
Total	61,525	33,267			16,148	5,350,478	14,826	4,912,447

Eric P. Palmer	6,701	0	139.2200	3/1/2026	23,306	7,722,210	24,457	8,103,582
	6,073	0	149.1350	2/28/2027
	17,530	0	197.3500	2/28/2028
	18,125	0	183.4405	2/27/2029
	13,344	6,672	192.0200	2/26/2030
	9,591	19,182	213.8000	2/24/2031
	0	27,778	227.0200	2/23/2032
Total	71,364	53,632			23,306	7,722,210	24,457	8,103,582

Noelle K. Eder	6,408	0	171.3850	9/14/2030	12,470	4,131,810	12,194	4,040,360
	4,684	9,368	213.8000	2/24/2031
	0	14,124	227.0200	2/23/2032
Total	11,092	23,492			12,470	4,131,810	12,194	4,040,360
(1)	The following table shows the vesting dates of stock options, restricted stock and SPSs that have not vested, held as of December 31, 2022 by the NEOs.
80 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

	NUMBER OF STOCK OPTIONS THAT HAVE NOT VESTED (a)	VESTING DATE (b)	VESTING AMOUNT (c)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (i) (d)	VESTING DATE (i) (e)	VESTING AMOUNT (f)	NUMBER OF EQUITY INCENTIVE PLAN AWARD SHARES OR UNITS THAT HAVE NOT VESTED (ii) (g)	VESTING DATE (ii) (h)	VESTING AMOUNT (i)
David M. Cordani	22,240	2/26/2023	22,240	37,549	2/24/2023	37,549	72,234	2024	33,911
	53,904	3/1/2023	26,952	6,076	2/26/2023	6,076		2025	38,323
		3/1/2024	26,952	11,304	3/1/2023	5,652
	57,284	3/1/2023	19,094		3/1/2024	5,652
		3/1/2024	19,095	12,775	3/1/2023	4,258
		3/1/2025	19,095		3/1/2024	4,258
					3/1/2025	4,259
Total			133,428			67,704			72,234

Brian C. Evanko	4,004	2/26/2023	4,004	6,759	2/24/2023	6,759	17,357	2024	7,858
	12,491	3/1/2023	6,245	1,094	2/26/2023	1,094		2025	9,499
		3/1/2024	6,246	2,620	3/1/2023	1,310
	21,297	3/1/2023	7,099		3/1/2024	1,310
		3/1/2024	7,099	4,750	3/1/2023	1,583
		3/1/2025	7,099		3/1/2024	1,583
					3/1/2025	1,584
Total			37,792			15,223			17,357

Nicole S. Jones	5,116	2/26/2023	5,116	8,637	2/24/2023	8,637	14,826	2024	7,800
	12,398	3/1/2023	6,199	1,398	2/26/2023	1,398		2025	7,026
		3/1/2024	6,199	2,600	3/1/2023	1,300
	15,753	3/1/2023	5,251		3/1/2024	1,300
		3/1/2024	5,251	3,513	3/1/2023	1,171
		3/1/2025	5,251		3/1/2024	1,171
					3/1/2025	1,171
Total			33,267			16,148			14,826

Eric P. Palmer	6,672	2/26/2023	6,672	11,265	2/24/2023	11,265	24,457	2024	12,068
	19,182	3/1/2023	9,591	1,823	2/26/2023	1,823		2025	12,389
		3/1/2024	9,591	4,023	3/1/2023	2,011
	27,778	3/1/2023	9,259		3/1/2024	2,012
		3/1/2024	9,259	6,195	3/1/2023	2,065
		3/1/2025	9,260		3/1/2024	2,065
					3/1/2025	2,065
Total			53,632			23,306			24,457

Noelle K. Eder	9,368	3/1/2023	4,684	5,410	2/24/2023	5,410	12,194	2024	5,894
		3/1/2024	4,684	1,945	9/14/2023	1,945		2025	6,300
	14,124	3/1/2023	4,708	1,965	3/1/2023	982
		3/1/2024	4,708		3/1/2024	983
		3/1/2025	4,708	3,150	3/1/2023	1,050
					3/1/2024	1,050
					3/1/2025	1,050
Total			23,492			12,470			12,194
(i)
These columns include unvested restricted stock and SPSs granted for the 2020–2022 performance period. The number of SPSs reported in these columns reflects the shares vested in February 2023 for the SPS 2020–2022 performance period at their actual payout percentage. As of December 31, 2022, the relevant performance conditions had been satisfied, but the awards were not fully vested until payout in February 2023.

(ii)
These columns include unvested SPSs granted for the 2021–2023 and 2022–2024 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine whether SPS awards will vest until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). Because payment will be made in The Cigna Group common stock, the actual value will be based on The Cigna Group’s common stock price at the time of payment.

(2)	Based on the closing price of the Company’s common stock on December 30, 2022 ($331.34).
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 81

COMPENSATION MATTERS

OPTION EXERCISES AND STOCK VESTED IN 2022
This table provides information about the number of shares of The Cigna Group common stock acquired and value realized by the NEOs upon exercise of stock options and the vesting of restricted stock, RSUs and SPS awards during 2022. No SPSs awarded for the 2020–2022, 2021–2023 or 2022–2024 performance periods vested in 2022.
	OPTION AWARDS		STOCK AWARDS
Name (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED UPON EXERCISE ($) (c)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)	VALUE REALIZED UPON VESTING ($) (e)(1)
David M. Cordani	159,388	23,217,145	36,627(2)(3)	8,449,684
Brian C. Evanko	—	—	5,650(2)(3)	1,306,420
Nicole S. Jones	20,342	2,561,926	7,771(2)(3)	1,793,424
Eric P. Palmer	14,384	2,358,780	10,935(2)(3)	2,524,869
Noelle K. Eder	—	—	4,460(2)(3)	1,139,481
(1)
Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the market value per share of Cigna common stock. The market value is calculated, consistent with the LTIP definition of fair market value per share, as the average of the high and the low trading price per share of Cigna common stock on the applicable vesting date (or on the most recent previous trading day if the vesting date occurred on a non-trading day).

(2)
Includes the vesting on February 25, 2022 of 2019–2021 SPS awards as follows: Mr. Cordani — 18,766; Mr. Evanko — 2,447; Ms. Jones — 3,823; Mr. Palmer — 5,352; and Ms. Eder — 1,533. The market value on February 25, 2022 was $229.64 per share.

(3)	Includes the following restricted share and RSU vesting events:
•
February 25, 2022 – shares/units vested as follows: Mr. Cordani — 12,209 shares; Mr. Evanko — 1,894 shares; Ms. Jones — 2,648 shares; and Mr. Palmer — 3,572 shares. The market value on February 25, 2022 was $229.64 per share.

•
March 1, 2022 – shares/units vested as follows: Mr. Cordani — 5,652 shares; Mr. Evanko — 1,309 shares; Ms. Jones — 1,300 shares; Mr. Palmer — 2,011 shares; and Ms. Eder — 982 shares. The market value on March 1, 2022 was $236.48 per share.

•	September 14, 2022 – 1,945 shares for Ms. Eder. The market value on September 14, 2022 was $285.46 per share.
82 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

PENSION BENEFITS FOR 2022
This table shows the present value as of December 31, 2022 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs that participate in a pension plan. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs because those amounts will not be known until the pension benefits become payable.
NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE # (c)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)(2)	PAYMENTS DURING THE LAST FISCAL YEAR ($) (e)
David M. Cordani	Cigna Pension Plan (Part A)	18	27,657	—
	Cigna Pension Plan (Part B)	18	322,690	—
	Cigna Supplemental Pension Plan	18	180,442	—
	Cigna Supplemental Pension Plan of 2005	18	589,699	—
Brian C. Evanko	Cigna Pension Plan (Part B)	12	130,536	—
	Cigna Supplemental Pension Plan of 2005	12	2,749	—
Nicole S. Jones	Cigna Pension Plan (Part B)	3	51,002	—
	Cigna Supplemental Pension Plan of 2005	3	51,294	—
Eric P. Palmer	Cigna Pension Plan (Part B)	11	136,769	—
	Cigna Supplemental Pension Plan of 2005	11	10,186	—
(1)
Mr. Cordani, Mr. Evanko, Ms. Jones, and Mr. Palmer have not received additional credited years of service under the Cigna Pension Plan, Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005 since 2009, when such plans were frozen.

(2)
Assumptions used in the calculations of the amounts in this column are included in Note 17 to our audited financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65), which was then discounted to the present value as of December 31, 2022 using the same assumptions as those used for financial reporting purposes. The assumptions are interest discount rates of 5.44% for the Cigna Pension Plan and 5.36% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the PRI-2012 White Collar Table with Improvement Scale MP 2021 on a generational basis for those plans.

Cigna Pension Plan
The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S. based full-time employees, including the NEOs serving during that time. The Cigna Group makes all the contributions necessary to fund CPP benefits for deposit into a trust fund. The annual contributions meet or exceed the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with The Cigna Group.
The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.
•
“Credited service” is generally the period of an employee’s service with a company of The Cigna Group while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.

•	“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 83

COMPENSATION MATTERS

Part A
For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:
•	the employee’s years of credited service (up to a maximum of 30 years);
•
multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, and (b) the three consecutive calendar years with the highest eligible earnings; and

•	minus an offset equal to approximately half of the employee’s annual Social Security benefits.
On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.
Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.
Effective April 1, 2008, The Cigna Group adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.
For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.
On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also receives interest credits, which are based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate will not be less than 4.5%.
The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election subject to the terms of the CPP.
Part B
Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:
•	Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.
•	Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by The Cigna Group on April 1, 2009 became 100% vested.
Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005
The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.
The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.
In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with The Cigna Group, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than $100,000 is payable in two installments, with the second installment paid one
84 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.
NONQUALIFIED DEFERRED COMPENSATION FOR 2022
This table provides information about the contributions, earnings and balances for the NEOs under deferred compensation plans as of and for the year ended December 31, 2022.
NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (c)	REGISTRANT CONTRIBUTIONS IN LAST FY(1) ($) (d)	AGGREGATE EARNINGS IN LAST FY ($) (e)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS ($) (f)	AGGREGATE BALANCE AT LAST FYE ($) (g)(2)
David M. Cordani	Cigna Deferred Compensation Plan	—	—	340,487	—	1,070,309
	Supplemental 401(k)	—	58,425(3)	19,120	—	814,910
Brian C. Evanko	Supplemental 401(k)	—	21,476(3)	2,532	—	121,640
Nicole S. Jones	Supplemental 401(k)	—	20,975(3)	4,764	209,482
Eric P. Palmer	Cigna Deferred Compensation Plan	—	—	85,600	—	284,277
Noelle K. Eder	Supplemental 401(k)	—	18,800(3)	231	—	27,916
(1)	Cigna’s contributions to the Supplemental 401(k) Plan are included in the “All Other Compensation” column of the 2022 Summary Compensation Table.
(2)
Amounts contributed by a NEO and by the Company in prior years have been reported in the Summary Compensation Tables in the previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

(3)	Includes a contribution made to the NEO under the Cigna Supplemental 401(k) Plan in 2023 with respect to 2022 compensation.
Cigna Deferred Compensation Plan
The Cigna Group credits deferred compensation with hypothetical investment earnings during the deferral period as follows:
•
Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under the Cigna 401(k) Plan. The 401(k) Plan investment options include a default fixed income fund with an annual interest rate applicable for 2022 of 2.6%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.

•
Deferred shares of The Cigna Group common stock are credited with amounts equal to any dividends that are paid on actual shares of The Cigna Group common stock. These hypothetical dividends are treated as deferred cash compensation.

Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90 day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by The Cigna Group. Deferred compensation balances represent a general unsecured and unfunded obligation of The Cigna Group.
Subject to limitations under The Cigna Group’s Insider Trading Policy, executive officers who participate in the Cigna Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and may change their hypothetical investment allocations on deferrals once per quarter.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The Contingent Payments Table reflects the estimated amount of incremental compensation that would become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2022, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 30, 2022 ($331.34 per share).
All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by a qualifying termination of employment. Additionally, in connection with any actual termination of
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employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the People Resources Committee, or for Mr. Cordani, the independent members of the Board, determines appropriate.
The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price and specific plan terms that govern administration of payments. See also “Employment Arrangements and Post-Termination Payments” in the CD&A for a description of The Cigna Group’s policies on severance pay.
In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2022; (2) payments of benefits are made in a lump sum on December 31, 2022 unless otherwise noted; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in-the-money as of December 30, 2022. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.
The table shown below does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), vested deferred compensation, pension plans and the value of previously vested in-the-money options, assuming exercise. In each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause.
Contingent Payment Descriptions
The aggregate amounts in the Contingent Payments Table appear under the following headings:
•	Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.
•	Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.
•	Vesting of Previously Awarded Long-Term Incentives, which refers to accelerated vesting of in-the-money options and/or restricted stock, restricted stock units and SPSs.
•	Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.
Hypothetical payment amounts represent an approximation of the potential payment.
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CONTINGENT PAYMENTS All Actions Assume a December 31, 2022 Termination Date
	INVOLUNTARY TERMINATION NOT FOR CAUSE ($) (a)	TERMINATION UPON A CHANGE OF CONTROL ($) (b)	EARLY RETIREMENT OR RETIREMENT ($) (c)	TERMINATION UPON DEATH OR DISABILITY ($) (d)
David M. Cordani
Severance	9,000,000	13,500,000	—	—
Annual Incentive	3,000,000	3,000,000	3,000,000	—
Vesting of Previously Awarded Long-Term Incentives	25,634,102	61,414,791	49,203,918	61,414,791
Other Benefits	42,298	42,298	—	—
TOTAL	37,676,400	77,957,089	52,203,918	61,414,791

Brian C. Evanko
Severance	3,150,000	6.300,000	—	—
Annual Incentive	1,250,000	1,250,000	—	—
Vesting of Previously Awarded Long-Term Incentives	5,527,748	14,977,516	—	14,977,516
Other Benefits	42,299	42,299	—	—
TOTAL	9,970,047	22,569,815	—	14,977,516

Nicole S. Jones
Severance	2,437,500	5,130,000	—	—
Annual Incentive	850,000	850,000	—	—
Vesting of Previously Awarded Long-Term Incentives	6,049,416	13,992,802	—	13,992,802
Other Benefits	42,299	42,299	—	—
TOTAL	9,379,215	20,015,101	—	13,992,802

Eric P. Palmer
Severance	3,375,000	6,750,000	—	—
Annual Incentive	1,250,000	1,250,000	—	—
Vesting of Previously Awarded Long-Term Incentives	8,601,208	21,799,109	—	21,799,109
Other Benefits	42,299	42,299	—	—
TOTAL	13,268,507	29,841,408	—	21,799,109

Noelle K. Eder
Severance	2,137,500	4,695,000	—	—
Annual Incentive	700,000	700,000	—	—
Vesting of Previously Awarded Long-Term Incentives	4,099,633	10,694,348	—	10,694,348
Other Benefits	42,299	42,299	—	—
TOTAL	6,979,432	16,131,647	—	10,694,348
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Involuntary Termination not for Cause (Column (a))
Pursuant to the Executive Severance Benefits Plan, upon a termination of employment without cause (not including by reason of death or disability), executive officers would receive the following:
•
In the case of the CEO, base pay for 104 weeks plus 200% of his current EIP target; in the case of each other executive officer, base pay for 78 weeks plus 150% of such executive officer’s current EIP target;

•
A payment equal to the executive officer’s pro-rated EIP target for the year of termination and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive officer’s EIP target;

•	Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Beginning with equity awards granted in February 2021, stock options, restricted stock and SPS awards that are scheduled to vest within 12 months of an involuntary termination not for cause will continue to vest and SPSs will be paid out based on actual performance. Awards that are not scheduled to vest within 12 months of the termination date would be forfeited. For purposes of this estimate we have assumed that equity awards granted before February 2021 will be treated in the same manner. Such treatment would have to be approved by People Resources Committee. For stock options, the value shown was determined by subtracting the exercise price from the closing price of The Cigna Group common stock on December 30, 2022 ($331.34). For restricted stock and SPS awards, the value represents the number of shares of restricted stock or SPSs (at target performance) multiplied by the closing price of The Cigna Group’s common stock on December 30, 2022.
Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
Termination upon a Change of Control (Column (b))
The payments and benefits discussed are hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against The Cigna Group) within two years after a change of control would be entitled to the following payments and benefits:
•	156 weeks of pay, at the base salary rate in effect at termination;
•	Three-times the higher of the executive’s last annual incentive payout and the amount of the executive’s annual incentive target immediately before the change of control;
•	A prorated portion of his or her annual incentive target for the year in which termination occurs;
•
The number of outstanding SPSs granted prior to 2021 would be multiplied by the higher of: 100%; the vesting percentage from the preceding performance period; and the average vesting percentage for the last two performance periods. For purposes of this estimate, a vesting percentage of 100% of target was used. The number of outstanding SPSs granted beginning with the 2021–2023 performance period would be multiplied by 100%. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $331.34, the closing price of The Cigna Group common stock on December 30, 2022;

•
Unvested stock options and restricted stock awards would vest. Options granted prior to 2021 would expire on the earlier of the original expiration date or three months after the termination date. Options granted beginning in 2021 would expire on the earlier of the original expiration date or three years after the termination date;

•	Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used; and
•	A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
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If, within two years after a change of control, any of the following changes affect an executive officer, and the executive officer then resigns following written notification to The Cigna Group, the resignation will be treated as a termination upon a change of control: any reduction in compensation, any material reduction in authority, duties or responsibilities, or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.
Our LTIP and Executive Severance Benefits Plan provide that if any portion of the change of control benefits paid to an executive officer would be subject to an excise tax, then either (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits. Based on our assumptions and calculations, no excise tax would be due under the scenario set forth in the table above.
Early Retirement or Retirement (Column (c))
On December 31, 2022, of the NEOs serving as executive officers, only Mr. Cordani was eligible for early retirement or retirement benefits.
Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to a NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, a reasonable assumption of payments or benefits that a NEO would receive upon retirement include:
•	A prorated portion of that individual’s annual incentive target;
•
Vesting of any unvested options granted prior to 2021 would be accelerated and the options would become exercisable at retirement and expire on the earlier of the original expiration date or three years after the termination date in the event of an early retirement or expire on the original expiration date in the event of a retirement; and

•	Subject to the People Resources Committee’s approval:
○	payout of a prorated portion of previously awarded SPSs based on 100% of the 2020–2022 SPS award, 67% of the 2021–2023 SPS award and 33% of the 2022–2024 SPS award;
○
vesting of any unvested options granted after 2020 would be accelerated and the options would become exercisable at retirement and expire on the earlier of the original expiration date or three years after the termination date in the event of an early retirement or expire on the original expiration date in the event of a retirement; and

○	immediate vesting of any restricted stock awards granted prior to 2021 and continued vesting of any restricted stock awards granted after 2020.
Death or Disability (Column (d))
If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. In addition, vesting of any unvested options would be accelerated and the options would become exercisable and expire on the original expiration date.
Upon death, the NEO’s estate or the surviving spouse would also receive an immediate payout of 100% of the outstanding SPS awards for the 2020–2022, 2021–2023 and 2022-2024 performance periods. Upon disability, the NEO’s 2020–2022 SPS awards would fully vest, but would not be paid out until the end of the performance period. In accordance with past practice, the estimates assume that the NEO’s estate or the surviving spouse would receive payment of 100% of the outstanding SPS awards. The NEOs 2021–2023 and 2022–2024 SPS awards would be immediately paid out at 100% of target.
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Pay Ratio
The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the CEO Pay Ratio) is a reasonable, good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2022 CEO Pay Ratio, we identified our median employee using our global employee population as of December 31, 2022 and used taxable compensation for the full year as our consistently applied compensation measure, as permitted by SEC rules. We believe this measure reasonably reflects the annual compensation of our employees.
The Cigna Group is a global health company with employees in 26 countries. For purposes of the calculation of our 2022 CEO Pay Ratio, on December 31, 2022 our global employee population consisted of 67,108 U.S. and 4,252 non-U.S. employees. In accordance with SEC rules, we excluded all employees in the 23 countries with our smallest employee populations, totaling in the aggregate 3,223 employees (approximately 4.52% of our total employee population at December 31, 2022). Employees from the following countries were excluded: Australia (7 employees), Bahrain (2 employees), Belgium (256 employees), Canada (518 employees), Cayman Islands (4 employees), Chile (2 employees), China (82 employees), France (3 employees), Germany (2 employees), Hong Kong (371 employees), India (140 employees), Italy (5 employees), Kenya (221 employees), Kuwait (1 employee), Lebanon (16 employees), Malaysia (356 employees), Netherlands (8 employees), Oman (7 employees), Saudi Arabia (7 employees), Singapore (97 employees), Spain (821 employees), Switzerland (40 employees) and United Arab Emirates (257 employees). After excluding employees in these countries, our employee population as of December 31, 2022 consisted of 68,047 employees (including 67,018 employees in the U.S. and 1,029 employees outside of the U.S.).
We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on our calculation for 2022, our CEO’s annual total compensation for 2022 was $20,965,504 and our median employee’s annual total compensation for 2022 was $75,627. Accordingly, we estimated our CEO Pay Ratio for 2022 to be 277:1. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may or may not be comparable to CEO pay ratios presented by other companies.
Other Compensation Information
The CD&A section of this Proxy Statement sets forth the financial and other factors considered by the People Resources Committee when reviewing and setting the compensation of our CEO, and other named executive officers for the 2022 performance year. As required by Item 402(v) (the Rule) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (PEO) and our other non-PEO named executive officers. In accordance with the Rule, the table below and the discussion that follows includes an amount referred to as “compensation actually paid” as defined in Item 402(v)(2)(iii). The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of stock and option awards includes, as applicable:
•	the year-end fair value of the awards granted in the covered fiscal year (i.e., 2022) that are outstanding and unvested as of the end of the covered fiscal year;
•
the change in fair value from the end of the prior fiscal year (i.e., 2021) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;

•	the fair value, as of the vesting date, of any awards that were granted and vested in the same covered year; and
•
the change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year. Stock awards include the dollar amount of accrued dividend equivalents.

Importantly, as of the valuation dates in the table, none of the amounts included in “compensation actually paid” for our PEO and other NEOs relating to stock option and performance share awards have been paid to our PEO or other NEOs. The amounts actually received will depend upon the Company’s performance and the Company’s stock price, including at the time the performance shares are actually delivered and the vested options are actually exercised, as the case may be.
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Pay Versus Performance
The performance-based orientation of the Company is reflected in the Board’s view that executive compensation should incentivize superior performance, reward executives for the performance achieved, and be strongly aligned with the interests of our long-term shareholders.
As discussed in the CD&A, more than 90% of Mr. Cordani’s compensation (and more than 85% of other NEOs compensation) is performance-based – the largest component of which is long-term incentive compensation (LTI). In 2022, the Board increased the SPS award proportion (i.e., awards paid out in Company stock based on earnings growth and relative shareholder return performance over a three-year period) of Mr. Cordani’s LTI award to 60% from the 50% that had been awarded in prior years. 50% of the other NEOs’ LTI compensation was comprised of SPS awards in 2022. As a result, the People Resources Committee believes that the rewards and compensation payouts to our NEOs are aligned with our shareholders’ interests.
In 2022, the Securities and Exchange Commission (the “SEC”) adopted Pay versus Performance rules as required by the Dodd–Frank Wall Street Reform and Consumer Protection Act. These rules requires that companies disclose how NEOs “Compensation Actually Paid” relates to the disclosures in the Summary Compensation Table and to the financial performance of the company.
The disclosure below summarizes the key points demonstrated in the accompanying tables:
Summary Compensation Table Totals Versus Compensation Actually Paid
In 2022, a year in which shareholder return for The Cigna Group exceeded 40% and led the health care industry, the Compensation Actually Paid to Mr. Cordani and our other NEOs calculated pursuant to the Pay Versus Performance rules exceeded the amounts reported in the Summary Compensation Table by 174% and 144%, respectively, versus 22% and 20% lower than Summary Compensation Table amounts in 2021 and 2020, respectively for Mr. Cordani, and 27% and 16% lower than Summary Compensation Table amounts in 2021 and 2020, respectively for our other NEOs.
Mr. Cordani:
Fiscal Year	Summary Compensation Table Total	Compensation Actually Paid	Ratio of Compensation Actually Paid to Summary Compensation Table Total
2022	$20,965,504	$57,388,994	2.74
2021	$19,872,266	$15,448,906	0.78
2020	$19,929,493	$15,872,537	0.80
Other NEOs:
Fiscal Year	Summary Compensation Table Total	Compensation Actually Paid	Ratio of Compensation Actually Paid to Summary Compensation Table Total
2022	$6,346,552	$15,496,862	2.44
2021	$7,164,215	$5,232,498	0.73
2020	$7,075,762	$5,955,295	0.84
This is due to the following:
•
The amounts reported in the Summary Compensation Table are largely based on the grant date fair value of equity compensation awards made during the applicable fiscal year whereas Compensation Actually Paid is based on the fair value of equity awards made during the year valued at year-end, plus any change in the value of prior year’s awards, including awards granted in 2019, 2020, and 2021. Thus, Compensation Actually Paid reflects all or portions of four years’ worth of equity awards, while the amounts reported in the Summary Compensation Table are based on only the equity awards granted in the applicable reporting year.

•
As noted in the CD&A, a significant portion of the executive officers’ equity compensation payout is based on the Company’s TSR performance relative to peers. The Company’s TSR underperformed against the peer group in years 2020 and 2021, leading to annual Compensation Actually Paid values that were lower than their relative Summary Compensation Table values in those fiscal years. By comparison, Company TSR growth was significant in 2022 and also outperformed the peer group, leading to 2022 Compensation Actually Paid values for the NEOs well above

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their relative Summary Compensation Table values. It should be noted that Summary Compensation Table compensation is not affected by annual changes in stock price or the Company’s TSR performance on an absolute or relative basis.
Compensation Actually Paid versus Company TSR and Peer Group TSR
From 2020 through 2022, Mr. Cordani and the other NEOs’ Compensation Actually Paid amounts were generally aligned with the Company’s TSR and its relative TSR as compared to the peer group used for this Pay Versus Performance analysis, namely the Standard & Poor's (S&P) 500 Health Care Index. This is due primarily to the Company’s use of equity incentives, which are tied directly to the Company’s stock price and financial performance on an absolute basis and relative to its peers.
50% of an SPS award’s payout is aligned to relative TSR performance as compared to a custom peer group, which has changed over time and differs from the broader S&P 500 Health Care Index. The Company’s TSR underperformed relative to the S&P 500 Health Care Index in 2020 and 2021, leading to annual Compensation Actually Paid values that were lower than their relative Summary Compensation Table values in each fiscal year. In 2022, however, the Company saw significant TSR growth and outperformed the peer group. This stock price growth translated to significantly increased Compensation Actually Paid values for Mr. Cordani and the other NEOs for 2022.
As noted in the Pay Versus Performance Table below, the cumulative TSR of our common stock outperformed the S&P 500 Index and the S&P 500 Health Care Index for the three-year period ended December 31, 2022. The graph below compares The Cigna Group’s cumulative TSR to the S&P 500 Index and the S&P 500 Health Care Index for the five-year period ended December 31, 2022, which we believe provides a more fulsome understanding of the Company’s market performance given the longer time horizon. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.
Five Year Cumulative Total Shareholder Return*
December 31, 2017 - December 31, 2022

$250
$200
$150
$100
$50
$0

| | 12/31/17 | 12/31/18 | 12/31/19 | 12/31/20 | 12/31/21 | 12/31/22 |
|---|---|---|---|---|---|---|
| Cigna | $100 | $94 | $101 | $103 | $115 | $169 |
| S&P 500 | $100 | $96 | $126 | $149 | $192 | $157 |
| S&P 500 Health Care Index | $100 | $106 | $129 | $146 | $184 | $180 |

*	Assumes that the value of the investment in Cigna common stock and each index was $100 on December 31, 2017 and that all dividends were reinvested.
Compensation Actually Paid versus Net Income
The Company’s annual net income in 2022 was higher versus 2021 but lower than 2020. Over the same reporting period, Mr. Cordani and other NEOs’ Compensation Actually Paid has generally appreciated. This is due to the following:
•	the significant emphasis the Company places on equity incentives, which are more sensitive to absolute stock price performance and stock price performance relative to peers;
•	the divestiture of the Group Disability and Life business in Q4 2020; and
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•
the fact that the Company does not use year-over-year changes in net income to determine compensation levels or incentive plan payouts; instead, adjusted income from operations has been the Company’s income measure of performance in its incentive plans and one of the Company’s most important performance measures for determining compensation.

Compensation Actually Paid versus Adjusted Earnings per Share
Similar to the discussion of the relationship between Compensation Actually Paid and Company/Peer Group TSR above, Mr. Cordani and other NEOs’ Compensation Actually Paid amounts are generally aligned with the Company’s Adjusted EPS results over the reporting period. Adjusted EPS long-term goals account for 50% of an SPS award’s total payout. Final results for Adjusted EPS in years 2021 and 2022, relative to internal goals established at the beginning of each SPS award’s performance measurement period, have contributed to the increased Compensation Actually Paid values for Mr. Cordani and other NEOs seen in 2022. By the end of 2022, all SPS awards granted in years 2020, 2021 and 2022 were trending above their targeted Adjusted EPS results.
Pay Versus Performance Table
	Summary Compensation Table Total for Mr. Cordani	Compensation Actually Paid to Mr. Cordani	Average Summary Compensation Table Total for NEOs (other than Mr. Cordani)	Average Compensation Actually Paid to NEOs (other than Mr. Cordani)	Value of Initial Fixed $100 Investment Based on:		Net Income (2) (in millions)	Company -Selected Measure: Adjusted income from operations, per share(3)
Fiscal Year					Company TSR	Peer Group TSR(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$20,965,504	$57,388,994	$6,346,552	$15,496,862	$167.71	$140.29	$6,668	$23.27
2021	$19,872,266	$15,448,906	$7,164,215	$5,232,498	$114.34	$143.09	$5,365	$20.47
2020	$19,929,493	$15,872,537	$7,075,762	$5,955,295	$101.83	$113.45	$8,458	$18.45
(1)	Peer Group reflects published data for the S&P 500 Health Care Index.
(2)	Reflects “Shareholders’ Net Income” per SEC requirements.
(3)
For purposes of this section, we have identified Adjusted income from operations, per share as our Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 31, 2022. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

To calculate the Compensation Actually Paid reflected in the Pay Versus Performance Table above, the following amounts were deducted from and added to Summary Compensation Table total compensation for each fiscal year:
Mr. Cordani’s Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Fiscal Year	Salary	Stock Awards	Bonus&Non- Equity Incentive Compensation	All Other Compensation	Change in Pension Value & NQDC Earnings	Summary Compensation Table Total	Stock Award Deductions from Summary Compensation Table Total (1)	Stock Award Additions to Summary Compensation Table Total (2)	Compensation Actually Paid(3)
2022	$1,500,000	$15,544,307	$3,600,000	$321,197	$0	$20,965,504	- $15,544,307	+$51,967,797	$57,388,994
2021	$1,500,000	$15,370,427	$2,700,000	$301,839	$0	$19,872,266	-$15,370,427	+ $10,947,067	$15,448,906
2020	$1,500,000	$14,560,254	$3,500,000	$179,341	$189,898	$19,929,493	-$14,560,254	+$10,503,298	$15,872,537
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Average NEOs (other than Mr. Cordani) Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Fiscal Year	Salary	Stock Awards	Bonus & Non-Equity Incentive Compensation	All Other Compensation	Change in Pension Value & NQDC Earnings	Summary Compensation Table Total	Stock Award Deductions from Summary Compensation Table Total (1)	Stock Award Additions to Summary Compensation Table Total (2)	Compensation Actually Paid(3)
2022	$827,549	$4,236,986	$1,230,625	$51,392	$0	$6,346,552	- $4,236,986	+ $13,387,296	$15,496,862
2021	$995,385	$4,731,519	$604,500	$829,680	$3,131	$7,164,215	-$4,731,519	+$2,799,802	$5,232,498
2020	$1,001,923	$4,503,476	$1,470,625	$55,835	$43,903	$7,075,762	- $4,503,476	+$3,383,009	$5,955,295
(1)	Represents the grant date fair value of equity-based awards granted each year.
(2)
Reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown. The equity component of Compensation Actually Paid for each fiscal year is further detailed in the tables below:

Mr. Cordani’s Compensation Actually Paid Equity Valuation for each Fiscal Year
2022 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2022	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2022	Change in Fair Value of Awards that Vested in 2022	Fair Value of Awards Forfeited or Cancelled in 2022	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$7,876,809	$6,875,723	$444,986	$0	$15,197,518
Restricted Stock/RSUs	$4,232,868	$1,767,720	$38,838	$0	$6,039,426
Strategic Perf Shares	$17,751,119	$12,979,546	$188	$0	$30,730,853
Total	$29,860,796	$21,622,989	$484,012	$0	$51,967,797
2021 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2021	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2021	Change in Fair Value of Awards that Vested in 2021	Fair Value of Awards Forfeited or Cancelled in 2021	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$4,385,246	$ 382,720	-$ 555,181	$0	$4,212,785
Restricted Stock/RSUs	$3,893,606	$392,213	$ 26,005	$0	$4,311,824
Strategic Perf Shares	$6,977,016	-$4,619,317	$ 64,758	$0	$2,422,457
Total	$15,255,868	-$3,844,384	-$464,418	$0	$10,947,067
94 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

2020 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2020	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2020	Change in Fair Value of Awards that Vested in 2020	Fair Value of Awards Forfeited or Cancelled in 2020	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$3,749,535	-$241,674	-$1,637,861	$0	$1,870,000
Restricted Stock/RSUs	$3,794,705	$45,261	-$114,871	$0	$3,725,095
Strategic Perf Shares	$7,929,201	-$1,965,506	-$1,055,492	$0	$4,908,203
Total	$15,473,441	-$2,161,919	-$ 2,808,224	$0	$10,503,298
Average NEO’s (other than Mr. Cordani) Compensation Actually Paid Equity Valuation for each Fiscal Year
2022 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2022	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2022	Change in Fair Value of Awards that Vested in 2022	Fair Value of Awards Forfeited or Cancelled in 2022	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$2,714,064	$1,556,183	$91,685	$0	$4,361,932
Restricted Stock/RSUs	$1,458,559	$444,168	$36,761	$0	$1,939,488
Strategic Perf Shares	$4,077,759	$3,008,083	$33	$0	$7,436,426
Total	$8,250,382	$5,008,434	$128,479	$0	$13,387,296
2021 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2021	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2021	Change in Fair Value of Awards that Vested in 2021	Fair Value of Awards Forfeited or Cancelled in 2021	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$1,349,900	$84,814	-$143,363	$0	$1,291,351
Restricted Stock/RSUs	$1,198,577	$132,175	-$345,777	$0	$984,975
Strategic Perf Shares	$1,861,457	-$1,240,350	$49,621	$147,252	$523,476
Total	$4,409,934	-$1,023,361	-$439,519	$147,252	$2,799,802
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 95

COMPENSATION MATTERS

2020 Compensation Actually Paid Equity Valuation
Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2020	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2020	Change in Fair Value of Awards that Vested in 2020	Fair Value of Awards Forfeited or Cancelled in 2020	Equity Value in Compensation Actually Paid
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)
Stock Options	$1,159,710	-$52,264	-$444,007	$0	$663,439
Restricted Stock/RSUs	$1,173,719	$35,275	-$56,462	$0	$1,152,532
Strategic Perf Shares	$2,452,495	-$533,442	-$352,015	$0	$1,567,038
Total	$4,785,924	-$550,431	-$852,484	$0	$3,383,009
(3)
No pension-related adjustments associated with the Cigna Pension Plan were necessary in the calculation of Compensation Actually Paid as the plan is frozen and there were no prior service costs established in the last three years.

Most Important Measures in Determining FY2022 Compensation Actually Paid
The six performance measures listed below represent the most important measures Cigna used to determine Named Executive Officer compensation for fiscal year 2022. The use of each measure is further described in the Compensation Discussion and Analysis (CD&A) within the section titled “Elements of Compensation”.
Most Important Company Performance Measures
Adjusted Income from Operations
Adjusted Revenue
Relative Total Shareholder Return
Adjusted Income from Operations Per Share
Affordability and Effectiveness
Environmental, Social & Governance Measures
The NEOs (other than Mr. Cordani) reflected in columns (d) and (e) of the Pay Versus Performance Table are represented by the following individuals for each fiscal year as shown below:
2022	2021	2020
Eric Palmer	Eric Palmer	Eric Palmer
Nicole Jones	Nicole Jones	Nicole Jones
Brian Evanko	Timothy Wentworth	Timothy Wentworth
Noelle Eder	Matthew Manders	Matthew Manders
Brian Evanko

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 96

AUDIT MATTERS

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)
The Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as The Cigna Group’s independent registered public accounting firm for 2023. PricewaterhouseCoopers LLP has served as The Cigna Group’s independent registered public accounting firm since 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chair of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.
A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 97

AUDIT MATTERS

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves the annual audit and quarterly review services engagement and all other audit and permissible non-audit services (which includes audit-related, tax, and other services as further described below) provided by the Company’s independent registered public accounting firm, including related fees. Pre-approval may be either specific or general and, in some cases, has been delegated to the Chair of the Audit Committee, as described further below. Specifically:
•	The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.
•
The GA for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax services, the independent registered public accounting firm includes a written description of the scope of service and other information about the permissibility of the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services.

•
The Audit Committee has granted general pre-approval for certain audit and non-audit services that it has determined do not impair the independent registered public accounting firm’s independence, as specified in the pre-approval policy.

•
Under the policy, the Audit Committee has delegated specific pre-approval of additional audit and permissible non-audit services by the Chair of the Audit Committee, acting individually, so long as the proposed services do not exceed $500,000 individually or in the aggregate.

•
For additional audit and permissible non-audit services that arise during the calendar year that have not been pre-approved either specifically or generally, the GA presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the GA’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit and permissible non-audit services.

•
The GA reports to the Audit Committee at least quarterly the full-year estimated fees for audit and non-audit services performed by the independent registered public accounting firm, including any fees that are expected to exceed pre-approved limits. The GA reports to the Audit Committee the projected ratio between audit and non-audit fees of the independent registered public accounting firm.

98 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS

Fees to Independent Registered Public Accounting Firm
The Audit Committee reviewed and approved all professional services rendered to The Cigna Group by PricewaterhouseCoopers LLP consisting of the following:
	2022	2021
Audit Fees	$15,966,000	$17,008,000
Audit-Related Fees	7,098,000	5,895,000
Tax Fees	460,000	1,216,000
All Other Fees	131,000	157,000
TOTAL	$23,655,000	$24,276,000
Audit fees include the audit of our consolidated financial statements and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; the review of quarterly financial statements; the performance of statutory audits; issuance of consents for registration statement filings; and issuance of comfort letters for debt offerings.
Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (i.e., System and Organization Controls (SOC) Reporting); consultation and assessments concerning financial accounting and reporting standards; agreed upon procedures; and regulatory filing examinations.
Tax fees include tax consulting, tax compliance services and an IRS section 162(m)(6) assessment.
All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved permissible advisory and other services, including the issuance of actuarial certifications.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 99

AUDIT MATTERS

Report of the Audit Committee
The Cigna Group maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Our Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in the listing standards of the NYSE, SEC regulations and The Cigna Group’s independence standards).
The Cigna Group’s management has primary responsibility for preparing The Cigna Group’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management is also responsible for reporting on the effectiveness of The Cigna Group’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of The Cigna Group’s consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of The Cigna Group’s internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with The Cigna Group’s Chief Financial Officer, General Auditor and Chief Risk Officer, Chief Accounting Officer, other members of management and the independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of The Cigna Group’s internal controls and the quality of the financial reporting process.
In the performance of its oversight responsibilities, the Audit Committee reviewed and discussed with The Cigna Group’s management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of The Cigna Group; reviewed and discussed with The Cigna Group’s management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of The Cigna Group’s internal control over financial reporting; discussed with PricewaterhouseCoopers LLP matters required to be discussed by the applicable requirements of the PCAOB and the SEC; discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of The Cigna Group’s financial condition and results of operations, including critical accounting estimates and judgments; and received the required written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP ‘s communications with the Audit Committee concerning independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in The Cigna Group’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee:
Kimberly A. Ross, Chair
William J. DeLaney
Neesha Hathi
Donna Zarcone
100 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

GOVERNANCE PROPOSAL

Proposal 5 – Approval of an Amendment to our Restated Certificate of Incorporation
The Board has unanimously adopted a resolution to amend our Restated Certificate of Incorporation (the Charter), subject to shareholder approval, to provide for the elimination or limitation of monetary liability of specified executive officers of the Company for breach of the duty of care. Article Eleventh of our Charter currently provides for the Company to limit the monetary liability of directors for breach of the fiduciary duty pursuant to and consistent with Section 102(b)(7) of the General Corporation Laws of Delaware (the DGCL). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (the Section 102(b)(7) Amendment).
If shareholders approve this proposal at the Annual Meeting, the Company will file a Certificate of Amendment to our Charter (the Amendment) in the form attached hereto as Appendix A. The description in this Proposal 5 should be read in conjunction with the full text of the Amendment, which is filed by the Company as Appendix A to this Proxy Statement and marked to show the proposed modifications. In accordance with the DGCL, however, our Board may elect to abandon the Amendment without further action by shareholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding shareholder approval of the Amendment.
Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend its Charter to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.
As is currently the case with directors under our Charter, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this Proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and its shareholders.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 101

SHAREHOLDER PROPOSALS

Shareholder Proposals
The following proposals have been submitted by John Chevedden (Proposal 6) and Clean Yield Asset Management, on behalf of Julie Kalish (Proposal 7) for the reasons stated within the respective proposal. The Company will promptly provide the addresses of the shareholders and the number of shares owned upon request directed to the Office of the Corporate Secretary. Each shareholder proposal will be voted on at our 2023 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. As required by the SEC’s rules, we are presenting the proposals verbatim as they were submitted to us by the proponents. We have put a box around materials provided by each proponent so that readers can easily distinguish between materials provided by the proponents and materials provided by the Company. The Company is not responsible for the contents of the proposals. As described more fully in the statements in opposition, our Board of Directors unanimously recommends a vote AGAINST each of the shareholder proposals.
Shareholder Proposal – Special Shareholder Meeting Improvement
Proposal 6 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 15% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It appears that this proposal topic was headed for majority support at the 2022 annual meeting. The Board then did 2 special solicitations to remind small shares to vote — shareholders who have no access to independent proxy voting advice and are thus least likely to make an informed voting decision on this topic. The 2022 proposal still received 47%-suport. The Board in effect bought votes agasint this prosal topic in 2022.

It is important to adopt this proposal because all shares not held for one continuous year are now 100% disqualified from formally participating in the call for a special shareholder meeting. Under this ill-conceived Cigna rule management discriminates against shareholders who bought Cigna stock during the past 12 months.

Such shareholders are now second-class shareholders as far as having input to management. And shareholders who recently made the investment decision to buy Cigna stock or increase their holdings can be the most informed shareholders.

It currently takes 25% of shares that are owned for more than one continuous year to call a special shareholder meeting. The owners of 25% of shares held for more than a continuous year could determine that they own 40% of our stock when length of stock ownership is factored out. Thus for practical purposes we may be left with a 40% stock ownership threshold to call a special shareholder meeting.

It is also important to adopt this proposal to make up for our complete lack of a shareholder right to act by written consent. Many companies provide for a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Cigna shareholders gave 44%-support to a shareholder right to act by written consent at the 2021 annual meeting. This 44%-suport was likely 51% support from the shares that have access to independent proxy voting advice. The Cigna Board also did an extra solicitation against the 2021 proposal.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders seeking engagement with management will have a realistic Plan B option of calling a special shareholder meeting.

Please vote yes: Special Shareholder Meeting Improvement – Proposal 6
102 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Board of Directors’ Statement in Opposition to Proposal 6 – Special Shareholder Meeting Improvement
Earning, building and maintaining the trust of our many stakeholders – including investors, customers, clients, employees, business partners and regulators – is critical to the success and sustainability of our business. We strive to meet consistent standards of integrity in everything that we do. Our Board remains deeply committed to strong governance practices and ethical and resilient business practices, and understands the importance of shareholders having the ability to call special shareholder meetings.
Following extensive shareholder outreach concerning the ability to call special shareholder meetings, and in direct response to shareholder feedback, our Board amended The Cigna Group’s By-Laws in February 2020 to permit shareholders with net long ownership of 25% or more of our outstanding common stock to call special meetings. Our Board has carefully considered the shareholder proposal to lower the threshold to 15% and for the reasons set forth below, unanimously recommends a vote AGAINST this proposal.
Our shareholders currently have a meaningful right to call a special meeting.
Our By-Laws permit shareholders who together hold a 25% net long ownership interest for a period of at least one full year to call a special meeting. This threshold can be achieved by as few as five shareholders based on our ownership as of December 31, 2022. We believe this threshold is appropriate and is aligned with our shareholders’ interests. Additionally, the Company’s 25% special meeting ownership threshold is the most common threshold adopted by S&P 500 companies that provide shareholders with the right to call special meetings. Specifically, of the 359 S&P 500 companies that provide shareholders with the right to call special meetings, 173 of those companies, or nearly half, have a 25% ownership or higher threshold, with 25% being the most common threshold.
With oversight of the Board, management engaged extensively with our shareholders prior to adopting the existing shareholder special meeting framework. As part of our management team’s aforementioned shareholder engagement related to the special meeting right, a majority of the responsive shareholders supported the 25% ownership threshold; this support represented holders of approximately 32% of Cigna’s outstanding common stock at the time. No other threshold received a comparable level of support, although there was some support at lower ownership thresholds.
At the Company’s 2022 annual meeting, shareholders voted on a substantially similar proposal requesting to amend the Company’s governing documents to give the owners of a combined 10% of outstanding common stock the power to call a special shareholder meeting, which failed to garner majority support. Despite this outcome, our Board is committed to continuously evaluating its corporate governance practices and the Proponent’s proposal for the 2023 Annual Meeting. The proposal provides no additional meaningful support explaining why its new framework (i.e., permitting a combined 15% of the outstanding common stock the power to call a special shareholder’s meeting, as opposed to 10% last year) would be in the best interests of The Cigna Group and its shareholders. Our Board maintains the belief that its existing special shareholder meeting structure reflects a balanced approach to enhancing shareholder rights and protecting the interests of all shareholders.
The current ownership threshold permits shareholders owning a reasonable minority of The Cigna Group’s outstanding shares of common stock to call special meetings while helping to avoid using corporate resources on items that may not reflect the interests of The Cigna Group and its broader shareholder base and may not garner significant shareholder support.
Based on our ownership as of December 31, 2022, as few as two shareholders, acting in combination, could call a special meeting at a 15% threshold. A relatively low threshold for qualifying ownership, like the one proposed, could expose shareholders to the risk of special meetings being called by a small number of shareholders to advance their own agendas, without regard to the long-term best interests of the Company and shareholders generally. Additionally, the proposal would eliminate the holding period requirement, which could benefit short-term shareholders at the expense of our long-term investors.
The Board strongly believes that special meetings should only be reserved for extraordinary company business where the matter to be addressed cannot wait until the next annual meeting. Given the size of The Cigna Group and our shareholder base, a special meeting is a significant undertaking that requires not only substantial company expense but also a significant diversion of Board and management resources, regardless of whether the meeting is held virtually or in person. The Board believes that this expenditure of time and resources may be appropriate where a reasonably large representation of our long-term shareholders request the special meeting. However, the Board believes that the proposed 15% ownership threshold – which currently could be met by only two shareholders – does not justify the required time and resources nor the significant distraction.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 103

SHAREHOLDER PROPOSALS

Hence, our Board believes that the 25% threshold strikes the appropriate balance between providing all shareholders with a meaningful right to call a special meeting when an extraordinary event arises, and protecting against a small minority of shareholders who can trigger the expense and disruption of a special meeting for their own special interests.
In addition to the shareholder special meeting right, The Cigna Group has a number of corporate governance policies and practices to protect the best interests of The Cigna Group and all of our shareholders.
As discussed elsewhere in this Proxy Statement, The Cigna Group’s corporate governance policies and practices are continuously evolving, provide transparency, and afford all shareholders avenues to voice their opinions and encourage Board accountability and responsiveness:
•	Annual election of directors: Since the 2018 annual meeting, all directors are elected annually.
•
Board refreshment: Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. We believe our recent appointments of seven of the eleven current directors to our Board since 2018 ensures there are fresh and diverse perspectives in the boardroom.

•
Proxy access right: In 2017, following engagement with shareholders, The Cigna Group adopted a proxy access bylaw, allowing shareholders to include their nominees in the Company’s proxy materials for election at annual meetings.

•	Majority voting standard: In uncontested elections, The Cigna Group has a majority voting standard.
•
No supermajority voting provisions: In 2018, our Board removed all supermajority voting provisions in The Cigna Group’s governing documents so shareholders can amend all charter and By-Laws provisions by the affirmative vote of a majority of the Company’s outstanding stock.

•	No poison pill: The Cigna Group does not have a shareholders’ rights plan in place.
•	Annual Meeting Q&A: The Cigna Group’s annual meeting format allows for meaningful shareholder participation through a general question and answer session.
In addition to these policies and practices, the Board and management have been proactive in their engagement with shareholders on Company performance, governance, executive compensation, and corporate responsibility topics. In 2022, The Cigna Group engaged on governance-related topics with holders of 42% of our outstanding stock. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives with feedback received serving as a valuable input to the Board’s decision-making processes.
Summary
After careful consideration, our Board determined that the implementation of this proposal is not in the best interests of The Cigna Group or our shareholders and is unnecessary given the current special meeting right that strikes the appropriate balance between protecting the rights of our shareholders and mitigating risk of abuse. Our Board believes that The Cigna Group’s strong corporate governance practices, including The Cigna Group’s commitment to ongoing dialogue with its shareholders, our Board’s track record of responsiveness and the current special meeting right, provide shareholders with the ability to raise important matters with our Board and management in a manner mindful of The Cigna Group’s particular ownership composition without the potential expense and risk associated with the proposed lower special meeting threshold.
Accordingly, our Board unanimously recommends that shareholders vote AGAINST this proposal.

104 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder Proposal – Political Contributions Report
POLITICAL CONTRIBUTIONS MISALIGNMENT

Whereas

Cigna has stated “All of Cigna’s government relations engagements, including political contributions, are intended to be constructive and nonpartisan with an aim to advancing public policies that we believe support the greater societal good of a more affordable, predictable and simple health care system for all patients and communities. Cigna also stands for diversity, inclusion, equity and equality; our public policy activities are an extension of that commitment,” and “Some considerations are so foundational that they transcend all matters of public policy…CignaPAC will not support any elected official who encourages or supports violence or discrimination in any form.

However, Cigna’s political expenditures appear to be misaligned with the company’s values and vision.
•
Cigna pledged to discontinue support to the 147 members of Congress who voted against certifying the 2020 election results. Yet according to Accountable.US, during the 2022 election cycle Cigna contributed over $70,000 to these members of Congress and has continued to support political committees that fundraise for them. Cigna also contributed to Georgia lawmakers who enacted legislation making it more difficult to access absentee voting ballots.

•
Cigna promotes gender equity in the workplace, and more than three-quarters of its workforce is female. Yet in the 2020-2022 election cycles, Cigna and its employee PACs donated at least $2.6 million to politicians and political organizations working to weaken women’s access to reproductive health care, including 16 direct donations during the 2022 election cycle to Texas legislators who voted in favor of Texas SB 8 (2021), which made it illegal to insure abortion in the state.

These inconsistencies have been noted by Forbes, Washington Post, Popular.Info, MSNBC and other media.

Proponents believe that Cigna should establish policies and reporting systems that minimize risk to the firm's reputation and brand by addressing possible missteps in corporate electioneering and political spending that contrast with its stated objectives.

Resolved

Shareholders request that Cigna publish an annual report, at reasonable expense, analyzing the congruence of political, lobbying, and electioneering expenditures during the preceding year against publicly stated company values and policies, listing and explaining any instances of incongruent expenditures, and stating whether the identified incongruencies have led to a change in future expenditures or contributions.

Supporting Statement

Proponents recommend that such report also contain management's analysis of risks to our company's brand, reputation, or shareholder value of expenditures in conflict with publicly stated company values. “Electioneering expenditures” means spending, from the corporate treasury and from the PACs, directly or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 105

SHAREHOLDER PROPOSALS

Board of Directors’ Statement in Opposition to Proposal 7 – Political Contributions Report
For more than a decade, The Cigna Group has voluntarily provided reports that describe the governance and strategy of our political activity with detailed contribution information. As a result of extensive and constructive shareholder engagement with the Proponent and our stakeholders, the Board decided to meaningfully enhance the frequency and accessibility of political contribution disclosures in a manner that is responsive to the proposal. The Cigna Group’s commitment to transparent disclosures regarding its political contributions and political activities remains unwavering and includes topical developments over the past year as set forth below. For these reasons, the Board unanimously recommends a vote AGAINST this proposal.
At The Cigna Group’s 2022 annual meeting, shareholders voted on effectively the same proposal, which failed to garner majority support. The Board appreciates the intent of the Proponent’s proposal for the 2023 Annual Meeting, although this proposal provides no new compelling reason explaining why the information requested by the proposal would be in the best interests of The Cigna Group and its shareholders. The Board has carefully reviewed the proposal and continues to believe the Proponent’s request for explanatory declarations around specific political engagements and political contributions is not only unfeasible, but would be counterproductive and poses more risk to the enterprise, including all of The Cigna Group’s subsidiaries and brands, and by extension our shareholders’ interests.
The Cigna Group’s mission and strategy are central to lobbying activities and determining whether to make political contributions.
As a highly regulated entity at the state and federal levels, our business operations are predicated upon an ability to engage constructively with government officials, elected or appointed, on a nonpartisan basis in the jurisdictions in which our business operates. On broader matters of public policy, The Cigna Group continues to view engagement in the legislative, regulatory and public policy areas as one of its most significant business imperatives. An active, principles-based engagement with policy makers is of paramount importance to our ability to fulfill our mission to improve the health and vitality of those we serve.
The Company engages in regulated advocacy and lobbying activities at the state and federal levels and distributes political contributions in accordance with applicable state and federal laws via corporate contributions and more commonly through The Cigna Group Employee Political Action Committee (CignaPAC), which is funded through the voluntary contributions of eligible employees.
With a U.S. employee population of 71,300, Cigna employees are as diverse in their political ideologies as is the general public at large. Eligible employees who contribute to CignaPAC do so in support of Cigna's mission and strategy. Accordingly, CignaPAC contributions are distributed only in alignment with business priorities that are the shared concern of the employees who fund it. In December 2022, the CignaPAC Board, comprised of executive and non-executive employees, modified existing contribution guidelines to emphasize that: CignaPAC contributions are aligned solely to Cigna’s business policy priorities; contributions are not based on a candidate’s or committee’s stance on any one issue or on any one vote; and that a CignaPAC contribution does not imply that the Company’s priorities align with every policy, position, statement or vote made by that individual policy maker or committee. CignaPAC conducts due diligence on all candidates in advance of any contribution. This process is dynamic and continuous with each contribution made, allowing for the reality that information or circumstances may change over time.
Implementation of this proposal would be counterproductive to Cigna’s dedication to effective political engagement and civility in public discourse.
Consistent with the Company’s nonpartisan approach, we believe that recipients of CignaPAC or corporate political contributions take positions or address issues of importance to The Cigna Group and our stakeholders in a meaningful manner, which, in turn, helps us create long-term value. The Cigna Group also contributes to national and state party committees or non-candidate-specific organizations who play important roles in shaping public policies of importance to The Cigna Group's mission. In instances in which individual elements of an organization’s overall platform are not aligned with The Cigna Group’s views, the Board believes it is in the Company’s and shareholders’ best interest for the Company to engage and educate on selected matters of disagreement. It is not feasible, and in certain circumstances could be noncompliant with applicable law or regulation, for the Company to attempt to selectively mandate or earmark the use of The Cigna Group funds subsequently made by an organization supported by the company.
106 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS

The political environment can be highly charged and frequently polarized. The Board believes the disclosure requested by the proponent would serve, immediately or over time, to position The Cigna Group and our brands centrally in the most divisive of public and political debates with negative implications to the Company and shareholder interests. As a highly regulated entity, our business continuity, viability and integrity are predicated upon an ability to engage constructively with officials and regulators of all levels, elected or appointed, on a nonpartisan basis. The Board believes that implementing the proponent’s requests would undermine this ability.
The Cigna Group maintains robust governance practices to ensure the oversight of lobbying activities and political contributions and alignment to our business strategy and mission.
The Cigna Group remains committed to transparency and strives to provide clarity about our goals and positions regarding political activities and expenditures, as well as why we believe active engagement in the public policy arena is important to our mission, business and customers. We have a number of governance frameworks, policies and processes in place designed to ensure our political expenditures align with our strategy and mission.
The Cigna Group has strict standards in place governing its political giving activity, and contributions are made in accordance with applicable state and federal laws. All political contributions that are made directly by the Company must be made in accordance with our Political Activity Policy.
With respect to lobbying activities, the Senior Vice President of Global Public Policy and Federal Government Affairs and the Senior Vice President of State Government Affairs, who are each members of the General Counsel’s senior leadership team, review lobbying efforts with The Cigna Group’s enterprise leadership team, including our Chairman and Chief Executive Officer.
Moreover, there is broad Board oversight of the Company’s lobbying and political contribution activities through the Corporate Governance Committee, which assists the Board in overseeing The Cigna Group’s political activities, including political expenditures. On a biannual basis, the committee meets with the Senior Vice President of Global Public Policy and Federal Government Affairs and reviews compliance with the Political Activity Policy, including the contributions made under that policy by the Company and CignaPAC during the previous year, and annually reviews lobbying expenses and trade association memberships.
The Cigna Group has committed to enhancing reporting about political engagement to make disclosure even more accessible and informative.
For more than 10 years, the Company has produced its annual Political Contribution and Lobbying Activity report, which describes the governance and strategy of our political activity and contains detailed contribution information regarding the political candidates, parties and committees that the Company supports, including recipient names and amounts given.
As part of its ongoing engagement efforts, the Company solicited feedback from the Proponent and other shareholders to invite suggestions or observations of best practices in this area. In response to input received through these engagements, and prioritized through our enterprise rebranding initiative, on or about March 31, 2023, The Cigna Group will establish a standalone disclosure page on Cigna.com to facilitate navigation to lobbying and political contribution information and going forward will increase its reporting frequency from annually to twice per year.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 107

SHAREHOLDER PROPOSALS

Summary
Upon consideration of Cigna’s current policies and enhanced disclosures that largely address the items requested by this proposal, our Board continues to believe that the implementation of this proposal is not in the best interests of The Cigna Group or our shareholders. The Board believes that The Cigna Group, our shareholders and other stakeholders reap meaningful benefits from our constructive, nonpartisan political activities. For over ten years, we have voluntarily provided reports, published on our website, describing the governance and strategy of our political activity, including detailed information about actual contributions. The Board believes the enhanced disclosures, combined with the extensive policies, procedures and governance frameworks already in place, address the concerns raised. The Board does not believe that expanding the language contained in the report as requested by the proponent would promote a deeper understanding of our political activity policies or further enhance or protect our reputation; instead, it could adversely impact our shareholders given the significant risk to the Company due to the political implications and the specificity of the information requested.
Accordingly, our Board unanimously recommends a vote AGAINST this proposal.

108 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK

Stock Held by Directors, Nominees and Executive Officers
The following table provides information as of January 31, 2023 about the amount of The Cigna Group common stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table, and the amount of The Cigna Group common stock beneficially owned by the directors, nominees and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 31, 2023 or that may become exercisable within 60 days.
NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Non-Executive Directors and Nominees
William J. DeLaney	22,301	*
Eric J. Foss	33,972	*
Elder Granger, M.D.(2)	4,445	*
Neesha Hathi	1,427	*
George Kurian	1,836	*
Kathleen M. Mazzarella	4,167	*
Mark B. McClellan, M.D., Ph.D.	4,167	*
Kimberly Ross	2,570	*
Eric C. Wiseman(2)	4,200	*
Donna F. Zarcone(2)	16,345	*
Named Executive Officers
David M. Cordani	1,176,936	*
Brian C. Evanko	99,268	*
Nicole S. Jones	125,874	*
Eric P. Palmer	146,005	*
Noelle K. Eder	37,534	*
All Directors, Nominees and Executive Officers as a group including those named above (22 Persons)	1,909,857	0.6%
*	Less than 1% of the outstanding common stock.
None of the shares reported are pledged as security.
(1)	Includes, in addition to wholly owned shares held on January 31, 2023:
•	13,500 vested restricted stock units that settle in common stock upon separation of service held by Ms. Zarcone;
•
shares acquirable within 60 days of January 31, 2023 by exercising stock options in the amount of 2,691 for Mr. DeLaney; 3,923 for General Granger; 558,612 for Mr. Cordani; 66,997 for Mr. Evanko; 78,091 for Ms. Jones; 96,886 for Mr. Palmer; 20,484 for Ms. Eder; and an aggregate of 108,825 for other executive officers;

•
90,495 shares held in family trusts where Mr. Cordani’s spouse is the trustee and over which Mr. Cordani may be deemed to share voting and investment power and 735 shares held in a family trust where Mr. Palmer’s spouse is the trustee and over which Mr. Palmer may be deemed to share voting and investment power;

•
holdings in The Cigna Group stock fund of Cigna’s 401(k) Plan in the amount of 1,697 for Mr. Cordani; 860 for Mr. Evanko; 1,358 for Ms. Jones; 281 for Mr. Palmer; 129 for Ms. Eder, and an aggregate of 9,892 for other executive officers; and

•
shares paid upon the vesting of the 2020–2022 SPS program in the amount of 37,549 for Mr. Cordani; 6,759 for Mr. Evanko; 8,637 for Ms. Jones; 11,265 for Mr. Palmer; 5,410 for Ms. Eder; and an aggregate of 17,611 for other executive officers.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 109

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK

(2)
The table below details, as of January 31, 2023, certain other securities, the value of which is directly tied to the value of The Cigna Group stock as described in “Non-Employee Director Compensation – Director Ownership.” Under SEC rules, shares underlying deferred common stock, restricted stock units and hypothetical shares of common stock are not considered beneficially owned and are therefore not included in the table.

NAME	DEFERRED COMMON STOCK	HYPOTHETICAL SHARES OF COMMON STOCK
Elder Granger, M.D.	4,167	—
George Kurian	—	442
Eric C. Wiseman	17,016	6,929
Donna F. Zarcone	11,293	2,896
Additional Information about Stock Held by Directors, Nominees and Executive Officers
Directors, director nominees and executive officers as a group beneficially own approximately 0.6% of the outstanding common stock, based on 297,059,973 shares of common stock outstanding on January 31, 2023.
On January 31, 2023, The Cigna Group stock fund of Cigna’s 401(k) plan held a total of 3,558,026 shares, or approximately 1.2% of the outstanding common stock on that date. The Company’s Retirement Plan Committee determines how the shares held in the stock fund will be voted only to the extent individual participants do not give voting instructions.
The directors, nominees and executive officers control the voting and investment of all shares of common stock they own beneficially.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than ten percent of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe, based on a review of such reports that have been filed with the SEC and written representations, that during 2022, our directors, executive officers, and ten percent beneficial owners complied with all Section 16(a) filing requirements.
110 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK

Stock Held by Certain Beneficial Owners
The following table and notes provide information about beneficial owners of more than five percent of The Cigna Group’s common stock. The percent of class reported in the table below is based on 297,059,973 shares of The Cigna Group common stock outstanding as of January 31, 2023.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	27,469,496	9.2%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	25,583,766	8.6%
FMR LLC(3) 245 Summer Street Boston, MA 02210	16,251,713	5.5%
(1)
Based on information as of December 31, 2022 contained in a Schedule 13G filed with the SEC on February 7, 2023 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 24,776,598 shares and sole dispositive power with respect to 27,469,496 shares.

(2)
Based on information as of December 31, 2022 contained in an amended Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has shared voting power with respect to 444,126 shares; sole dispositive power with respect to 24,316,106 shares; and shared dispositive power with respect to 1,267,660 shares.

(3)
Based on information as of December 31, 2022 contained in a Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC. The Schedule 13G indicates that FMR LLC has sole voting power with respect to 14,291,710 shares and sole dispositive power with respect to 16,251,713 shares.

The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 111

ANNUAL MEETING INFORMATION

Questions and Answers About the Proxy Materials
Why did I receive proxy materials? What is included in the proxy materials?
The Cigna Group’s Board of Directors is soliciting your proxy to vote at the 2023 Annual Meeting of Shareholders. You received proxy materials because you owned shares of The Cigna Group common stock at the close of business on March 7, 2023, the record date, and that entitles you to vote at the Annual Meeting.
Proxy materials include the notice of annual meeting of shareholders, this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2022. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The Proxy Statement describes the matters on which the Board of Directors would like you to vote, and provides information about The Cigna Group that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.
Your proxy will authorize specified persons, each of whom also are referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?
The Cigna Group has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March [17], 2023, we mailed to shareholders a notice of the internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.
You may request to receive printed proxy materials by following the instructions contained in the notice of internet availability. You also may contact The Cigna Group Shareholder Services. Written requests should be directed to Shareholder Services, The Cigna Group, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@TheCignaGroup.com.
How can I get electronic access to the proxy materials?
The proxy materials are available for viewing at www.proxyvote.com. The notice of internet availability of proxy materials also provides instructions on how to:
•	view our proxy materials on the internet;
•	vote your shares after you have viewed the proxy materials; and
•	select a future delivery preference of paper or electronic copies of the proxy materials.
For shareholders who received a printed copy of our materials, you may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.
If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, broker or other custodian.
We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.
112 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

Questions and Answers About the Annual Meeting and Voting
What am I voting on at the Annual Meeting?
MANAGEMENT PROPOSAL	ITEM	BOARD RECOMMENDATION	MORE INFORMATION
1	Election of the eleven director nominees named in this Proxy Statement	Vote FOR each of the nominees	Page 14
2	Advisory approval of executive compensation	Vote FOR	Page 48
3	Advisory approval of the frequency of future advisory votes on executive compensation	Vote FOR	Page 49
4	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022	Vote FOR	Page 97
5	Approval of an amendment to our Restated Certificate of Incorporation	Vote FOR	Page 101
SHAREHOLDER PROPOSAL	ITEM	BOARD RECOMMENDATION	MORE INFORMATION
6	Special shareholder meeting improvement	Vote AGAINST	Page 102
7	Political contributions report	Vote AGAINST	Page 105
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.
How many votes can be cast by all shareholders?
Each share of The Cigna Group common stock is entitled to one vote on each of the eleven director nominees named in this Proxy Statement and one vote on each of the other matters properly presented at the Annual Meeting. We had [•] shares of common stock outstanding and entitled to vote as of the close of business on March 7, 2023.
How many votes must be present to hold the Annual Meeting?
At least two-fifths of the issued and outstanding shares entitled to vote, or [•] shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.
How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 4 is a routine matter.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 113

ANNUAL MEETING INFORMATION

MANAGEMENT PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON- VOTES
1	Election of the eleven director nominees named in this Proxy Statement	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
3	Advisory approval of the frequency of future advisory votes on executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
4	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion
5	Approval of an amendment to our Restated Certificate of Incorporation	Majority of the voting power of all of the outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting	Counted “against”	Counted “against”

SHAREHOLDER PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON- VOTES
6	Special shareholder meeting improvement	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
7	Political contributions report	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, 3, 4 and 5 and “against” Proposals 6 and 7. Shares held by the Cigna stock fund of the Cigna 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by The Cigna Group’s Retirement Plan Committee.
How do I vote if I own shares as a record holder?
If your name is registered on The Cigna Group’s shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare prior to October 2014 from restricted stock that has vested, shares acquired through an option exercise and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.
Over the internet. Vote at www.proxyvote.com in advance of the meeting. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 25, 2023. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 25, 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 9:30 a.m. Eastern Time on Wednesday, April 26, 2023.
At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.
Please note that you cannot vote using the notice of internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.
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ANNUAL MEETING INFORMATION

How do I vote if my The Cigna Group shares are held by a bank, broker or custodian (including a Fidelity brokerage account)?
If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for the ratification of the appointment of our independent auditors (Proposal 4). To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.
To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2023 and enter the 16-digit control number included on your voting instruction form. If you have questions about your control number, please contact your bank, broker or other custodian.
How do I vote if my The Cigna Group shares are held by Fidelity in an employee stock account?
Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.
How do I vote shares held in the Cigna stock fund of the Cigna 401(k) Plan?
If you have money invested in the Cigna stock fund of the Cigna 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Thursday, April 20, 2023. You may vote over the internet, by telephone or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received timely. If you do not send instructions by the April 20, 2023 deadline, you do not vote or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by The Cigna Group’s Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.
Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Thursday, April 20, 2023, your vote will be counted for any shares held in your employee stock account at Fidelity or Computershare, but not with respect to shares allocated to your 401(k) account.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials if your shares are registered differently or are in more than one account. Please provide voting instructions for all of the notices and proxy and voting instruction cards you receive.
Can I change my vote?
Yes. If you are a record holder, you may:
•	Enter new instructions by telephone or internet voting before 11:59 p.m. Eastern Time on Tuesday, April 25, 2023;
•	Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 9:30 a.m. Eastern Time on Wednesday, April 26, 2023;
•
Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 9:30 a.m. Eastern Time on Wednesday, April 26, 2023; or

•	Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
If you hold your shares in street name, you may:
•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or
•	Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
Written notices of revocation and other communications about revoking The Cigna Group proxies should be addressed to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.
Who will count the votes? Is my vote confidential?
Broadridge Financial Services will serve as the Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.
All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 115

ANNUAL MEETING INFORMATION

Can I attend the Annual Meeting? How can I participate in the meeting online?
The Annual Meeting will be held in a virtual format only. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 7, 2023, or hold a valid proxy for the meeting. Shareholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as shareholders, you will be able to listen, submit your questions and vote your shares online regardless of location.
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card. Online access to the meeting will open approximately 15 minutes prior to the start of the Annual Meeting.
A question and answer session will be available to shareholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CI2023,
The Company will provide rules of conduct which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your notice of internet availability of proxy materials, your proxy card or your voting instruction form that accompanied your proxy materials. The rules of conduct will be strictly adhered to during the Annual Meeting.
If you have any questions about proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.
No recording of the Annual Meeting is allowed, including audio and video recording.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Who pays for the proxy solicitation and how will The Cigna Group solicit votes?
The Cigna Group pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Innisfree M&A Incorporated to assist in soliciting proxies. The Cigna Group will pay Innisfree M&A Incorporated a fee of approximately $20,000 plus reasonable out-of-pocket expenses.
Where can I find the voting results of the Annual Meeting?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.
How can I communicate with the Board of Directors?
Shareholders and interested parties may contact the Board of Directors, the Chair of the Board, the independent directors, or specific individual directors by submitting an e-mail to DirectorAccessMailbox@TheCignaGroup.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation, including the name and other pertinent information for the nominee to the Office of the Corporate Secretary. Written correspondence may be sent to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
The Office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam, and other such items not related to a director’s duties and responsibilities. Communications addressed to individual directors at the director address will be submitted to such individual directors. Communications addressed to the Board may, at our discretion, be shared with members of our management. Concerns related to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.
116 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

How does a shareholder submit a proposal or nomination of a director candidate for the 2024 annual meeting?
Proposals
If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 18, 2023. Submitting a shareholder proposal does not guarantee that The Cigna Group will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.
If you want to present your proposal at the 2024 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than December 28, 2023 and no later than the close of business on January 27, 2024 and it must satisfy the requirements set forth in Article II, Section 12 of The Cigna Group’s By-Laws. If, however, the 2023 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Director Nominations
The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2024 annual meeting of shareholders pursuant to the proxy access provisions in Article II, Section 13 of our By-Laws, we must receive proper written notice of any such nomination no earlier than October 19, 2023 and no later than the close of business on November 18, 2023 and the nomination must otherwise comply with our By-Laws. If, however, the 2024 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
If you would like to otherwise nominate a candidate for director at the 2024 annual meeting, the Corporate Secretary must receive your notice no earlier than the close of business on December 28, 2023 and no later than the close of business on January 27, 2024 and it must satisfy the requirements set forth in Article II, Section 11 of The Cigna Group’s By-Laws, including the informational requirements related to Rule 14a-19. If, however, the 2024 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, The Cigna Group, Two Liberty Place, 11th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
Can shareholders call a special meeting?
Holders of at least a 25% net long ownership interest in The Cigna Group’s outstanding common stock can request the Company to call a special meeting. To qualify for the right to request a special meeting, the required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request. The right to call a special meeting is subject to specified information, timing and other requirements set forth in our By-Laws that are intended to ensure that shareholders receive adequate information in connection with a special meeting and avoid the unnecessary use of resources that would result from holding multiple shareholder meetings in a short time period.
Shareholders may nominate persons for election to the Board of Directors at a special meeting at which directors are to be elected by following the procedures set forth in The Cigna Group’s By-Laws. We must receive proper written notice of any such nomination no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
How do I obtain copies of The Cigna Group’s corporate governance and other company documents?
The Guidelines, committee charters and The Cigna Group’s Code of Ethics and the Director Code of Business Conduct and Ethics are posted at www.cigna.com/about-us/company-profile/corporate-governance/. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.
The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.sec.gov.
If you are a shareholder and did not receive an individual copy of this year’s Proxy Statement, annual report or
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement 117

ANNUAL MEETING INFORMATION

notice of internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, The Cigna Group, Two Liberty Place, 5th Floor, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at (215) 761-3516 or shareholderservices@TheCignaGroup.com.
What is householding and how does it affect me?
If you and other residents at your mailing address own shares of The Cigna Group stock in “street name,” your broker or bank may have notified you that your household will receive only one proxy statement and annual report or notice of internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and The Cigna Group because it reduces the volume of duplicate information received at your household and helps The Cigna Group reduce expenses and conserve natural resources.
If you would like to receive your own set of The Cigna Group’s proxy statement and annual report or your own notice of internet availability of proxy materials in the future, or if you share an address with another The Cigna Group shareholder and together both of you would like to receive only a single set of The Cigna Group’s proxy materials, please notify your broker or bank. If you are a record holder, please contact Broadridge Financial Services by mail at 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-866-540-7095.
118 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A – NON-GAAP FINANCIAL INFORMATION

Adjusted Income from Operations
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of The Cigna Group’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.
Adjusted income from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Special items are described in our Annual Report for the year ended December 31, 2022. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.
CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS RECONCILIATION (dollars in millions)
Year Ended December 31,	2022		2021
	Pre-tax	After-tax	Pre-tax	After-tax
Shareholders’ net income		$6,668		$5,365
Adjustments to reconcile to adjusted income from operations:
Net realized investment losses (gains)	$621	503	$(196)	(158)
Amortization of acquired intangible assets	1,876	1,345	1,998	1,494
Special items	(1,533)	(1,232)	451	279
Adjusted income from operations		$7,284		$6,980(1)
(1)
When comparing 2022 to 2021 for the purposes of EIP awards, management excluded the adjusted income from operations contributions from the divested international (for the six month period from July 2021 to December 2021) and Medicaid (for the full year ended December 31, 2021) businesses. Full-year 2021 adjusted income from operations was $6.7 billion when excluding the contributions from the divested international and Medicaid businesses.

CONSOLIDATED ADJUSTED INCOME FROM OPERATIONS PER SHARE RECONCILIATION (dollars in millions)
Year Ended December 31,	2022		2021
	Pre-tax	After-tax	Pre-tax	After-tax
Shareholders’ net income		$21.30		$15.73
Adjustments to reconcile to adjusted income from operations:
Net realized investment losses (gains)	$1.98	1.61	$(0.57)	(0.46)
Amortization of acquired intangible assets	5.99	4.30	5.86	4.38
Special items	(4.90)	(3.94)	1.32	0.82
Adjusted income from operations		$23.27		$20.47
PRE-TAX ADJUSTED INCOME (LOSS) FROM OPERATIONS BY SEGMENT RECONCILIATION
Year Ended December 31,	2022	2021	2020
Evernorth Health Services	$6,127	$5,818	$5,363
Cigna Healthcare	4,072	3,609	4,031
Other Operations	500	889	966
Corporate, net of eliminations	(1,466)	(1,339)	(1,552)
Consolidated pre-tax adjusted income from operations	9,233	8,977	8,808
Income attributable to noncontrolling interests	84	58	37
Net realized investment (losses) gains	(621)	196	279
Amortization of acquired intangible assets	(1,876)	(1,998)	(1,982)
Special items	1,533	(451)	3,726
Income before income taxes	$8,353	$6,782	$10,868
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement A-1

ANNEX A – NON-GAAP FINANCIAL INFORMATION

Adjusted Revenues
Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. Adjusted revenues is used by The Cigna Group’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business.
TOTAL REVENUES RECONCILIATION (dollars in millions)
Year Ended December 31,	2022	2021	2020
Total revenues	$180,516	$174,078	$160,401
Net realized investment results from certain equity method investments	126	—	(130)
Special item related to contractual adjustment for a former client	—	—	(204)
Adjusted revenues	$180,642	$174,078(1)	$160,067
(1)
When comparing 2022 to 2021 for the purposes of EIP awards, management excluded the adjusted revenue contributions from the divested international (for the six month period from July 2021 to December 2021) and Medicaid (for the full year ended December 31, 2021) businesses. Full-year 2021 adjusted revenue was $171.4 billion when excluding the contributions from the divested international and Medicaid businesses.

ADJUSTED REVENUES BY SEGMENT RECONCILIATION (dollars in millions)
Year Ended December 31,	2022	2021	2020
Evernorth Health Services	$140,335	$131,912	$116,130
Cigna Healthcare	45,036	44,652	41,135
Other Operations	2,262	3,989	8,446
Corporate, net of eliminations	(6,991)	(6,475)	(5,644)
Adjusted revenues	$180,642	$174,078	$160,067
Segment Growth Metrics
EVERNORTH HEALTH SERVICES TWO YEAR GROWTH METRICS (dollars in millions)
Year Ended December 31,	2022	2021	2020	Two year CAGR
Evernorth Health Services Adjusted Revenues	$140,335	$131,912	$116,130	10%
Evernorth Health Services Pre-tax Adjusted Income from Operations	$6,127	$5,818	$5,363	7%
CIGNA HEALTHCARE GROWTH METRICS (dollars in millions)
Year Ended December 31,	2022	2021	Increase 2022 vs 2021
Cigna Healthcare Adjusted Revenues	$45,036	$44,652	$384
Cigna Healthcare Pre-tax Adjusted Income from Operations	$4,072	$3,609	$463
Cigna Healthcare Pre-tax margin(1)	9.0%	8.1%	90 bps
(1)	Pre-tax margin is defined as pre-tax adjusted income from operations divided by adjusted revenues.
A-2 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION OF ~~HALFMOON PARENT, INC.~~THE CIGNA GROUP
The Cigna Group, which was originally incorporated under the name Halfmoon Parent, Inc.~~, which was originally incorporated~~ in the State of Delaware on March 6, 2018, hereby amends and restates its certificate of incorporation, effective as of ~~11:01 a.m.~~ [ • ] (Eastern Time) on ~~December 20, 2018~~ [ • ] , in its entirety as follows:
First: The name of the Corporation is ~~Cigna Corporation~~The Cigna Group.
Second: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
Fourth: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 625,000,000 shares divided into two classes as follows: 600,000,000 shares of Common Stock of the par value of $0.01 per share and 25,000,000 shares of Preferred Stock of the par value of $1.00 per share.
A. PREFERRED STOCK
The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
B. COMMON STOCK
1.
Voting Rights. Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

2.
Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of capital stock.

3.
Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of the Corporation of any class, shall be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this paragraph.

Fifth: The By-Laws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. The Board of Directors shall also have the power to adopt, amend or repeal any provision of the By-Laws of the Corporation without any vote of the stockholders of the Corporation.
Sixth: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement AA-1

APPENDIX A – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

Seventh: Notwithstanding any provision of the General Corporation Law of the State of Delaware, no action may be taken by stockholders without a meeting, without prior notice and without a vote, unless a consent in writing setting forth the action so taken shall be signed by the holders of all the outstanding stock who would be entitled to vote thereon.
Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
Tenth: 1. Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least a majority of the voting power of all outstanding Voting Stock (as hereinafter defined) of the Corporation, voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or the Board.
2.
When Vote Is Not Required. The provisions of this Article shall not be applicable to a particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate or the By-Laws of the Corporation, if all of the conditions specified in any one of the following Paragraphs (A), (B) or (C) are met:

(A)	Approval by Directors. The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or
(B)
Combination with Subsidiary. The Business Combination is solely between the Corporation and a subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph 3(B)(v) of this Article Tenth; or

(C)
Price and Procedural Conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the “Determination Date”) and all of the following conditions have been met:

(i)
The aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common or Preferred Stock of the Corporation in such Business Combination by holders thereof shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Related Person for any shares of such class or series of stock acquired by it; provided, that if either (a) the highest preferential amount per share of a series of Preferred Stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) or (b) the highest reported sales price per share for any shares of such series of Preferred Stock on any national securities exchange on which such series is traded and if not traded on any such exchange, the highest reported closing bid quotation per share with respect to shares of such series on the National Association of Securities Dealers, Inc. Automated Quotation System or on any system then in use, at any time after the Related Person became a holder of any shares of Common Stock, is greater than such aggregate amount, holders of such series of Preferred Stock shall receive an amount for each such share at least equal to the greater of (a) or (b).

AA-2 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

(ii)
The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

(iii)	No Extraordinary Event (as hereinafter defined) occurs after the Determination Date and prior to the consummation of the Business Combination.
(iv)
A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

3.	Certain Definitions. For purposes of this Article Tenth:
(A)
A “person” shall mean any individual, firm, corporation or other entity, or a group of “persons” acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on April 24, 1985.

(B)	The term “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person:
(i)	the merger or consolidation of the Corporation or any subsidiary of the Corporation; or
(ii)
the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate fair market value of $100 million or more; or

(iii)
the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or any subsidiary having an aggregate fair market value of$50 million or more; or

(iv)	the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or
(v)
the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

(vi)	any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.
(C)
The term “Related Person” shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or of a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

(D)
The term “Continuing Director” shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

(E)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934.
(F)	The term “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:
The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement AA-3

APPENDIX A – AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

(i)	any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock; or
(ii)	any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or
(iii)
any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

(iv)
the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

(G)
A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article Tenth, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

(H)
The term “Voting Stock” shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

(I)	~~4.~~ No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article Tenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
Eleventh: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or modification of the preceding sentence shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or modification. For purposes of this Article Eleventh, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.
AA-4 The Cigna Group 2023 Notice of Annual Meeting of Shareholders and Proxy Statement

World and
North America
6th
Consecutive Year
**DJSI**

Prime
(Industry Leader)
ESG Corporate Rating
**ISS**

AA
ESG Rating
**MSCI**

Platinum Rating
Top 1%
**EcoVadis**

16th
Most JUST Company
JUST Capital and
**CNBC JUST 100**

Low Risk
**Sustainalytics**

B
Climate Change
**CDP**

100
Best Corporate Citizens
**3BL Media**

Best for Vets
**Military Times**

100%
Score
**Disability Equality Index**

100
Corporate Equality
Index Score
**Human Rights Campaign**

24th
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THE CIGNA GROUP
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/CI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02662-P83363-Z84008 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**THE CIGNA GROUP**

**The Board recommends a vote FOR each of the nominees named in Proposal 1 and FOR Proposal 2.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1. | Election of Directors: | | | |
| 1a. | David M. Cordani | ☐ | ☐ | ☐ |
| 1b. | William J. DeLaney | ☐ | ☐ | ☐ |
| 1c. | Eric J. Foss | ☐ | ☐ | ☐ |
| 1d. | Retired Maj. Gen. Elder Granger, M.D. | ☐ | ☐ | ☐ |
| 1e. | Neesha Hathi | ☐ | ☐ | ☐ |
| 1f. | George Kurian | ☐ | ☐ | ☐ |
| 1g. | Kathleen M. Mazzarella | ☐ | ☐ | ☐ |
| 1h. | Mark B. McClellan, M.D., Ph.D. | ☐ | ☐ | ☐ |
| 1i. | Kimberly A. Ross | ☐ | ☐ | ☐ |
| 1j. | Eric C. Wiseman | ☐ | ☐ | ☐ |
| 1k. | Donna F. Zarcone | ☐ | ☐ | ☐ |
| 2. | Advisory approval of The Cigna Group's executive compensation | ☐ | ☐ | ☐ |

**The Board recommends a vote for 1 YEAR on Proposal 3.**

| | | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|---|
| 3. | Advisory approval of the frequency of future advisory votes on executive compensation | ☐ | ☐ | ☐ | ☐ |

**The Board recommends a vote FOR Proposals 4 and 5.**

**The Board recommends a vote AGAINST Proposals 6 and 7.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 6. | Shareholder proposal - Special shareholder meeting improvement | ☐ | ☐ | ☐ |
| 7. | Shareholder proposal - Political contributions report | ☐ | ☐ | ☐ |

Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V02663-P83363-Z84008

## THE CIGNA GROUP
## Annual Meeting of Shareholders
## April 26, 2023 9:30 a.m., Eastern Time
## This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of The Cigna Group hereby appoint(s) Kari Stevens and Geneva Brown, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of The Cigna Group that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., Eastern Time, on April 26, 2023, virtually at www.virtualshareholdermeeting.com/CI2023, and any adjournment or postponement thereof and, in their discretion, to vote such shares upon such other matters as may properly come before such Annual Meeting, with all powers that the undersigned would possess if personally present at the meeting.

If the undersigned has voting rights with respect to shares of The Cigna Group common stock under the The Cigna Group's 401(k) plan, the undersigned hereby directs the trustee of The Cigna Group's 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned’s account under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m., Eastern Time on Thursday, April 20, 2023, the trustee will vote such shares in the manner directed by the Company’s Retirement Plan Committee.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting.**

**Your vote is important. Please validate your vote by signing your proxy card on the reverse side.**